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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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ACTIVISION BLIZZARD, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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3100 Ocean Park Boulevard
Santa Monica, California 90405

April 18, 2011

Notice of 2011 Annual Meeting of Stockholders

Dear Fellow Stockholder:

        You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Activision Blizzard, Inc. The meeting will be held on Thursday, June 2, 2011, beginning at 9:00 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405.

        Information about the meeting and the matters on which stockholders will act is included in the accompanying proxy statement.

        The purposes of this year's annual meeting are to:

          1.     elect eleven directors for a one-year term;

          2.     hold a stockholder advisory vote on our executive compensation; and

          3.     hold a stockholder advisory vote on the frequency of future advisory votes on our executive compensation.

        The Activision Blizzard, Inc. Board of Directors has fixed April 5, 2011 as the record date for determining the stockholders entitled to receive notice of, and to vote at, the annual meeting.

        It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the meeting, you are urged to promptly vote your shares by proxy. You may vote your shares by proxy by following the instructions under the heading "Procedural Matters" in the proxy statement. If you are able to attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

        Thank you for your continued support of Activision Blizzard.

Sincerely,

Robert A. Kotick President and Chief Executive Officer

** Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on Thursday, June 2, 2011 **

The proxy statement and our 2010 annual report to stockholders are each available at: http://www.cstproxy.com/activision/2011

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011

GENERAL

        This proxy statement is furnished in connection with the solicitation by the Board of Directors ("Board") of Activision Blizzard, Inc., a Delaware corporation, of proxies from holders of our issued and outstanding shares of common stock, par value $0.000001 per share ("Common Stock"). The proxies being solicited will be used at the annual meeting of our stockholders to be held on Thursday, June 2, 2011, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California 90405, at 9:00 a.m., Pacific Daylight Time, and at any adjournment or postponement of the meeting (the "Annual Meeting"). We will be mailing a notice regarding the Internet availability of these proxy materials (containing instructions on how to access the proxy materials and vote shares through the Internet) to stockholders on or prior to April 21, 2011.

        All references to the "Company," "we," "us," "our," and "Activision Blizzard" in this proxy statement mean Activision Blizzard, Inc.

PROCEDURAL MATTERS

Record Date, Quorum and List of the Stockholders Entitled to Vote

        Only stockholders of record at the close of business on April 5, 2011 are entitled to notice of, and to vote at, the Annual Meeting. There were 1,151,335,772 shares of our Common Stock outstanding and entitled to vote on the record date. Each such share of our Common Stock is entitled to one vote on each matter presented for action at the Annual Meeting. A majority of the outstanding shares of our Common Stock entitled to vote at the meeting must be present in person or by proxy at the Annual Meeting in order for a quorum to be present. Proxies representing abstentions will be included for purposes of determining whether a quorum is present at the Annual Meeting, but proxies representing "broker non-votes" will not be included. A "broker non-vote" occurs when a broker, bank or other nominee who holds shares for a beneficial owner to be represented at a meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        A list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Annual Meeting and during ordinary business hours at our offices at 3100 Ocean Park Blvd., Santa Monica, California 90405 for the 10 days prior to the Annual Meeting.

Required Votes

        In the election of directors (proposal 1), you may vote "for" or "against," or "abstain" from voting with respect to, each nominee. Similarly, you may vote "for" or "against," or "abstain" from voting with respect to, the advisory approval of the Company's executive compensation, as disclosed in this proxy statement (proposal 2). With respect to the advisory vote on the frequency of future advisory votes on the Company's executive compensation (proposal 3), you may vote to have such an advisory vote "every year", "every two years" or "every three years", or you may "abstain" from voting with respect to the proposal.

        Election of any nominee as a director (proposal 1), approval of proposal 2 and approval of proposal 3 each require the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, shares not present and broker non-votes will not have any effect on the voting outcome with respect to the election of directors, proposal 2 or proposal 3. Shares present but not voted for one or any of the proposals (either because of an express abstention or because the vote is otherwise not cast) will have the same effect as a vote "against" a director nominee, proposal 2 or proposal 3, as the case may be.

        Because the election of directors (proposal 1) and the approval of proposals 2 and 3 are each a "non-routine" proposal, if you hold your shares in street name and do not give your broker, bank or other nominee instructions as to how to vote your shares with respect to the proposal, your broker, bank or other nominee will not have authority to vote your shares, resulting in a broker non-vote with respect to that proposal. Broker non-votes will not count as voted on the proposal, or as present or represented at the meeting, and so will have no effect on the vote.

        Stockholders have no dissenters' rights or rights of appraisal under Delaware law or our Certificate of Incorporation or Bylaws in connection with the election of directors (proposal 1) or proposals 2 or 3.

Proxies

        Whether or not you are able to attend the Annual Meeting, you are urged to vote your shares by proxy. Stockholders of record may vote online at www.cstproxyvote.com, by calling (866) 894-0537 or, if they receive a copy of this proxy statement by mail, by completing and mailing the proxy card enclosed with that proxy statement. If you are a stockholder of record and you vote online or by telephone, your vote must be received by 4:00 p.m., Pacific Daylight Time, on June 1, 2011. If you are a stockholder of record and you choose to vote by mail, your vote will be counted so long as it is received prior to the closing of the polls at the meeting, but we urge you to complete, sign, date and return the proxy card as soon as possible. If you hold shares in street name through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares.

        The shares of our Common Stock represented by all valid proxies we receive prior to the Annual Meeting that are not properly revoked prior to being voted at the Annual Meeting will be voted at the Annual Meeting as directed. If no directions are specified, those proxies will be voted FOR each of the director nominees named in this proxy statement (proposal 1), FOR the advisory approval of the Company's executive compensation, as disclosed in this proxy statement (proposal 2), and for the frequency of future advisory votes on the Company's executive compensation to be once every YEAR (proposal 3). Any stockholder may revoke or change that stockholder's proxy at any time before the proxy is voted at the Annual Meeting by (1) sending a written notice of revocation of the proxy to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405, (2) properly delivering a subsequently dated proxy or (3) voting in person at the Annual Meeting.

Attending and Voting in Person at the Annual Meeting

        You should be prepared to present a valid form of photo identification, such as a driver's license, state-issued ID card or passport, to gain admittance to the Annual Meeting. In addition, if you are a stockholder of record, your ownership as of the record date will be verified by reference to our records prior to admittance into the Annual Meeting. If you hold shares in street name through a broker, bank or other nominee, you must provide proof of beneficial ownership as of the record date, such as a brokerage account statement or similar evidence of ownership. If you do not provide valid photo identification and otherwise comply with the procedures outlined above, you may not be admitted to the Annual Meeting. Directions to the Annual Meeting can be obtained by contacting our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com.

        Stockholders of record who wish to vote in person at the Annual Meeting must request a ballot at the meeting. Street-name holders who wish to vote in person at the Annual Meeting will need to obtain a proxy from the broker, bank or other nominee that is the record holder of their shares.

Costs of Proxy Solicitation

        We will bear the entire cost of this proxy solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card, the notice regarding the Internet availability of proxy materials and any additional solicitation materials we send to stockholders. We may reimburse brokerage firms and other persons representing beneficial owners of our Common Stock for their expenses in forwarding the proxy materials to those beneficial owners. In addition, proxies may be solicited, personally or by telephone, by our directors, officers and regular employees without additional compensation.

 PROPOSAL 1—
ELECTION OF DIRECTORS

General

        On July 9, 2008, a business combination (the "Combination") by and among Activision, Inc., Sego Merger Corporation, a wholly owned subsidiary of Activision, Inc., Vivendi S.A. ("Vivendi"), VGAC LLC, a wholly owned subsidiary of Vivendi ("VGAC"), and Vivendi Games, Inc. ("Vivendi Games"), a wholly owned subsidiary of VGAC, was consummated.

        Pursuant to our Bylaws, our Board is comprised of eleven members, consisting of six Vivendi directors (the "Vivendi Directors"), two executive directors (the "Executive Directors") and three independent directors (the "Independent Directors"). Three subcommittees of our Nominating and Corporate Governance Committee select nominees for the three categories of directors, as follows:

  •
  the Vivendi Nominating Committee selects the Vivendi Director nominees—Messrs. Capron, Crépin, Grainge, Lévy, Roussel and Turrini are the six Vivendi Director nominees for election at the Annual Meeting;

  •
  the Executive Nominating Committee selects the Executive Director nominees—Messrs. Kelly and Kotick are the two Executive Director nominees for election at the Annual Meeting; and

  •
  the Independent Nominating Committee selects the Independent Director nominees, each of whom must be "independent" under the NASDAQ Marketplace Rules—Messrs. Corti, Morgado and Sarnoff are the three Independent Director nominees for election at the Annual Meeting.

The process undertaken by our Nominating and Corporate Governance Committee (through the three subcommittees identified above) in selecting qualified director candidates is described below under "Corporate Governance Matters—Director Qualifications".

        Stockholders will elect eleven directors at the Annual Meeting. Those elected will serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal. Except where otherwise instructed, proxies solicited by this proxy statement will be voted for the election of each nominee. However, if any nominee becomes unable to stand for election as a director at the Annual Meeting, the proxy may be voted for a substitute designated in accordance with our Bylaws.

        Pursuant to our Bylaws and an investor agreement among Vivendi, VGAC, Vivendi Games and us, VGAC, which holds a majority of the outstanding shares of our Common Stock, has agreed to vote its shares in a manner that ensures that all of the nominees are elected. For more information about the composition of our Board, the nominating subcommittees, our Bylaws and the investor agreement, see "Corporate Governance" and "Certain Relationships and Related Transactions" below.

Nominees

        The following table sets forth the names of the nominees and certain information about them (including their terms of service) as of April 18, 2011. Each of the nominees currently serves as a director of Activision Blizzard. Each has consented to be named in this proxy statement and has agreed to continue to serve as a director if elected at the Annual Meeting.

Name of Nominee	Age	Principal Occupation	Director Since
Philippe G. H. Capron	52	Chief Financial Officer of Vivendi	2008
Robert J. Corti	61	Chairman of the Board of Avon Products Foundation	2003
Frédéric R. Crépin	41	Senior Vice President and Head of the Legal Department of Vivendi	2008
Lucian Grainge	51	Chairman and Chief Executive Officer of Universal Music Group	2011
Brian G. Kelly	48	Co-Chairman of the Board of Activision Blizzard	1995
Robert A. Kotick	48	President and Chief Executive Officer of Activision Blizzard	1991
Jean-Bernard Lévy	56	Chairman of the Management Board and Chief Executive Officer of Vivendi	2008
Robert J. Morgado	68	Chairman of Maroley Media Group	1997
Stéphane Roussel	49	Senior Executive Vice President, Human Resources of Vivendi	2009
Richard Sarnoff	52	Senior Advisor to Kohlberg Kravis Roberts & Co.	2005
Régis Turrini	52	Senior Executive Vice President, Strategy and Development of Vivendi	2009

For information regarding each nominee's current Board committee membership, please see "Corporate Governance Matters—Board of Directors and Committees—Board Committees" below.

Biographies of Director Nominees

        All of our directors bring to our Board a wealth of leadership and management experience, including board experience and experience derived from their service as executives of large public companies. Certain of the individual qualifications and skills of each of our directors that we believe contribute to the Board's effectiveness and success are described in such director's biography below.

        Mr. Capron became a director of Activision Blizzard in July 2008 in connection with the Combination. He has served as the chief financial officer and as a member of the management board of Vivendi, a global communications and entertainment company, since April 2007. He joined Vivendi as an executive vice president in January 2007. From 2006 until 2007, Mr. Capron served as the executive vice president of finance and as a member of the management board of the Arcelor Group, a steel manufacturer (now part of Arcelor Mittal), and, from 2002 until 2006, Mr. Capron was an executive vice president of Arcelor. Mr. Capron is a member of the supervisory boards of each of Canal+ Group, a film and television studio and distributor controlled by Vivendi, Canal+ France, a French premium pay television channel controlled by Vivendi, Maroc Telecom, a Moroccan telecommunications provider and a subsidiary of Vivendi, and Group Virbac, a French veterinarian pharmaceutical company, and is a director of each of SFR, a French mobile phone company controlled by Vivendi, GVT Holdings, a Brazilian telecommunications and Internet solutions provider controlled by Vivendi, and Tinubu Square, a French provider of credit risk management solutions. In addition, he served on the board of directors of NBC Universal, a media and entertainment company in which

Vivendi then had a minority investment, from 2008 until January 2011. Mr. Capron is a graduate of the École des Hautes Études Commerciales, the Institut d'Études Politiques de Paris and the École Nationale d'Administration.

        Mr. Capron's qualifications for election to our Board include his ability to provide the perspective of an active chief financial officer, drawing on his extensive experience in financial leadership roles at large international corporations with worldwide operations. He also brings to the Company strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service on a variety of supervisory boards in these industries, as described above.

        Mr. Corti has been a director of Activision Blizzard since December 2003 and serves as the chairperson of our Audit Committee. Mr. Corti has more than 25 years of experience at Avon Products, a global manufacturer and marketer of beauty and related products. Mr. Corti joined Avon Products' tax department as a tax associate in 1976 and held positions of increasing responsibility in the company's finance department throughout his tenure there. Most recently, Mr. Corti served as an executive vice president and the chief financial officer of Avon Products from 1998 until he retired from the chief financial officer role in November 2005 and as an executive vice president in March 2006. Mr. Corti has served on the board of directors of Bacardi Limited, a wine and spirits group, since June 2006, and on the board of directors of ING Direct, a U.S. subsidiary of ING Groep, a Dutch insurance conglomerate, since January 2008. Mr. Corti also serves as the chairman of the board of directors of the Avon Products Foundation. Mr. Corti holds a B.A. degree in Accounting from Queens College and an M.B.A. degree in Taxation from St. John's University. Mr. Corti is also a certified public accountant.

        Mr. Corti's qualifications for election to our Board include his financial expertise, and his wealth of accounting and tax experience, gleaned in part from his long tenure in Avon's finance department. Having served Avon for more than 25 years and worked his way up to increasingly senior roles within that organization, Mr. Corti offers the unique perspective of having helped to guide a large public company with international operations through the changing economic and competitive landscape of the last two and a half decades. Mr. Corti serves on our Audit Committee, and he qualifies as an audit committee financial expert (as defined in the applicable rules of the SEC) and is financially sophisticated within the meaning of the NASDAQ Marketplace Rules.

        Mr. Crépin became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as the chairperson of our Nominating and Corporate Governance Committee. He has served as a senior vice president and as the head of the Legal Department of Vivendi since August 2005. Mr. Crépin joined Vivendi's office of the general counsel and legal department in July 2000. Prior to joining Vivendi, Mr. Crépin served as an associate at several law firms in both Paris and New York and is a member of both the Paris and the New York bars. He is a graduate of the Institut d'Études Politiques de Paris, holds an L.L.M. degree from New York University School of Law, a Masters Degree in European business law from the Université Paris II Panthéon Assas and a Masters Degree in employment and labor law from the Université Paris X Nanterre.

        Mr. Crépin's qualifications for election to our Board include his ability to offer the perspective of a practicing attorney and his experience as the head of Vivendi's legal department, with responsibility for overseeing a large team of lawyers responsible for advising Vivendi on the wide range of legal issues that arise in the course of operating a large, international public company. Drawing on this experience, Mr. Crépin brings to our Board a wealth of practical, problem-solving skills and extensive knowledge of the legal and regulatory frameworks in which large, international public companies operate.

        Mr. Grainge has been a director of Activision Blizzard since March 2011. He has served on Vivendi's management board since April 2010. Mr. Grainge is currently the chairman and chief executive officer of Universal Music Group, a music company that is comprised of recorded music and music publishing businesses and is a subsidiary of Vivendi, positions he has held since March 2011 and January 2011, respectively. Prior to that, Mr. Grainge held positions of increasing responsibility within the Universal Music Group organization, including serving as the chairman and chief executive officer of Universal Music UK from 2001 until 2005 and as the chairman and chief executive officer of Universal Music Group International from 2005 until February 2010.

        Mr. Grainge's qualifications for election to our Board include his ability to provide the perspective of an active chief executive officer of a large entertainment company with worldwide operations. He also brings to the Company strong leadership skills and extensive knowledge of the entertainment markets, each honed over the life of his service at Universal Music Group.

        Mr. Kelly has held various positions of responsibility with Activision Blizzard since 1991, including serving as a director of Activision Blizzard since July 1995 and the co-chairman of our Board since October 1998. Mr. Kelly holds a B.A. degree in Accounting from Rutgers University and a J.D. degree from Fordham University School of Law.

        Mr. Kelly's qualifications for election to our Board include his dedication to the Company, as evidenced by his service as an executive of the Company from 1991 until the Combination and as a director for more than a decade and the depth of institutional knowledge and understanding he possesses by virtue of that service. During that time, he has demonstrated his superior leadership skills, his devotion to the Company and his commitment to helping to ensure our ongoing success.

        Mr. Kotick has been a director of Activision Blizzard since February 1991 and was our chairman and chief executive officer from February 1991 until July 2008, when he became our president and chief executive officer in connection with the Combination. Mr. Kotick is also a member of the board of trustees for The Center for Early Education and is chairman of the committee of trustees at the Los Angeles County Museum of Art. In addition, he served on the board of directors of Yahoo!, Inc., an Internet content and service provider, from 2003 until 2008.

        Mr. Kotick's qualifications for election to our Board include his devotion to the Company, which he has demonstrated during his two decades of service to us, including as our president, chief executive officer and chairman of our Board. As a result, he possesses a depth of institutional knowledge and understanding of our organization, as well as practical experience in a chief executive officer role. Mr. Kotick also brings to the Company his perspective as a Board member at a variety of other organizations and his experience in helping those organizations achieve their diverse goals and overcome a widely varying range of challenges through changing economic and social times.

        Mr. Lévy became a director of Activision Blizzard in July 2008 in connection with the Combination and serves as chairman of our Board and the chairperson of our Compensation Committee. He has served as the chairman of the management board and the chief executive officer of Vivendi since April 2005 and was the chief operating officer of Vivendi from August 2002 until April 2005. Mr. Lévy currently serves as the vice-chairman of the supervisory board of Maroc Telecom, and as the chairman of the supervisory board of each of Canal+ France and Viroxis, a French pharmaceutical and biotechnology company. Mr. Lévy is also a member of the supervisory board of Canal+ Group and is a director of each of SFR, GVT Holdings, Société Générale, a French-based banking group, VINCI, a French integrated concessions and construction group, French Europlace, an entity which promotes Paris as a financial centre, Institut Telecom, a public administrative institution whose mission lies in higher education, research and continuing training in the field of information and communication science and technology, and l'Institut Pasteur, a private foundation dedicated to the prevention and treatment of diseases. In addition, Mr. Lévy served on the board of directors of NBC Universal from 2004 until January 2011. Mr. Lévy also previously served as the chairman and the chief executive officer of each of VU Net and VTI and as a director of each of UGC, Cegetel, Oddo Pinatton Group and HCA. Mr. Lévy has degrees from the École Polytechnique and the École Nationale Supérieure des Télécommunications.

        Mr. Levy's qualifications for election to our Board include his ability to provide the perspective of an active chief executive officer, drawing on his extensive experience in that role and other senior executive roles at large international corporations with worldwide operations. He also brings to the Company strong leadership skills and knowledge of visual media, communications and entertainment markets, gained in part through his years of service as a director and on supervisory boards at a variety of global companies in these industries, as described above.

        Mr. Morgado has been a director of Activision Blizzard since February 1997. Mr. Morgado is chairman of Maroley Media Group, a media entertainment investment company he established in 1995. He previously served as the chairman and the chief executive officer of the Warner Music Group, a music content company comprised of recorded music and music publishing businesses, from 1985 to 1995. Mr. Morgado serves on the board of directors of the Maui Arts & Cultural Center and the New Milford Hospital in Connecticut. He is also a member of the board of managers of Nest Top, the controlling shareholder of Nest Family and Nest Learning Systems, a children's entertainment company, and Kaanapali Kai, a real estate investment company. Mr. Morgado holds a B.A. degree in History and Philosophy from Chaminade University of Honolulu and an M.P.A. degree from The State University of New York.

        Mr. Morgado's qualifications for election to our Board include his extensive experience as a chief executive officer and a director at a variety of media and entertainment companies and his perspective as the creator and chairman of a media entertainment investment company, the Maroley Media Group, which has been in existence for 15 years. Mr. Morgado serves on our Audit Committee and qualifies as financially literate as required under the NASDAQ Marketplace Rules.

        Mr. Roussel has been a director of Activision Blizzard since June 2009. He has served as the senior executive vice president of human resources of Vivendi since May 2009. From July 2004 until March 2009, when he became an executive vice president of Vivendi, he served as the executive vice president of human resources of SFR. Prior to joining SFR, Mr. Roussel held various positions in the human resources departments of Xerox, a document management company, and the Carrefour Group, a global distribution group. He has a degree from the École des Psychologues Practiciens.

        Mr. Roussel's qualifications for election to our Board include his ability to provide the perspective of a senior executive human resources professional who has served in that role for a variety of large, international public companies. Mr. Roussel brings to the Company an intimate knowledge of the varying needs of companies, particularly with respect to employee relations and compensation matters, and a demonstrated ability to help lead companies and their workforces through ever-changing conditions in the macroeconomic environment and within the dynamic markets in which our business operates.

        Mr. Sarnoff has been a director of Activision Blizzard since August 2005. He has served as a senior advisor to Kohlberg Kravis Roberts & Co., a private equity firm, since January 2011. Previously, he was employed by Bertelsmann AG, a diversified media and services company, where he served as the co-chairman of Bertelsmann, Inc. and the president of Bertelsmann Digital Media Investments from 2008 until January 2011. Prior to those roles, Mr. Sarnoff served as an executive vice president and the chief financial officer of Random House, Inc., a general trade book publisher and a subsidiary of Bertelsmann. Mr. Sarnoff also served as a member of the supervisory board of Bertelsmann AG from 2002 to 2008; as a member of the board of directors of the Princeton Review, an educational preparation company, from 2000 to 2009; and as a member of the board of directors of Audible, Inc., a provider of spoken audio entertainment, information and educational programming, from 2001 to 2008. During the period from 2005 to 2009, he was also the vice-chairman and, then, the chairman of the board of the American Association of Publishers. Mr. Sarnoff currently serves on the board of directors of Amdocs, Inc., a provider of software and services to the telecommunications industry, BMG Rights Management, LLC, a music rights management company and joint venture between KKR and Bertelsmann, and Weld North, LLC, an investment affiliate of KKR. Mr. Sarnoff holds a B.A. degree in Art History from Princeton University and an M.B.A. degree from Harvard Business School.

        Mr. Sarnoff's qualifications for election to our Board include his experience serving as a chief financial officer and in a variety of other senior leadership roles both in and outside of the media, entertainment and digital technology industries. He also brings to the Company strong leadership skills and business acumen, gained in part through his years of service on the boards of large, international public companies competing in diverse markets. Mr. Sarnoff serves on our Audit Committee and qualifies as financially literate as required under the NASDAQ Marketplace Rules.

        Mr. Turrini has been a director of Activision Blizzard since June 2009. He has served as the senior executive vice president of strategy and development of Vivendi since January 2008 and was the executive vice president of mergers and acquisitions of Vivendi from January 2003 until January 2008. Mr. Turrini has also served as the chairman and the chief executive officer of Vivendi Telecom International, an international telecommunications provider and a subsidiary of Vivendi, since January 2008, and as the chairman of Wengo, a French voice over internet protocol (VOIP) service provider and a subsidiary of Vivendi, since March 2009. In addition, Mr. Turrini currently serves as a member of the supervisory board of each of Maroc Telecom and Canal+ France, and is a director of GVT Holdings. Prior to joining Vivendi, Mr. Turrini served as a judge in the French administrative judicial system, was an associate at two law firms in Paris and was a managing partner of the investment bank Arjil & Company. He is a member of the Paris bar. He has degrees from the Institut d'Études Politiques de Paris and the École Nationale d'Administration.

        Mr. Turrini's qualifications for election to our Board include his ability to contribute his perspective on how we can grow and expand our business, as well as his perspective on our strategy within the broader markets in which we compete, developed in part through his experience as senior executive vice president of strategy and development and executive vice president of mergers and acquisitions of Vivendi, as noted above. Further, his experience as a chief executive officer and service as a board member of companies in the communications and entertainment industries demonstrate his strong leadership skills and knowledge of the entertainment industry.

Required Vote and Board Recommendation

        Each director is elected by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. At the Annual Meeting, VGAC is expected to vote its shares FOR the election of each nominee for director in accordance with the investor agreement among Vivendi, VGAC, Vivendi Games and us.

The Board recommends that you vote FOR the election
of each nominee for director.

PROPOSAL 2—
ADVISORY VOTE ON THE COMPANY'S EXECUTIVE COMPENSATION

General

        Our stockholders are being provided the opportunity to cast a non-binding, advisory vote (commonly known as a "say on pay") on the compensation of the executive officers named in the "Summary Compensation Table" below (collectively, the "named executive officers"). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies and practices described in this proxy statement, through consideration of the following non-binding advisory resolution:

      "Resolved, that the stockholders advise that they approve the compensation of the Company's named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related narrative discussion."

Please see "Executive Compensation" for the Compensation Discussion and Analysis and the compensation tables and related narrative discussion relating to compensation paid to our named executive officers.

Required Vote and Board Recommendation

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of proposal 2. While our Board and its Compensation Committee will carefully consider the outcome of the vote expressed by our stockholders when making future executive compensation decisions, the vote will not be binding upon them.

The Board recommends that you vote FOR the approval of the Company's executive compensation, as disclosed in this proxy statement.

 PROPOSAL 3—
ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

General

        Our stockholders are being provided the opportunity to cast a non-binding, advisory vote on how often we should include an advisory vote on our executive compensation (or "say on pay") in our proxy materials for future annual meetings of our stockholders or any other meetings of our stockholders at which directors are elected. After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and, therefore, recommends that you vote for the choice of "every year" for future advisory votes on our executive compensation. You are not, however, voting for or against our Board's recommendation (and may, instead, vote to hold such an advisory vote every year, every two years or every three years, or may abstain from voting).

        We believe that an annual advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company's practice of having all directors elected annually) and our executive compensation philosophy, policies and practices. However, shareholders should note that, because the advisory vote on executive compensation occurs well after the beginning of the compensation year and because we have multi-year employment agreements with each of our executive officers which specify many of the elements of their compensation, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year's advisory vote on executive compensation by the time of the following year's annual meeting of shareholders.

Required Vote and Board Recommendation

        Any choice which receives the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be considered to have been approved for the purpose of proposal 3. While our Board and its Compensation Committee will carefully consider the outcome of the vote expressed by our stockholders when determining the frequency of future advisory stockholder votes on executive compensation, the vote will not be binding upon them.

The Board recommends that you vote to hold an advisory vote to approve the compensation paid to the Company's named executive officers once every YEAR.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information, as of December 31, 2010, with respect to shares of our Common Stock that may be issued under our existing equity compensation plans.

Plan Category	Number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders:
Activision, Inc. 1998 Incentive Plan, as amended	14,000	$3.37	—	(3)
Activision, Inc. 2001 Incentive Plan, as amended	1,373,024	$5.65	—	(3)
Activision, Inc. 2002 Executive Incentive Plan, as amended	680,744	$3.77	—	(3)
Activision, Inc. 2003 Incentive Plan, as amended	19,018,591	$7.87	—	(3)
Activision, Inc. 2007 Incentive Plan	16,149,639	$14.69	—	(3)
Activision Blizzard, Inc. 2008 Incentive Plan, as amended	33,500,243	$11.47	59,822,175	(4)

All stockholder approved plans	70,736,241	$10.86	59,822,175

Equity compensation plans not approved by stockholders:
Activision, Inc. 1999 Incentive Plan, as amended(5)	352,000	$5.51	—	(3)
Activision, Inc. 2002 Incentive Plan, as amended(6)	3,358,457	$4.38	—	(3)
Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended(7)	181,664	$4.51	—	(3)

All non-stockholder approved plans	3,892,121	$4.49	—

Total	74,628,362	$10.46	59,822,175

(1)
Reflects options to purchase shares of our Common Stock and, in the case of the 2003 Plan, the 2007 Plan and the 2008 Plan, 7,706 restricted share units, 1,586,143 restricted share units and 11,860,116 restricted share units, respectively, each reflecting the right to receive a share of our Common Stock.

(2)
As there is no exercise price for restricted share units, the values in this column represent the weighted average exercise price of any outstanding options under the relevant plan.

(3)
Upon adoption of the 2008 Plan, pursuant to the terms thereof, we ceased making awards under each of the following plans (collectively referred to herein as the "Rolled Up Plans"): the Activision, Inc. 1998 Incentive Plan, as amended; the Activision, Inc. 2001 Incentive Plan, as amended; the Activision, Inc. 2002 Executive Incentive Plan, as amended; the Activision, Inc. 2003 Incentive Plan, as amended; the Activision, Inc. 2007 Incentive Plan; the Activision, Inc. 1999 Incentive Plan, as amended (the "1999 Plan"); the Activision, Inc. 2002 Incentive Plan, as amended (the "2002 Plan"); and the Activision, Inc. 2002 Studio Employee Retention Incentive Plan, as amended (the "2002 Studio Plan"), although each of the Rolled Up Plans remains in effect and continues to govern outstanding awards thereunder.

(4)
The number of shares reserved for issuance under the 2008 Plan may be increased from time to time by: (X) the number of shares relating to awards outstanding under any Rolled Up Plan that: (a) expire, or are forfeited, terminated or cancelled, without the issuance of shares; (b) are settled in cash in lieu of shares; or (c) are exchanged, prior to the issuance of shares of our Common Stock, for awards not involving our Common Stock; and (Y) if the exercise price of any option outstanding under any Rolled Up Plan is, or the tax withholding requirements with respect to any award outstanding under any Rolled Up Plan are, satisfied by withholding shares otherwise then deliverable in respect of the award or the actual or constructive transfer to the Company of shares already owned, the number of shares equal to the withheld or transferred shares.

(5)
On April 26, 1999, our Board approved the 1999 Plan. The 1999 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity based awards to our or any of our subsidiaries' directors, officers, key employees, consultants, representatives and other agents, but only non-qualified stock options have been granted thereunder. All options granted under the 1999 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 1999 Plan expired on May 31, 2009; however, we ceased making awards under the 1999 Plan upon adoption of the 2007 Plan.

(6)
On April 4, 2002, our Board approved the 2002 Plan. The 2002 Plan permitted the granting of non-qualified stock options, ISOs, SARs, restricted stock awards, deferred share awards and other equity based awards to our or any of our subsidiaries' or affiliates' officers (other than executive officers), employees, consultants and advisors, but only non-qualified stock options have been granted thereunder. All options granted under the 2002 Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Plan expires on April 3, 2012; however, we ceased making awards under the 2002 Plan upon adoption of the 2007 Plan.

(7)
On December 16, 2002, our Board approved the 2002 Studio Plan. The 2002 Studio Plan permitted the granting of non-qualified stock options and restricted stock awards to our or our subsidiaries' and affiliates' key studio employees (other than executive officers and directors), but only non-qualified stock options have been granted thereunder. All options granted under the 2002 Studio Plan have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant and a term of 10 years and they generally vest on a pro rata basis over a specified period of time or vest in their entirety on an anniversary of the date of grant (subject to possible earlier vesting if certain performance objectives are satisfied). The 2002 Studio Plan expires on December 18, 2012; however, we ceased making awards under the 2002 Studio Plan upon adoption of the 2007 Plan.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, OFFICERS AND DIRECTORS

        The following table sets forth information, as of April 1, 2011, with respect to the beneficial ownership of our Common Stock by (1) our named executive officers, (2) each director and each nominee for election as director, (3) all current executive officers and directors as a group, and (4) each stockholder (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that we know to be the beneficial owner of more than 5% of our Common Stock. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

	Shares of Activision Blizzard Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	7,000		—		7,000	*
Robert J. Corti	54,000	(3)	143,084	(4)	197,084	*
Frédéric R. Crépin	7,000		—		7,000	*
Lucian Grainge	—		—		—	—
Eric Hirshberg	—		—		—	—
Brian G. Kelly	1,403,758	(5)	1,843,213	(6)	3,246,971	*
Robert A. Kotick	4,224,409	(7)	3,091,148	(8)	7,315,557	*
Jean-Bernard Lévy	7,000		—		7,000	*
Robert J. Morgado	161,332		374,196	(9)	535,528	*
Michael Morhaime	—		406,667	(10)	406,667	*
George Rose	19,889		906,668	(10)	926,557	*
Stéphane Roussel	7,000		—		7,000	*
Richard Sarnoff	52,000		223,084	(11)	275,084	*
Thomas Tippl(12)	537,935	(13)	1,722,362	(10)	2,260,297	*
Régis Turrini	7,000		—		7,000	*
All current directors and executive officers as a group (18 persons)	6,569,640	(14)	9,525,422	(15)	16,095,062	1.38%
VGAC(16)	718,643,890		—		718,643,890	62.35

*
Less than 1%.

(1)
Consists of shares of our Common Stock that may be acquired upon (a) the exercise of stock options to purchase shares of our Common Stock that are exercisable on or within 60 days of April 1, 2011 (i.e., May 31, 2011) and (b) the vesting of restricted share units reflecting the right to receive shares of our Common Stock that vest, or the settlement of vested restricted share units that settle, within 60 days of April 1, 2011 (i.e., May 31, 2011).

(2)
The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2011 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,152,678,077, the total number of shares of our Common Stock outstanding on that date (including 2,885,065 restricted shares of our Common Stock, all of which were issued and outstanding but subject to forfeiture on that date) and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Consists of shares held jointly by Mr. Corti and his spouse, who share voting and investment power with respect to such shares.

(4)
Consists of (a) options to purchase 134,834 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(5)
Consists of (a) 727,274 shares held by a Delaware limited partnership, 99% of the interests of which are held by a grantor retained annuity trust of which Mr. Kelly is the annuitant beneficiary and his wife, Joelle Kelly, is the trustee, and 1% of the interests of which are held by a Delaware limited liability corporation which serves as the general partner of the limited partnership, (b) 666,884 shares held by the Brian & Joelle Kelly Family Foundation, a charitable foundation of which

  Mr. Kelly is a trustee, as to which Mr. Kelly disclaims beneficial ownership, and (c) 9,600 shares held in UTMA accounts for the benefit of Mr. Kotick's minor children, of which Mr. Kelly is the custodian, as to which Mr. Kelly disclaims beneficial ownership.

(6)
Consists of (a) 1,829,032 options to purchase shares of our Common Stock held by Mr. Kelly and (b) 14,181 options to purchase shares of our Common Stock held in the 45121I Trust, a trust for the benefit of Mr. Kotick's minor children, of which Mr. Kelly is trustee, as to which Mr. Kelly disclaims beneficial ownership.

(7)
Consists of (a) 643,011 shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary, (b) 2,500,000 restricted shares of our Common Stock with vesting tied to performance that were granted to Mr. Kotick on July 9, 2008 in connection with his employment agreement, (c) 1,076,598 shares held in the 1011 Foundation, Inc. a charitable foundation of which Mr. Kotick is the President, as to which Mr. Kotick disclaims beneficial ownership, and (d) 4,800 shares held in a UTMA account for the benefit of Mr. Kotick's minor relative, of which Mr. Kotick is the custodian, as to which Mr. Kotick disclaims beneficial ownership.

(8)
Consists of options to purchase shares of our Common Stock held in the 10122B Trust, of which Mr. Kotick is the trustee and the sole beneficiary.

(9)
Consists of (a) options to purchase 365,946 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(10)
Consists of options to purchase shares of our Common Stock.

(11)
Consists of (a) options to purchase 214,834 shares of our Common Stock and (b) 8,250 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(12)
Consists of equity held by the Thomas and Laura Tippl Family Trust. Thomas and Laura Tippl are co-trustees of such trust and share voting and investment power with respect thereto.

(13)
Includes 258,750 restricted shares of our Common Stock (168,750 of which shares have vesting tied to performance).

(14)
Includes shares of our Common Stock held indirectly by such individuals as described in certain footnotes above.

(15)
Includes (a) options to purchase 9,500,672 shares of our Common Stock and (b) 24,750 restricted share units, each representing the conditional right to receive one share of our Common Stock.

(16)
VGAC is a wholly owned subsidiary of Vivendi. The address for both VGAC and Vivendi is 42, avenue de Friedland, 75380 Paris Cedex 08, France.

        The following table sets forth information, as of April 1, 2011, with respect to the beneficial ownership of shares of Vivendi by (1) each of our named executive officers, (2) each director and each nominee for election as a director of Activision Blizzard, and (3) all current executive officers and directors of Activision Blizzard, as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by such stockholder.

	Shares of Vivendi Beneficially Owned
Beneficial Owner	Shares Owned		Right to Acquire(1)		Total Shares Owned plus Right to Acquire	Percent of Outstanding Shares(2)
Philippe G.H. Capron	40,451	(3)	338,488	(4)	378,939	*
Robert J. Corti	—		—		—	—
Frédéric R. Crépin	6,683	(5)	187,303	(6)	193,986	*
Lucian Grainge	10,000		5,738	(7)	15,738	*
Eric Hirshberg	—		—		—	—
Brian G. Kelly	—		—		—	—
Robert A. Kotick	—		—		—	—
Jean-Bernard Lévy	271,402	(8)	2,610,463	(9)	2,881,865	*
Robert J. Morgado	—		—		—	—
Michael Morhaime	—		—		—	*
George Rose	—		—		—	*
Stéphane Roussel	14,693	(10)	268,975	(11)	283,668	*
Richard Sarnoff	—		—		—	—
Thomas Tippl	—		—		—	—
Régis Turrini	20,161	(12)	418,129	(13)	438,290	*
All current directors and executive officers as a group (18 persons)	363,390		3,829,096	(14)	4,192,486	*

*
Less than 1%.

(1)
Consists of (a) shares of Vivendi common stock that may be acquired upon (x) the exercise of stock options to purchase shares of Vivendi common stock that are exercisable on or within 60 days of April 1, 2011 (i.e., May 31, 2011) or (y) the vesting and settlement of restricted share units reflecting the right to receive shares of Vivendi common stock that vest within 60 days of April 1, 2011 (i.e., May 31, 2011), and (b) shares held in the Vivendi Group Savings Plan, which are restricted and may not be withdrawn from the plan except in limited circumstances as determined under French law. For purposes of this table, the number of shares (rounded to the nearest whole share) attributable to the Vivendi Group Savings Plan is equal to (a) the person's outstanding balance under the plan as of April 1, 2011, divided by (b) €20.52 per share, which is the closing price of Vivendi's common stock as reported on the NYSE Euronext market on April 1, 2011.

(2)
The percent of outstanding shares was calculated by dividing the number of shares of our Common Stock beneficially owned by each beneficial owner or group of beneficial owners as of April 1, 2011 (including the number of shares that each beneficial owner or group of beneficial owners had the right to acquire within 60 days of that date) by the sum of (a) 1,237,337,108, the total number of shares of record of Vivendi that were issued and outstanding on that date and (b) the number of shares that may be acquired by such beneficial owner or group of beneficial owners within 60 days of that date.

(3)
Includes (a) 9,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011 and (b) 13,334 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012.

(4)
Consists of (a) options to purchase 292,500 shares of Vivendi common stock, (b) 14,342 shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013), and (c) 31,646 shares held in the Vivendi Group Savings Plan.

(5)
Includes (a) 2,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011 and (b) 2,334 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012.

(6)
Consists of (a) options to purchase 180,184 shares of Vivendi common stock, (b) 2,511 shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013), and (c) 4,608 shares held in the Vivendi Group Savings Plan.

(7)
Consists of shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013).

(8)
Includes (a) 30,000 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011, (b) 30,000 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012, (c) 1,650 shares that are owned but that may not be sold or otherwise transferred until July 6, 2012, and (d) an aggregate of 4,197 shares that are owned by Mr. Lévy's spouse and his minor child and as to which Mr. Lévy disclaims beneficial ownership.

(9)
Consists of (a) options to purchase 2,559,504 shares of Vivendi common stock; (b) 32,268 shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013), and (c) 18,691 shares held in the Vivendi Group Savings Plan.

(10)
Includes (a) 4,667 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011 and (b) 4,667 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012.

(11)
Consists of (a) options to purchase 255,951 shares of Vivendi common stock, (b) 5,738 shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013), and (c) 7,286 shares held in the Vivendi Group Savings Plan.

(12)
Includes (a) 5,334 shares that are owned but that may not be sold or otherwise transferred until April 24, 2011 and (b) 6,667 shares that are owned but that may not be sold or otherwise transferred until April 19, 2012.

(13)
Consists of (a) options to purchase 395,755 shares of Vivendi common stock, (b) 7,171 shares underlying performance-based restricted share units that may vest on April 18, 2011 (and will then be owned but may not be sold or otherwise transferred until April 19, 2013), and (c) 15,203 shares held in the Vivendi Group Savings Plan.

(14)
Includes (a) options to purchase 3,683,894 shares of Vivendi common stock, (b) 64,541 shares underlying performance-based restricted share units, and (c) 77,434 shares held in the Vivendi Group Savings Plan.

CORPORATE GOVERNANCE MATTERS

  Overview

        Our Board has long adhered to governance principles designed to assure its continued vitality and excellence in the execution of its duties. Our Board has responsibility for management oversight and providing strategic guidance to the Company. Our Board believes that it must remain well-informed about the issues, problems and challenges facing the Company so that the Board members can exercise their fiduciary responsibilities to all of our stockholders. Our Board recognizes the importance of evolving our corporate governance practices and is committed to regularly reviewing specific elements of our corporate governance and making changes when the Board deems them in the best interests of the Company and stockholders.

  Controlled Company Exemption

        Since the consummation of the Combination, Vivendi, through its subsidiary VGAC, has held more than 50% of the voting power for the election of our directors. Accordingly, we qualify as a "controlled company" under Rule 5615(c)(1) of the NASDAQ Marketplace Rules. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Marketplace Rules, we are exempt from the requirements to have:

  •
  a majority of directors who qualify as "independent directors" pursuant to Rule 5605(a)(2) of the NASDAQ Marketplace Rules;

  •
  the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and

  •
  our director nominees selected, or recommended for our Board's selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors.

  Board Composition and Meetings

        Our Board consists of eleven members. Pursuant to our Bylaws, provided that the percentage of outstanding shares of our Common Stock owned by Vivendi together with its controlled affiliates ("Vivendi's voting interest") does not fall and remain below 50% for a period of 90 consecutive days, our Board will include:

  •
  six Vivendi Directors (i.e., directors selected by Vivendi and/or its controlled affiliates which own our Common Stock);

  •
  two Executive Directors (i.e., directors who are executives of the Company); and

  •
  three Independent Directors (i.e., directors who are independent under the NASDAQ Marketplace Rules).

Vivendi Directors, Executive Directors and Independent Directors are selected in the manner described under "—Special Nominating Subcommittees" below.

        If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then our Board will include a number of Vivendi Directors proportional to Vivendi's voting interest. If, at any time while our securities are listed on NASDAQ or any other U.S. stock exchange, applicable law or listing rules require that at least a majority of our Board be "independent" as defined by the law or listing rules, then (1) the size of our Board will be increased to add the number of additional directors required to satisfy the law or listing rules and (2) those vacancies will be filled by individuals nominated by the Vivendi Directors and appointed by the affirmative vote of a majority of the directors then in office.

        Throughout 2010 the members of our Board were Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Douglas P. Morris, Stéphane Roussel, Richard Sarnoff and Régis Turrini. (On March 4, 2011, Mr. Morris resigned from our Board and Mr. Grainge was appointed to our Board as a Vivendi Director in his stead.)

        Based upon information provided by each director concerning his background, employment and affiliations, our Board determined that each of Messrs. Corti, Morgado and Sarnoff was an independent director under both the NASDAQ Marketplace Rules and the criteria specified in the Corporate Governance Principles and Policies.

        In accordance with our Corporate Governance Principles and Policies, a copy of which can be accessed on our website at http://investor.activision.com/documents.cfm, the Board must meet at least quarterly and in conjunction with the annual meeting of our stockholders. Our Board met six times during 2010, including at least once per quarter and in conjunction with the 2010 annual meeting. Each person who served on our Board during 2010 attended at least 75% of the aggregate of (1) the total number of meetings held by our Board during the period for which he was a director and (2) the total number of meetings held by each committee on which he served during the period in which he so served, in each case, during 2010.

        Our Corporate Governance Principles and Policies also require that the directors qualifying as independent under the criteria specified therein meet in executive session outside of the presence of management at least four times per year. Those directors met in executive session four times during 2010.

        All directors are expected to attend the Annual Meeting. All persons serving as directors at the time attended the 2010 annual meeting of stockholders.

  Board Committees

        Our Board has three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which operates under a written charter approved by our Board. In addition, there is a subcommittee of the Compensation Committee—the Section 16 Subcommittee (see "—Compensation Subcommittee for the Approval of Certain Awards" below). In accordance with our Bylaws, there are also three subcommittees composed of members of the Nominating and Corporate Governance Committee—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee (see "—Special Nominating Subcommittees" below). In addition, from time to time, our Board may form special, ad hoc committees to which the Board delegates authority to administer certain of its duties.

        The following table shows the membership of the Board's standing committees and the subcommittees of those committees during 2010:

Name	Audit Committee	Compensation Committee		Nominating and Corporate Governance Committee
Philippe G. H. Capron	—	—		—
Robert J. Corti	Chairperson	X	(1)	—
Frédéric R. Crépin	—	X		Chairperson	(2)(3)
Brian G. Kelly	—	—		—
Robert A. Kotick	—	—		—
Jean-Bernard Lévy	—	Chairperson		X	(2)(3)
Robert J. Morgado	X	X	(1)	X	(3)(4)
Douglas P. Morris	—	—		X	(2)*
Stéphane Roussel	—	X		—
Richard Sarnoff	X	—		X	(3)(4)
Régis Turrini	—	—		—

(1)
Member of the Section 16 Subcommittee

(2)
Member of the Vivendi Nominating Committee

(3)
Member of the Executive Nominating Committee

(4)
Member of the Independent Nominating Committee

*On March 20, 2011, Mr. Grainge was appointed to the Nominating and Corporate Governance Committee and the Vivendi Nominating Committee in Mr. Morris's stead.

  Audit Committee

        You can access the written charter that describes the Audit Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        With respect to membership on the Audit Committee, the charter currently provides that the committee must have at least three members and that:

  •
  all Audit Committee members must be determined by the Board to be independent directors under the NASDAQ Marketplace Rules and otherwise satisfy the NASDAQ Marketplace Rules with respect to audit committee membership;

  •
  no director may serve as a member of the Audit Committee if that director serves on the audit committees of more than two other public companies, unless our Board determines that the simultaneous service would not impair the ability of that director to effectively serve on the Audit Committee;

  •
  all Audit Committee members must understand fundamental financial statements;

  •
  at least one Audit Committee member must be designated by the Board as an "audit committee financial expert" as defined in the applicable rules of the SEC; and

  •
  no Audit Committee member can have participated in the preparation of the financial statements of Activision Blizzard or any of our current subsidiaries at any time during the three years prior to the proposed appointment of that Audit Committee member.

Further, our Corporate Governance Principles and Policies require that the Audit Committee members be independent under the criteria set forth therein and the NASDAQ Marketplace Rules require that at least one Audit Committee member meets the financial sophistication requirements set forth therein.

        Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Audit Committee is an independent director under both the NASDAQ Marketplace Rules and the criteria specified in the Corporate Governance Principles and Policies and that each otherwise satisfies the NASDAQ requirements for audit committee membership (including that each meets the independence criteria set forth in Exchange Act Rule 10A-3 and is able to read and understand fundamental financial statements). Our Board has also determined that Mr. Corti is an audit committee financial expert as defined in the applicable rules of the SEC and is financially sophisticated within the meaning of the NASDAQ Marketplace Rules.

        The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of Activision Blizzard and our subsidiaries and the audits of our financial statements and internal control over financial reporting. The Audit Committee's responsibilities include:

  •
  selecting, evaluating and overseeing our independent registered public accounting firm, including determining that firm's compensation and evaluating that firm's independence;

  •
  overseeing our annual audit and quarterly reviews;

  •
  overseeing our financial reporting process and internal controls, including:

  •
  reviewing and discussing with the independent auditors the results of the annual audit of our financial statements, including any comments or recommendations of our independent registered public accounting firm, and, based on that review and discussions and other considerations, recommending to our Board whether our financial statements should be included in our Annual Report on Form 10-K; and

  •
  discussing with management our process for assessing and managing our exposure to risk;

  •
  overseeing policies regarding hiring employees from our independent registered public accounting firm and establishing procedures for the receipt and retention of accounting-related complaints and concerns; and

  •
  overseeing our policies relating to the ethical handling of conflicts of interest, including related party transactions.

        Our independent registered public accounting firm reports directly to the Audit Committee.

        Before we or any of our subsidiaries engage our independent registered public accounting firm to render audit or non-audit services, the Audit Committee must pre-approve the engagement. The chairperson of the Audit Committee may delegate to one or more members of that committee the authority to grant pre-approvals, provided the pre-approvals are reported to the Audit Committee at its next scheduled meeting.

        In accordance with our Corporate Governance Principles and Policies, our Audit Committee is also responsible for evaluating any stockholder proposals submitted to us for inclusion in any proxy statement for, and consideration at, any meeting of our stockholders.

        The Audit Committee's charter authorizes it to engage independent counsel or other consultants or advisors, as it deems appropriate.

        In accordance with our Corporate Governance Principles and Policies, the Audit Committee must meet at least quarterly. The Audit Committee met six times during 2010, including at least once quarterly.

  Compensation Committee

        You can access the written charter that describes the Compensation Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        With respect to membership on the Compensation Committee, the charter currently provides that the committee must have at least three members, at least two of whom must be:

  •
  "non-employee directors" as defined in Rule 16b-3 under the Exchange Act;

  •
  "outside directors" as defined under Section 162(m) of the Internal Revenue Code ("Section 162(m)"); and

  •
  determined by the Board to be independent directors under the NASDAQ Marketplace Rules.

Further, our Corporate Governance Principles and Policies require that the Compensation Committee members who are independent directors under the NASDAQ Marketplace Rules also be independent under the criteria set forth in the Corporate Governance Principles and Policies.

        Additionally, in accordance with our Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the Compensation Committee must include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee must be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Compensation Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that each member of the Compensation Committee is an outside director as defined under Section 162(m). Our Board also determined that Messrs. Corti and Morgado are each a non-employee director as defined in Rule 16b-3 under the Exchange Act and an independent director under both the NASDAQ Marketplace Rules and the criteria specified in the Corporate Governance Principles and Policies. None of Messrs. Lévy, Crépin or Roussel has been determined by the Board to be a non-employee director as defined in Rule 16b-3 under the Exchange Act or an independent director under the NASDAQ Marketplace Rules or the criteria specified in the Corporate Governance Principles and Policies.

        The Compensation Committee discharges our Board's responsibilities relating to compensation paid to our directors and executive officers and evaluates and makes recommendations to our Board regarding compensation under our equity incentive plans and other compensation policies, programs, agreements and arrangements. Please see "Executive Compensation—Compensation Discussion and Analysis—Decision-Making Approach to Executive Compensation—Scope of Authority of the Compensation Committee" below for a description of the Compensation Committee's responsibilities.

        The Compensation Committee may delegate its authority and duties to subcommittees, individual committee members or management, as it deems appropriate, in accordance with applicable laws, rules and regulations, provided that no subcommittee may consist of fewer than two members. Please see "—Compensation Subcommittee for the Approval of Certain Awards" below for a description of the subcommittee currently maintained by the Compensation Committee. As further described in "Executive Compensation—Compensation Discussion and Analysis," the Compensation Committee consults with management in formulating compensation plans, but ultimately the Compensation Committee exercises independent judgment in establishing our executive compensation program.

        The Compensation Committee's charter authorizes it to engage independent counsel or other consultants or advisors, including compensation consultants, to advise the Compensation Committee with respect to amounts compensation and benefits for our directors and our executives and other employees.

        In accordance with our Corporate Governance Principles and Policies, the Compensation Committee must meet at least twice annually. The Compensation Committee met eight times during 2010.

        For additional information regarding the Compensation Committee, see "Executive Compensation—Compensation Discussion and Analysis" below.

  Compensation Subcommittee for the Approval of Certain Awards

        In order to exempt the grant of equity awards to individuals subject to Section 16 of the Exchange Act (and transactions related to such awards, such as the exercise of stock options) from certain provisions of Section 16, the grant must be approved by our entire Board or a committee composed solely of non-employee directors within the meaning of Section 16. The Section 16 Subcommittee, which is required to consist of at least two non-employee directors, was established in February 2009. The Section 16 Subcommittee's duties consist of reviewing and approving all proposed grants of equity awards to individuals subject to Section 16, but it does not have the authority to act without the prior recommendation of the entire Compensation Committee.

  Nominating and Corporate Governance Committee

        You can access the written charter that describes the Nominating and Corporate Governance Committee's composition and responsibilities on our website at http://investor.activision.com/documents.cfm.

        The charter currently provides that the Nominating and Corporate Governance Committee must consist of at least three directors.

        Furthermore, in accordance with our Bylaws, provided that Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days, the committee will include at least one Independent Director and have a majority of Vivendi Directors and the chairperson of the committee will be a Vivendi Director. If Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days but does not fall and remain below 10% for a period of 90 consecutive days, then the Nominating and Corporate Governance Committee will include at least a number of Vivendi Directors proportional to Vivendi's voting interest.

        Based upon information provided by each director concerning his background, employment and affiliations, our Board has determined that Messrs. Morgado and Sarnoff are each an independent director under both the NASDAQ Marketplace Rules and the criteria specified in the Corporate Governance Principles and Policies. Neither of Messrs. Crépin and Lévy has been determined by the Board to be an independent director under the NASDAQ Marketplace Rules or the criteria specified in the Corporate Governance Principles and Policies.

        In accordance with our Bylaws, we maintain three subcommittees of the Nominating and Corporate Governance Committee (the "Special Nominating Subcommittees") whose primary function is to nominate Board candidates in accordance with our Bylaws. Please see "—Special Nominating Subcommittees" below.

        The Nominating and Corporate Governance Committee's other responsibilities (which may be discharged with the assistance of the Special Nominating Subcommittees) include:

  •
  periodically evaluating the size of our Board and recommending to the Board any appropriate increase or decrease;

  •
  making recommendations to our Board regarding the size and composition of each standing committee of the Board;

  •
  reviewing our Certificate of Incorporation and Bylaws as they relate to corporate governance matters and recommending changes to our Board; and

  •
  overseeing the evaluation of our Board and its committees.

        The Nominating and Corporate Governance Committee's charter authorizes it to engage independent counsel or other consultants or advisors as it deems appropriate, including a search firm to assist in the identification of director candidates.

        In accordance with our Corporate Governance Principles and Policies, the Nominating and Corporate Governance Committee must meet at least twice annually. The Nominating and Corporate Governance Committee met twice during 2010.

  Special Nominating Subcommittees

        Pursuant to our Bylaws, our Board maintains the following Special Nominating Subcommittees of the Nominating and Corporate Governance Committee:

  •
  the Vivendi Nominating Committee, which includes only Vivendi Directors;

  •
  the Executive Nominating Committee, which includes two Vivendi Directors and two Independent Directors; and

  •
  the Independent Nominating Committee, which includes only Independent Directors.

The Vivendi Nominating Committee, Executive Nominating Committee and Independent Nominating Committee nominate the Vivendi Director nominees, the Executive Director nominees and the Independent Director nominees, respectively.

        The Nominating and Corporate Governance Committee will consider Independent Director candidates submitted by stockholders, as described below under "—Stockholder Recommendation of Directors". In addition, stockholders may nominate Independent Directors in accordance with procedures set forth in our Bylaws, as described below under "Stockholder Proposals and Director Nominations for 2011 Annual Meeting".

        The Nominating and Corporate Governance Committee considers the qualifications of potential director nominees as described below under "—Director Qualifications". Pursuant to our Corporate Governance Principles and Policies and the Nominating and Corporate Governance Committee's charter, the committee, through the Special Nominating Subcommittees, identifies and evaluates potential candidates. The Special Nominating Subcommittees may consider candidates suggested by its members, other directors, senior management and stockholders and may, at the Company's expense, retain search firms, consultants and other advisors to identify, screen and/or evaluate candidates. Candidates may be interviewed in person by directors and management.

        Pursuant to our Bylaws, the Vivendi Nominating Committee and the Independent Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days and the Executive Nominating Committee will be maintained as long as Vivendi's voting interest does not fall and remain below 50% for a period of 90 consecutive days.

        Pursuant to the investor agreement among Vivendi, VGAC, Vivendi Games and us, provided that Vivendi's voting interest does not fall and remain below 10% for a period of 90 consecutive days, Vivendi and its affiliates will vote their shares of our Common Stock in favor of the election of director nominees designated by each of the Independent Nominating Committee and the Executive

Nominating Committee and against all proposals to remove Independent Directors or Executive Directors except for malfeasance. For more information about the investor agreement, see "Certain Relationships and Related Transactions—Relationships and Transactions—Relationships and Transactions with Vivendi and its Affiliates—Investor Agreement" below.

  Director Qualifications

  Skills and Characteristics

        As described above under "—Special Nominating Subcommittees," pursuant to our Bylaws, we have three Special Nominating Subcommittees—the Vivendi Nominating Committee, the Executive Nominating Committee and the Independent Nominating Committee—that are responsible for selecting our director nominees, so our director nomination process is largely driven by our corporate governance structure. In accordance with our Corporate Governance Principles and Policies, all director nominees, whether Vivendi Director nominees, Executive Director nominees or Independent Director nominees, should have the appropriate skills and characteristics required of Board members, assessed in the context of the perceived needs of the Board at the time. In accordance with the Nominating and Corporate Governance Committee's charter, the Nominating and Corporate Governance Committee and its Special Nominating Subcommittees, in their selection of candidates, consider the following attributes, among others: experience, knowledge, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication and independence. In addition, the committee considers the qualifications of potential nominees identified through the stockholder solicitation procedure described below based on an objective set of criteria established by the committee. These criteria are generally consistent with the attributes listed in the charter, but also include evidence of leadership ability and the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company. In selecting candidates, the Nominating and Corporate Governance Committee and the Board take diversity into account, seeking to ensure a representation of diverse perspectives and experience, although the Company's nominating procedures and policies do not prescribe specific standards for diversity.

  Other Directorates

        Pursuant to our Corporate Governance Principles and Policies, our directors must obtain the approval of the Nominating and Corporate Governance Committee before accepting any board membership at another publicly held company and in no case can any director serve on the boards of more than four other publicly held companies.

  Offer of Resignation Upon Change in Professional Role

        Pursuant to our Corporate Governance Principles and Policies, unless the Nominating and Corporate Governance Committee determines otherwise, if a Vivendi Director or an Independent Director retires, changes employment or otherwise has a significant change in his professional role or responsibilities that may reasonably be seen as affecting his ability to serve, he must offer to resign from our Board. Unless our Board or the Nominating and Corporate Governance Committee determines otherwise, or he has an agreement with us to the contrary, if an Executive Director retires, resigns or otherwise has a significant change in his professional role or responsibilities, he must offer his resignation from our Board.

        Our Board or, at our Board's discretion, the Nominating and Corporate Governance Committee will consider whether the continued service of any director so offering to resign is appropriate in light of that change and, if our Board or the Nominating and Corporate Governance Committee determines that the director continues to contribute significantly to us, his membership on our Board may continue.

  Vacancies on our Board

        Pursuant to our Bylaws, any vacancy on our Board will be filled by the affirmative vote of a majority of the remaining directors then in office, provided that, until Vivendi's voting interest falls and remains below 10% for a period of 90 consecutive days:

  •
  a vacancy created by the resignation, death or removal of a Vivendi Director may only be filled by the affirmative vote of a majority of the Vivendi Nominating Committee; and

  •
  a vacancy created by the resignation, death or removal of an Independent Director may only be filled by the affirmative vote of a majority of the Independent Nominating Committee.

In addition, until Vivendi's voting interest falls and remains below 50% for a period of 90 consecutive days, a vacancy created by the resignation, death or removal of an Executive Director may only be filled through the unanimous vote of the Executive Nominating Committee.

  Stockholder Recommendation of Directors

        Stockholders may submit candidates for election as directors in accordance with our Bylaws, as described under "Stockholder Proposals and Director Nominations for 2011 Annual Meeting".

        In addition, in accordance with our Corporate Governance Principles and Policies, our stockholders may nominate persons to serve as Independent Directors. The Nominating and Corporate Governance Committee will review the qualifications of, and make recommendations to our Board regarding, any such nomination which is submitted to us in writing and includes the following information:

  •
  the name, address, phone number and email address of the stockholder and evidence of the stockholder's ownership of our Common Stock, including the number of shares beneficially owned and the length of time of ownership;

  •
  the name of the director candidate, the candidate's address, phone number and email address, the candidate's resume or a list of his or her qualifications to be a director of Activision Blizzard and the candidate's consent to be named a director if nominated; and

  •
  a description of any arrangements or understandings between the stockholder and the director candidate and any other persons (including their names), pursuant to which the recommendation is made.

        Further, our Board has established a procedure to identify potential stockholder nominees to serve as directors pursuant to which the Nominating and Corporate Governance Committee solicits, on an annual basis, recommendations for candidates for nomination from stockholders of record that have held more than 1% of our Common Stock for at least nine months at the time of the solicitation. Candidates submitted must be independent under both the NASDAQ Marketplace Rules and the criteria specified in the Corporate Governance Principles and Policies. The Nominating and Corporate Governance Committee will consider the qualifications of any candidates submitted to it in response to those solicitations based on an objective set of criteria it established, as described above, and, in the exercise of its business judgment and subject to its fiduciary duties, will recommend to the Independent Nominating Committee a nominee from among all of the candidates that it has considered. The Independent Nominating Committee will then consider whether to nominate, and make a recommendation to our stockholders in favor of the election of, any such candidate. You can access this procedure, including the criteria used by the Nominating and Corporate Governance Committee to evaluate nominees submitted in accordance with the procedure, on our website at http://investor.activision.com/documents.cfm.

        No stockholders submitted candidates in response to our solicitation in advance of the Annual Meeting.

  Board Leadership Structure

        Our Board of Directors is led by the Chairman of the Board, with the assistance of our Co-Chairman. Neither role is occupied by the person serving as our Chief Executive Officer. The Board feels that this division is appropriate because it believes that our Chief Executive Officer's responsibility is the day-to-day management of the Company, while the primary responsibility of our Board is to oversee the Chief Executive Officer's performance of his function. Having different individuals serve as the Chairman and Co-Chairman, on the one hand, and the Chief Executive Officer, on the other, allows the Chief Executive Officer to focus on his operational responsibilities, while keeping a measure of independence between the oversight function of our Board and those operating decisions. If our Board were to select our Chief Executive Officer or another employee to serve as Chairman, in accordance with our Corporate Governance Principles and Policies, the Independent Directors would consider the appointment of a lead director.

  The Board's Role in Risk Oversight

        Part of our Board's supervision of our affairs includes overseeing the Company's management of various types of risk. The Board discharges these responsibilities, in part, through the Audit Committee, which is responsible for discussing with our management the guidelines and policies governing the process by which management assesses and manages our exposure to risk, as well as our major financial risk exposures and the steps the Company has taken to monitor and manage such exposure. Our management team communicates regularly with the Audit Committee and the Board about these matters and, further, our internal audit and legal departments annually provide a formal report to the Audit Committee and the Board on our management's strategic risk assessment. In addition, the Compensation Committee provides oversight with respect to risks that may be created by our compensation programs. Each member of the Board is kept abreast of the Board committees' risk oversight and other activities via reports of the committee chairpersons to the full Board. The Board believes that, in light of the variety of risks that we face and their interrelated nature, oversight of risk management is ultimately the responsibility of the Board.

Stockholder Communications with our Board

        To communicate directly with our full Board, the Vivendi Directors, the Executive Directors, the Independent Directors, any committee of our Board or any individual Board member, stockholders may send written correspondence addressed to such director or directors in care of our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Blvd., Santa Monica, California 90405.

        In accordance with our Corporate Governance Principles and Policies, all communications addressed to our Board or one or more directors will be opened by our Corporate Secretary or his designee to determine whether the contents contain a message to one or more of our directors. Communications that relate to our accounting practices, internal accounting controls or auditing matters will be referred to the chairperson of the Audit Committee. Any other communications that are not advertising materials, promotions of a product or service, patently offensive materials or matters deemed, in the reasonable judgment of the Corporate Secretary or his designee, inappropriate for our Board will be forwarded promptly to the addressee. In the case of communications to our Board or any group or committee of directors, the Corporate Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the communication is addressed.

Code of Conduct

        We have a code of ethics, our Code of Conduct, which applies to all of our directors and employees worldwide, including our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer. We also have a Chief Compliance Officer, who administers our ethics and compliance program. You can access a copy of our Code of Conduct on our website at http://investor.activision.com/documents.cfm. Furthermore, we will post any amendments to, or waivers of, the Code of Conduct that apply to our Chairman, Co-Chairman, Chief Executive Officer and Chief Financial Officer, and any other related information, on our website at http://investor.activision.com/documents.cfm.

Additional Corporate Governance Documentation

        In addition to finding our Corporate Governance Principles and Policies, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Procedure to Identify Potential Shareholder Director Nominees and Code of Conduct on our website at http://investor.activision.com/documents.cfm, you can also find our Certificate of Incorporation, Bylaws, Policy for the Reporting of Questionable Accounting, Internal Accounting Control, Financial Reporting or Other Auditing Matters and our Policy For Protection of Whistleblowers From Retaliation.

EXECUTIVE OFFICERS

        The following table sets forth the names, ages and positions of our executive officers as of April 18, 2011.

Name	Age	Position
Eric Hirshberg	42	Chief Executive Officer of Activision Publishing
Brian Hodous	47	Chief Customer Officer of Activision Blizzard
Robert A. Kotick	48	President and Chief Executive Officer of Activision Blizzard
Michael Morhaime	43	President and Chief Executive Officer of Blizzard Entertainment, Inc.
George L. Rose	49	Executive Vice President and Chief Public Policy Officer of Activision Blizzard
Thomas Tippl	44	Chief Operating Officer and Chief Financial Officer of Activision Blizzard
Chris B. Walther	44	Chief Legal Officer of Activision Blizzard
Ann E. Weiser	53	Chief Human Resources Officer of Activision Blizzard

        The following are biographical summaries of our executive officers other than Mr. Kotick, for whom a biographical summary is set forth under "Proposal 1—Election of Directors" above. None of our executive officers are related to any other of our executive officers or our directors and each executive officer holds office at the discretion of our Board and subject to the terms of that executive officer's employment agreement.

        Eric Hirshberg became the chief executive officer of Activision Publishing, Inc. ("Activision Publishing"), a subsidiary of Activision Blizzard and, along with Blizzard Entertainment, Inc. ("Blizzard Entertainment"), one of our two principal operating units, in September 2010. Prior to joining us, Mr. Hirshberg served in positions of increasing responsibility with Deutsch LA, a marketing and advertising agency, most recently serving as its co-chief executive officer and its chief creative officer. Prior to working at Deutsch LA, Mr. Hirshberg worked at Fattal & Collins, a marketing and advertising agency. Mr. Hirshberg holds a B.F.A. degree from the University of California at Los Angeles.

        Brian Hodous became our chief customer officer in July 2008 in connection with the Combination and was the chief customer officer of Activision Publishing from the time he joined the Company in November 2006 until the consummation of the Combination. Prior to joining the Company, Mr. Hodous was employed by Cadbury Schweppes, an international confectionery and beverage company, where he was the group director and the executive vice president of global sales from 1999 to 2006. Prior to working at Cadbury Schweppes, Mr. Hodous served in various sales and senior management positions of increasing responsibility with Wyeth Pharmaceuticals, a pharmaceutical company, Pillsbury, a food products company, Drackett Products, a homecare products producer, and GlaxoSmithKline, a pharmaceutical manufacturer. Mr. Hodous holds a B.A. degree in Marketing and Management from Marquette University.

        Michael Morhaime became an executive officer of Activision Blizzard in July 2008 in connection with the Combination. In February 1991, Mr. Morhaime co-founded Blizzard Entertainment, now a subsidiary and, along with Activision Publishing, one of our two principal operating units, and transitioned to the role of the company's president in April 1998. Mr. Morhaime served on the executive committee of Vivendi Games from January 1999, when Blizzard Entertainment became a subsidiary of Vivendi Games, until the consummation of the Combination. Mr. Morhaime holds a B.S. degree in Electrical Engineering from the University of California at Los Angeles.

        George L. Rose became an executive vice president of the Company and our chief public policy officer in November 2009. Prior to that, he served as our chief legal officer from July 2008, when the

Combination was consummated, to November 2009 and was the chief legal officer of Activision Publishing from September 2007 until the consummation of the Combination. Mr. Rose joined the Company in July 1995 and held various positions of increasing responsibility within our business and legal affairs department since that time, including serving as a senior vice president and Activision Publishing's general counsel and secretary from April 2000 until September 2007. Prior to joining the Company, Mr. Rose was in private practice in Los Angeles from 1986 to 1995. Mr. Rose holds a B.B.A. degree from the University of Michigan and a J.D. degree from Harvard Law School.

        Thomas Tippl became our chief financial officer in July 2008 in connection with the Combination and became our chief operating officer and chief financial officer in March 2010. He served as our chief corporate officer and chief financial officer from March 2009 until March 2010 and has been the chief financial officer of Activision Publishing since joining us in October 2005. Prior to joining the Company, Mr. Tippl served as the head of investor relations and shareholder services at The Procter & Gamble Company, a manufacturer of consumer goods products, from 2004 to 2005. Mr. Tippl also served as the finance director of Procter & Gamble's Baby Care, Europe division and as a member of the board of directors of the joint venture between Procter & Gamble and Fater in Italy from 2001 to 2003. Mr. Tippl co-founded Procter & Gamble's Equity Venture Fund in 1999 and also served as the associate director of acquisitions and divestitures for Procter & Gamble from 1999 to 2001. Prior to 1999, Mr. Tippl served in various financial executive positions for Procter & Gamble in Europe, China and Japan. Mr. Tippl holds a Masters degree in Economics and Social Sciences from the Vienna University of Economics and Business Administration.

        Chris B. Walther became our chief legal officer in November 2009 and served as our secretary from February 2010 until February 2011. Prior to joining us, Mr. Walther held a number of positions of increasing responsibility within the legal department of The Procter & Gamble Company from 1992 to 2009, including serving as the general counsel for Central and Eastern Europe, Middle East and Africa, general counsel for Northeast Asia and, most recently, as general counsel for Western Europe. Mr. Walther also led Procter & Gamble's corporate and securities and mergers and acquisitions practices. Before joining Procter & Gamble, Mr. Walther served as a law clerk for Senior Judge Harry W. Wellford of the United States Sixth Circuit Court of Appeals. Mr. Walther holds a B.A. degree in History and Spanish from Centre College and a J.D. degree from the University of Kentucky College of Law.

        Ann E. Weiser became our chief human resources officer in July 2008 in connection with the Combination and was the chief human resources officer of Activision Publishing from the time she joined the Company in September 2007 until the consummation of the Combination. Prior to joining the Company, Ms. Weiser served in a number of executive level human resources positions at Royal Ahold, an international retail operator, from 2001 to 2007, most recently as the chief human resources officer of Royal Ahold's U.S. Foodservice division. Prior to that, Ms. Weiser held a series of increasingly responsible human resources leadership positions at such companies as U.S. Office Products, Mariner Post-Acute Network, a provider of health services, and Kraft, a food and beverage company. Ms. Weiser holds a B.A. in Sociology from California State University in Long Beach, CA.

EXECUTIVE COMPENSATION

        The following discussion and tables set forth information with regard to compensation for services rendered in all capacities to us and our subsidiaries during 2010 by the named executive officers included in the "Summary Compensation Table" below (i.e., our named executive officers).

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis describes the material elements of our executive compensation program and the rationale for the program elements and decisions. This section:

  •
  describes the business environment in which we operate and the resulting requirements for talent;

  •
  summarizes our compensation philosophy and objectives;

  •
  outlines our decision-making approach related to executive compensation; and

  •
  describes the elements and rationale behind our compensation programs for 2010, as well as planned refinements for 2011.

  Overview

        The Compensation Committee oversees Activision Blizzard's compensation plans and policies, approves compensation for our executive officers and administers our stock compensation plans. This Compensation Discussion and Analysis describes our executive compensation philosophy and programs during 2010, as well as certain compensation actions taken during the year for the executive officers named below:

  •
  Robert Kotick;

  •
  Thomas Tippl;

  •
  Michael Morhaime;

  •
  Eric Hirshberg; and

  •
  George Rose.

  2010 Business Highlights

        We delivered better than expected results in 2010. For the year, the company grew non-GAAP revenues(1) to $4.8 billion, increased non-GAAP earnings per share(1) by 14.5% and generated operating cash flow of $1.4 billion. We also achieved the largest launch of an entertainment property of all time(2) and were the number one publisher overall in North America and Europe for the calendar year(3).

(1)
For additional information on the calculation and reconciliation of GAAP measures to non-GAAP measures, please see "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Measures" in Exhibit 99.1 to our Form 8-K filed on February 9, 2011 (which is not incorporated by reference herein).

(2)
As measured by five-day worldwide sell through in dollars, based on internal estimates.

(3)
According to The NPD Group, Charttrack and Gfk.

        We continued to manage our capital with focus and discipline. In addition to significant investments in our future, including new platforms, infrastructure and service capabilities, we returned $1.2 billion in value to our shareholders through our stock buyback program and became the first independent video game publisher to issue a dividend.

        We continued our deliberate shift towards digital delivery of content, which provides for more predictable revenue and cash flow and, in 2010, a majority of our profit was derived from high-margin digital channels.

        We reinforced the stability of our leadership team by promoting Thomas Tippl to Chief Operating Officer, extending the term of employment of Michael Morhaime, President of Blizzard Entertainment, and hiring Eric Hirshberg as President of Activision Publishing. The compensation actions related to these actions are described herein.

  Compensation Best Practices

        We continue to implement and maintain best practices in our compensation programs and related areas. These practices include:

  •
  The Compensation Committee engages the services of an independent executive compensation consultant that has no other ties to the company or its management.

  •
  Our annual incentive plans are designed to recognize "top of the industry" performance, while providing the necessary safeguards to mitigate risk.

  •
  Our equity incentive plans prohibit the repricing of "underwater" equity awards.

  •
  We may recover performance-based compensation (including bonuses and long-term incentive awards) paid to executives in the event of an earnings restatement.

  •
  We prohibit our employees from hedging, or engaging in any derivatives trading with respect to, our securities.

  •
  Beginning in November 2010, a portion of the equity awards to our top leadership will have performance-based vesting.

  Business Environment and Associated Talent Requirements

        We operate in the entertainment software industry, which sits at the convergence of the entertainment, media, technology and consumer products sectors. Our industry features a number of characteristics, including:

  •
  a dependence on "hit titles," which constitute a disproportionate level of revenues and profits relative to other games we sell;

  •
  rising costs of development, partially due to increasingly complex technological requirements;

  •
  an increasing importance on building and growing key franchises with sustained game quality;

  •
  a global customer base; and

  •
  a consumer who wants entertainment content delivered through an increasingly varied range of distribution channels.

        We believe our success in this fast-changing business environment requires executive talent with the following characteristics:

  •
  significant global experience managing complex brands and franchises;

  •
  an in-depth knowledge of sophisticated strategies and operational models in the digital and entertainment segments; and

  •
  an aptitude for, and experience in, managing entertainment and technology products and talent in a rapidly changing, high-risk environment.

        Finding top executives with these characteristics requires recruitment of executives from a variety of industries, including larger and more mature industries as well as entertainment and technology companies.

  Compensation Philosophy and Objectives

        To respond to these requirements for top executive talent, the Compensation Committee has established the following compensation philosophy for our named executive officers:

  •
  Attract and Retain Key Executive Talent.  Employment agreements are an important element of attracting and retaining executive talent and should typically provide for a minimum commitment of three years.

  •
  Competitive Requirements.  Compensation should reflect the competitive talent market from which we recruit. For executives, total direct compensation is targeted at approximately the 75th percentile of the applicable market data to attract and retain the highest caliber talent, as well as to reward outstanding performance. For information about our peer group, see "—Use of Compensation Surveys and Peer Company Data" below.

  •
  Alignment with Stockholders' Interests.  Our objective is to align executive compensation with the interests of stockholders through the use of performance-based incentive programs and equity. As such, a significant portion of the compensation opportunity should be variable and linked to performance that increases stockholder value.

  •
  Accountability for Achieving Clearly Defined Short- and Long-Term Goals Aligned with Our Strategy.  Performance goals, both short- and long-term, should be clearly defined to provide clear alignment between our business strategy, financial results and incentive payouts.

  •
  Avoid Excessive Risk Taking.  Performance goals for our incentives and compensation plans should not encourage or incentivize excessive risk taking and risk exposure.

        Currently, we have employment agreements with each of our named executive officers. We believe these agreements are critical in enabling us to attract and retain talent in a highly competitive industry. The employment agreements specify base salary, annual incentive targets and certain equity awards, and include provisions regarding the consequences of termination of employment and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions.

        Our named executive officers each received an equity grant at the time they were hired and in connection with any contract renewal or promotion. The annualized value of each such equity grant is, when combined with base salary and annual incentives, intended to provide a total compensation package that generally targets the 75th percentile versus our peer companies and the applicable survey data. These equity grants generally vest ratably over the contract term, typically three to five years, or upon attainment of specified performance objectives, which we believe provides our executives with a more significant equity position up front, enhancing retention, and allowing the executives to benefit from stock price appreciation throughout their tenure. In addition, Mr. Morhaime's recently amended employment agreement, pursuant to which his term of employment was extended through December 2016, provides for annual equity grants, consistent with the equity plan in which he participated at Vivendi Games prior to the Combination. See "—Employment Agreements" below for further information about these equity awards. Although we do not require our named executive officers to hold shares obtained from equity awards or otherwise prescribe specific stock ownership guidelines, each of our named executive officers has received a significant portion of his compensation in the form of equity grants and continues to maintain an ownership interest after he is free to sell the shares underlying such grants, and therefore we believe the interests of our named executive officers are properly aligned with those of our stockholders.

  Decision-Making Approach to Executive Compensation

        While decisions regarding executive compensation are generally at the sole discretion of our Compensation Committee, the committee regularly reviews materials and advice provided by our management and external compensation consultants.

  Scope of Authority of the Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and approving all compensation programs applicable to executive officers who are subject to Section 16 of the Exchange Act and employees whose targeted annual cash compensation exceeds $2 million per year;

  •
  establishing and evaluating the Company's long-term strategy for employee compensation;

  •
  reviewing and approving our Chief Executive Officer's corporate goals, evaluating his performance and determining his compensation;

  •
  annually reviewing the compensation payable to our Board of Directors;

  •
  administering our long-term incentive and equity incentive plans, including:

  •
  participating in the establishment of equity grant guidelines and overall pool size; and

  •
  approving all equity awards;

  •
  reviewing and approving executive officer employment and severance agreements;

  •
  reviewing our potential risk related to compensation programs and policies;

  •
  reviewing and discussing with management the compensation-related disclosures included in the proxy statement and annual report; and

  •
  overseeing any proposals we submit to our stockholders on matters relating to executive compensation.

        In accordance with our Bylaws, which require a majority of the committee's members to be Vivendi Directors, the Compensation Committee consists of two Independent Directors and three Vivendi Directors. In addition, the chairperson of the committee is a Vivendi Director. For additional information regarding the Compensation Committee, see "Corporate Governance Matters—Board of Directors and Committees—Compensation Committee" above. In this Compensation Discussion and Analysis, when we refer to the Compensation Committee, we are referring to the Compensation Committee serving at the time the compensation decision to which this disclosure refers was made.

  Role of Executive Officers in Compensation Decisions

        The role of the Compensation Committee is to align our executive compensation program with stockholders' interests and our business strategy. To achieve this alignment, the Compensation Committee regularly consults with our senior management to review our business strategies and operational goals and plans. As such, topics of discussion between management and the Compensation Committee typically include, but are not limited to, recommendations on effective types of incentive rewards and overall recommendations for compensation decisions. For 2010, the Compensation Committee consulted with our named executive officers as well our Chief Human Resources Officer, Ms. Weiser, our Chief Legal Officer, Mr. Walther, and our Chief Compliance Officer and Corporate Secretary, Jeffrey Brown, in formulating compensation programs and plans.

  Role of Compensation Consultants in Compensation Decisions

        Pursuant to the Compensation Committee's charter, the Compensation Committee may engage its own compensation consultants to help formulate director and executive compensation. The Compensation Committee has retained Frederic W. Cook & Co. Inc. ("Cook") since 2009 for advice on the appropriateness and competitiveness of our executive and director compensation programs. The Cook consultant reports directly to the Compensation Committee and regularly attends Compensation Committee meetings. Cook does no other work for the Company.

        Our management team utilized Mercer (US) Inc. ("Mercer") during 2010 to provide information, analyses and advice regarding executive compensation and other employee benefits. The Mercer consultant who performs these services reports to our Chief Human Resources Officer, interacts with other members of our senior management and attends Compensation Committee meetings from time-to-time. Information provided by Mercer was used by management to assist in developing recommendations for executive compensation for 2010 and 2011.

  Factors Considered in Making Compensation Decisions

        In general, our senior management and the Compensation Committee evaluate a variety of factors when making compensation decisions for our executive officers, including:

  •
  the executive's skill set, experience, historical performance and expected future value to the Company, as well as the anticipated impact of an executive's departure if he or she were to leave the Company;

  •
  as a reference for internal pay equity, the level of total compensation for our other senior executives; and

  •
  to provide a general market reference, compensation data from peer companies and published surveys.

        The Compensation Committee uses the information provided by management and the outside advisors described above to be better informed about Activision Blizzard and the market practices of similar companies. Compensation plans and policies are put into practice through individual employment agreements with each of our named executive officers, which are approved by the Compensation Committee at the time of the underlying hire or renewal. The Compensation Committee ultimately exercised its independent and subjective judgment in approving each of the employment agreements, targeting total direct compensation at the 75th percentile of the peer group and relevant survey data.

        The Compensation Committee believes the use of employment agreements that are aligned with these compensation policies helps motivate and retain a high-performing group of executives who will continue to drive positive business results.

  Use of Compensation Surveys and Peer Company Data

        We annually consult third-party surveys prepared by compensation specialists with respect to companies with comparable revenues, market capitalization, industry focus, number of employees and similar business-related factors in order to discern broader compensation trends in the market. During 2010, these surveys included the Croner Software Games Survey, Radford Executive Survey, and Towers Watson Compensation Data Bank (CDB) Executive Compensation Database Survey.

        In addition, we utilized compensation data obtained from SEC filings made by our 15 selected peer group companies, discussed below, including compensation elements of the named executive officers of those companies, company-wide equity usage rates over a three-year period and potential dilution from employee stock and option grants. The surveys and peer company data help us understand the competitive market for the industries in which we compete for talent, including gaming, technology, entertainment and leisure, and consumer products sectors, as well as the broader market.

        The existing peer group was developed and approved by the Compensation Committee in December 2008. Since its establishment, we have used this peer group as a key reference point to help guide compensation decisions for our executive officers. The primary screening criteria for the selection of the peer group were as follows:

  •
  Industry (i.e., gaming, technology, consumer packaged goods and entertainment and leisure);

  •
  Size (i.e., annual revenue of approximately $2 billion to $10 billion and market capitalization of approximately $8 billion to $16 billion); and

  •
  Business characteristics (i.e., consumer orientation and global operations).

At the time the peer group was established, Take-Two Interactive and Viacom were outside the revenue criteria. However, the Compensation Committee chose to include both companies because of their industry relevance and business characteristics. Since the peer group was established, despite the fact that some of the companies in the group have fallen above or below the market capitalization parameters, the Compensation Committee has determined that they continue to be appropriate and relevant comparators.

        The 15 companies in our peer group represent the four key industry segments from which we have historically recruited executive talent, have similar annual revenue and market capitalization (taking into account our contemplated growth over the next few years), and operate both in the United States and internationally. The revenue in billions (except as otherwise noted) reported by each for its most recently ended fiscal year as of March 2011 is shown below:

Gaming	Technology	Consumer Packaged Goods	Entertainment and Leisure
Electronic Arts, Inc. ($3.7)	eBay, Inc. ($9.2)	H.J. Heinz Company ($10.5)	Viacom, Inc. ($9.3 (for 9 mos))
Take-Two Interactive	Yahoo!, Inc. ($6.3)	Campbell Soup Company ($7.7)	Mattel, Inc. ($5.9)
Software, Inc. ($0.4 (for 5 mos))	Symantec Corporation ($6.0) Adobe Systems, Inc. ($3.8)	Clorox Corporation ($5.2) Hershey Company ($5.7)	Hasbro, Inc. ($4.0) Warner Music Group
	Intuit, Inc. ($3.5)		Corporation ($3.0)

        While the peer group provides the Compensation Committee with an important general frame of reference, the Compensation Committee, where appropriate, may consider the compensation practices of other specific companies with which we compete directly for executive talent. Furthermore, we evaluate broader industry trends and practices to determine the appropriate elements of compensation and the effective design of each element.

        As part of the competitive compensation assessment our Compensation Committee undertook in March 2010 and in the comparable assessment undertaken in March 2011, the Compensation Committee compared Mr. Kotick's compensation to compensation packages of CEOs in the peer group listed above, with the exception of the Take-Two CEO, who was excluded from the summary statistics in each year because he receives compensation from a third-party management company.

        During 2011, the Company plans to reevaluate the current peer group in order to confirm that it continues to be appropriate and relevant in light of the rapidly evolving nature of the Company's corporate profile and competitive market dynamics.

  Compensation Risk Management

        The Compensation Committee, together with legal counsel and members of our human resources team, reviews the Company's incentive compensation plans annually to determine if they motivate employees to take inappropriate risks that are reasonably likely to have a material adverse effect on the Company. During 2010, this review consisted of an analysis of all of our incentive compensation programs for our executives and other employees, including plan design, eligibility, performance measures, payment targets and maximum payments, performance measurement and payment timing, and governance (including the applicable approval process). The review also included policies we have in place to mitigate compensation-related risk, such as our clawback policy and prohibitions on speculative trading in our stock by our employees.

        The incentive compensation plans in which our named executive officers and other key employees participate are designed to encourage achievement of high levels of performance against challenging targets tied to achievement of the overall corporate strategy, while mitigating potential risks. The following factors help mitigate risk:

  •
  performance measures are designed to ensure that executive performance is focused on long-term stockholder value creation and do not encourage taking short-term risks at the expense of long-term results, balancing between financial, operational and qualitative targets and short- and long-term time horizons for achievement;

  •
  although bonuses under the Corporate Annual Incentive Plan (the "CAIP") are based on the achievement of annual target goals: (1) they represent just a portion of our executives' compensation, (2) financial results are capped at 125% to 200% of target and individual qualitative measures are capped at 120% of target, and (3) the Compensation Committee has discretion under the plan to reduce or eliminate payments based on individual performance;

  •
  long-term incentive awards, a significant portion of the compensation paid to our executives, are subject to a multi-year vesting schedule in order to ensure that the recipients always have significant value tied to long-term total shareholder return;

  •
  in accordance with our clawback policy, performance-based compensation may be recovered in the event of an earnings restatement, if the amounts paid were in excess of what would have been paid had the restated numbers been used; and

  •
  incentive awards generally require at least two levels of approval (including, in the case of any award to one of our executive officers, Compensation Committee approval), all incentive awards to our Chief Executive Officer are the exclusive jurisdiction of our Compensation Committee and all equity awards to any employee require Compensation Committee approval.

        Further, our equity grants contain recapture provisions should a named executive officer breach his employment agreement with the Company, including post-termination obligations. "Shorting" our securities, engaging in "puts", "calls" or other hedging transactions involving our securities, or using margin accounts with our securities are prohibited.

  Elements of Our Compensation Program for 2010

        An overview of the elements of our compensation program and their purpose is summarized below. Not all of these elements are applicable to all named executive officers.

Compensation Element	Purpose
Salary	Compensate for day-to-day responsibilities.
Annual bonus—Corporate Annual Incentive Plan	Drive annual corporate and business unit financial results as well as individual contributions toward strategic initiatives.
Long-term incentives (stock options, restricted share awards)	Create alignment with stockholders, drive long-term stockholder value and provide employee retention.
Perquisites	Provide modest supplemental benefits to attract key talent.
Retirement payments/benefits	Provide modest supplemental post-retirement income to attract key talent.
Change of control and termination of employment payments/benefits	Ensure balanced assessment of mergers and acquisitions activity and fair treatment in event of termination.

Collectively, salary compensation and annual bonuses are generally referred to as "cash compensation", while cash compensation plus the annualized value of long-term incentive awards are generally referred to as "total direct compensation".

        In addition to the compensation elements described above, Mr. Morhaime also participates in the Blizzard Bonus Plan and a profit-sharing program under the 2008 Plan (the "Morhaime Profit Sharing Plan"). The Blizzard Bonus Plan and Morhaime Profit Sharing Plan, which are described in more detail below, serve as Mr. Morhaime's primary short-term incentives and provide for a sharing of Blizzard Entertainment operating profit and a discretionary payment, thereby providing a meaningful incentive to continue to drive the profitability of this division.

  Salary

        Each of our named executive officers is party to an employment agreement. Salary, along with target annual incentives and long-term incentive awards, is initially determined upon the signing or renewal of each executive's employment agreement. The salary and guaranteed minimum annual salary increases, where specified, represent the outcome of negotiations with the executive. In approving executive contracts, the Compensation Committee utilized its judgment to determine the appropriate amount and form of compensation necessary to recruit, retain and motivate the executive. Salary increases are determined based on performance during the previous fiscal year, with reference to competitive market data and salaries of our other executives for internal pay equity purposes.

        In March 2011, the Compensation Committee reviewed a competitive compensation assessment using our peer group and survey data to evaluate the competitiveness of our executive compensation program and to evaluate potential refinements for 2011. For information about our peer group, see "—Use of Compensation Surveys and Peer Company Data" above. After considering each executive's performance for 2010, the level of total compensation for each of our senior executives and market data, the Compensation Committee determined 2011 salaries for our named executive officers. The table below reflects those salaries, along with the salaries for 2010 and the raises to which certain executives are entitled under their contracts:

Name	Salary on 1/1/2010	Salary Adjustments During 2010	Salary approved for 2011	2011 Percentage Increase	Contractual Entitlement
Robert A. Kotick	$1,007,000	None	$1,057,350 (eff. 1/1/11)	5.0%	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Thomas Tippl	$750,000	$795,000 (eff. 2/15/10)(1) $850,000 (eff. 3/23/10)(2)	$892,500 (eff. 2/15/11)	5.0%	Minimum of avg. increase of executive team (excluding promotion increases and contract guarantees)
Eric Hirshberg	n/a	$750,000 (eff. 9/1/10)	$775,000 (eff. 3/6/11)	3.3%(3)	Not less than 5% per year (prorated for partial years)
Michael Morhaime	$715,000	$750,800 (eff. 3/1/10)(4) $763,900 (eff. 8/1/10)(5)	$802,095 (eff. 3/6/11)	5.0%	None
George Rose	$540,000	None	$540,000	0.0%	None

(1)
Mr. Tippl's base salary was increased as of February 15, 2010 in connection with our annual review of the base salary of our employees.

(2)
Mr. Tippl's base salary was increased as of March 23, 2010 in connection with his promotion to Chief Operating Officer and his agreement to continue to serve as our Chief Financial Officer until a replacement is hired. See "—Employment Agreements—Thomas Tippl".

(3)
The 3.3% increase approved for Mr. Hirshberg represented the equivalent of a 6.8% compound annual base salary adjustment, adjusted to reflect his September 1, 2010 date of hire and the March 6, 2011 effective date of the increase.

(4)
Mr. Morhaime's base salary was increased as of March 1, 2010 in connection with our annual review of the base salary of our employees.

(5)
Mr. Morhaime's base salary was increased as of August 1, 2010 in connection with the extension of his term of employment with us until December 2016 and his agreement to relinquish certain perquisites to which he was then entitled. See "—Employment Agreements—Michael Morhaime".

  Corporate Annual Incentive Plan

        2010 Opportunities.    The Compensation Committee established the following minimum, target and maximum payout opportunities for our named executive officers under the CAIP for 2010. In setting the target levels, the Compensation Committee considered any requirements in the applicable employment agreements, competitive market data, our desired pay mix and the compensation levels of our other senior executives. If a named executive officer satisfied (but did not exceed) all performance goals, the executive officer is eligible to receive a payment equal to his target payout, although the

Compensation Committee retained the discretion to reduce award payments. While actual payouts for 2010 were aligned to performance results, the payouts could have ranged as follows:

	2010 Corporate Annual Incentive Plan Payout Opportunity (% of Salary)
Name	Minimum	Target(1)	Maximum(2)
Robert A. Kotick	0%	200%	322%
Thomas Tippl(3)	0%	115%	185%
Eric Hirshberg	0%	100%	177%
Michael Morhaime(4)	0%	27%	47%
George Rose	0%	75%	127%

(1)
To maximize the tax deductibility of the payments to our executives under the CAIP for 2010, the awards were structured so that, if our 2010 operating income was at least 75% of the target operating income for the year set forth in the annual operating plan approved by our Board, the bonus to be paid to each executive would be the stated maximum, subject to the Compensation Committee's use of negative discretion. The Compensation Committee, when approving the 2010 CAIP opportunities, expressed an intent to use its ability to exercise negative discretion with respect to the amount, if any, of the bonuses ultimately paid to our named executive officers under the CAIP for 2010, including to reduce or eliminate all such bonuses if our 2010 operating income was not 85% or more of the target operating income for the year set forth in the annual operating plan approved by our Board.

(2)
The maximum percentages of salary vary for each executive based on the target opportunity as a percent of salary, mix of measures, weightings and maximum payout with respect to each measure. Maximum payout as a percent of target for each measure is shown in the tables below.

(3)
Mr. Tippl's 2010 CAIP target of 115% of his salary represents the weighted average of the 100% target he had prior to March 23, 2010 and the 120% target he had thereafter pursuant to the March 2010 amendment to his employment agreement. See "—Employment Agreements—Thomas Tippl".

(4)
In accordance with his employment agreement, effective January 1, 2010, Mr. Morhaime's target CAIP percentage was decreased from 75% to 27% of his base salary and he was no longer entitled to a guaranteed minimum bonus under the CAIP. In addition to the CAIP opportunity shown above, in 2010, Mr. Morhaime participated in the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan, both of which are discussed in more detail below (see "—Other Annual Incentive Plans and Bonus Programs for 2010").

        2010 Achievement of Performance Goals and Payouts.    We believe that a focus on profitability and operating cash flow provides incentives to executives to achieve goals that contribute to increasing stockholder value. For our named executive officers, 70% to 80% of their target opportunity under our CAIP for 2010 was weighted on non-GAAP measures of profitability and operating cash flow. Further, 20% to 30% of that opportunity was based on individual measures that supported the overall Company strategy and business unit objectives for the year, such as successful product launches, controlling costs, strategic hiring and process improvement. For each executive who was employed throughout 2010, these individual measures included a social responsibility goal representing 5% of that person's bonus opportunity to reflect the Company's overall focus on good corporate citizenship. These performance goals were reviewed and approved by the Compensation Committee, in each case based on each named executive officer's responsibilities and oversight. A description and the weighting of each goal for each of our named executive officers for 2010 are shown in the following tables.

        Our Compensation Committee and Board established the financial goals and individual performance goals based on the financial plan for 2010. The established financial goals required significant profitability, demanded superior performance from our management team and were selected to drive accountability for Activision Blizzard and/or applicable business units for each executive. For 2010, the threshold level of 85% of targeted non-GAAP Activision Blizzard operating income that was required in order for the Company to fund the CAIP was attained.

        The corporate performance measures used in the CAIP are non-GAAP financial measures. An explanation of how these measures were calculated is provided in the footnotes to the table below. For additional information on the reconciliation of GAAP measures to non-GAAP measures, please see "Reconciliation of GAAP Net Income (Loss) to Non-GAAP Measures" in Exhibit 99.1 to our Form 8-K filed on February 9, 2011 (which is not incorporated by reference herein).

	Performance Goals and Actual Results
Non-GAAP Corporate Performance Measures	Goal	Actual Results	Achievement (%)
	(dollars in millions, except share-based amounts)
Activision Blizzard Operating Income(1)	$1,355.2	$1,370.7	101%
Activision Blizzard Diluted Earnings Per Share(2)	$0.73	$0.79	108%
Blizzard Entertainment Operating Income(1)(3)	$731.7	$849.5	116%
Activision Blizzard Operating Cash Flow(4)	$682.5	$1,335.0	196% (capped at 125% for the CAIP)
Activision Blizzard Operating Income (September 2010 Forecast)(1)(5)	$1,284.0	$1,370.7	107%
Activision Publishing Operating Income (September 2010 Forecast)(1)(5)	$638.9	$636.2	100%

(1)
Non-GAAP operating income measures exclude, as applicable: the impact of the change in deferred net revenues and related cost of sales with respect to certain of the Company's online-enabled games; expenses related to stock-based payments; Activision Blizzard's non-core exit operations (which are the operating results of products and operations of the historical Vivendi Games, Inc. businesses that the Company has exited or substantially wound down); costs related to the Combination (including transaction costs, integration costs and restructuring activities); the expenses related to the restructuring of our Activision Publishing operations; the amortization of intangibles and impairment of intangible assets; and the associated tax benefits.

(2)
Activision Blizzard diluted earnings per share, a non-GAAP financial measure, was calculated as non-GAAP net income divided by weighted average diluted shares.

(3)
Corresponds to segment operating income. For more information, see Note 14 in our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011 (our "2010 10-K").

(4)
Activision Blizzard operating cash flow is an internal measure calculated by adjusting the Company's non-GAAP net income with year-over-year cash changes in working capital and capital expenditures for 2010.

(5)
The September operating income forecast was used in lieu of the annual operating plan objectives for Mr. Hirshberg's 2010 CAIP opportunity because of his September 1, 2010 date of hire.

        We established performance measures for each individual and assigned a weighting, expressed as a percentage, to each performance measure, as reflected in the following table. Maximum and actual payout as a percentage of the target is also shown below. This total percentage of target is then applied to the individual's target percentage of salary to determine the actual award earned.

Name/Measure	Weight (%)	Maximum Payout (As Percentage of Target)	Actual Payout (As Percentage of Target)
Robert A. Kotick—TOTAL TARGET PAYOUT $2,014,438
Activision Blizzard Diluted Earnings per Share	50%	200%	108%
Activision Blizzard Operating Cash Flow	20	125	125
Drive Growth in Big Franchises	10	120	100
Deliver on Organizational Management	5	120	100
Improve Customer Service and Game Quality	5	120	100
Deliver Growth in Asia	5	120	100
Institutionalize the Call of Duty Endowment	5	120	110

Total	100	161	110
Thomas Tippl—TOTAL TARGET PAYOUT $957,906
Activision Blizzard Diluted Earnings per Share	50	200	108
Activision Blizzard Operating Cash Flow	20	125	125
Drive Growth in Big Franchises	10	120	100
Deliver on Organizational Management	5	120	100
Improve Customer Service and Game Quality	5	120	100
Deliver Growth in Asia	5	120	100
Institutionalize the Call of Duty Endowment	5	120	110

Total	100	161	110
Eric Hirshberg—TOTAL TARGET PAYOUT $253,846
Activision Publishing Operating Income (Sept. 2010 Forecast)(1)	60	200	100
Activision Blizzard Operating Income (Sept. 2010 Forecast)(1)	10	200	107
Activision Blizzard Operating Cash Flow	10	125	125
Call of Duty Marketing Campaign	10	120	120
Talent Assessment Report	10	120	120

Total	100	177	107
Michael Morhaime—TOTAL TARGET PAYOUT $201,661
Blizzard Operating Income	60	200	116
Activision Blizzard Operating Income	10	200	101
Launch StarCraft II and Deliver Growth in Asia	10	120	100
Grow WoW Business by Improving Customer Service	10	120	100
Improve Depth and Quality of Leadership	5	120	120
Institutionalize a Culture of Corporate Giving	5	120	120

Total	100	176	112
George Rose—TOTAL TARGET PAYOUT $405,058
Activision Blizzard Operating Income	60	200	101
Activision Blizzard Operating Cash Flow	10	125	125
Establish Plan Regarding Used Games	10	120	100
Advance Public Policy Agenda	10	120	100
Achieve Lease Cost Reduction for HQ	5	120	110
Institutionalize the Call of Duty Endowment	5	120	110

Total	100%	169%	104%

(1)
The September operating income forecast was used in lieu of the annual operating plan objectives because of Mr. Hirshberg's September 1, 2010 date of hire.

        All CAIP payouts were based solely on the achievement of specified Company and individual performance measures and the weighting thereof.

  Other Annual Incentive Plans and Bonus Programs for 2010

        In addition to the CAIP discussed above, in accordance with his employment agreement, Mr. Morhaime received payments for 2010 under the Blizzard Bonus Plan and the Morhaime Profit Sharing Plan. Under the Blizzard Bonus Plan, a Blizzard Entertainment program that predates the Combination, Mr. Morhaime is eligible to receive an end-of-year bonus, the target amount of which is 37% of his base salary, the minimum of which is 18.5% of his base salary and the actual amount of which is otherwise based on a subjective determination by the Compensation Committee.

        The Morhaime Profit Sharing Plan is comparable to the Blizzard Profit Sharing Plan, a program that, like the Blizzard Bonus Plan, predates the Combination and provides employees of Blizzard Entertainment with the opportunity to share in the earnings generated by Blizzard Entertainment. Rather than participating directly in the Blizzard Profit Sharing Plan, in order to maximize the deductibility of those payments as performance-based compensation under Section 162(m), Mr. Morhaime's opportunity to receive profit sharing payments is under the 2008 Plan (and is, therefore, known as the "Morhaime Profit Sharing Plan" instead). The Compensation Committee made the decision to retain a profit sharing component in Mr. Morhaime's compensation following the Combination due to Mr. Morhaime's position, as well as our strategic focus on profitability, the prevalent market practice of profit sharing programs in the gaming industry, contractual obligations and our desire to incent and reward his contribution to Blizzard Entertainment and Activision Blizzard profits. Under the Morhaime Profit Sharing Plan, Mr. Morhaime is entitled to up to 6% of the "profit sharing pool" established pursuant to the Blizzard Entertainment Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage). For 2010, Mr. Morhaime received the maximum payment for which he was eligible under the Morhaime Profit Sharing Plan.

        In addition, the Compensation Committee awarded Mr. Tippl a special performance bonus in the amount of $1,000,000 for his ability to simultaneously fill multiple leadership roles during a time of significant organizational transition, as well as his critical role in enabling the Company to exceed its own financial goals and outperform the industry by a wide margin during 2010.

  Long-Term Incentives

        Our long-term incentive program is intended to drive long-term value creation, create alignment with stockholders' interests and to encourage retention of key executives. The program consists of stock options, restricted stock and restricted share units (including shares of restricted stock and restricted share units with vesting tied to performance and collectively referred to as "restricted share awards"). Stock options provide value to the executives only in the event the stock price increases, consistent with stockholder objectives. Restricted share awards provide an ownership interest in the Company, further aligning the interests of our executives with those of stockholders. Restricted share awards also serve as a retention vehicle since these grants generally vest in whole or in part based on continued employment. We believe a combination of stock options and restricted share awards serves to appropriately balance the objectives of the long-term incentive program. In granting equity to executive officers, we currently typically target delivering a certain value through a mix of approximately one-third stock options, one-third time-vesting restricted share units and one-third performance-vesting restricted share units.

        As discussed above (see "—Business Environment and Associated Talent Requirements—Compensation Philosophy and Objectives"), we believe that entering into employment agreements with our executives is an important element to attract and retain top talent and our employment agreements with our executives typically include a minimum commitment of three years. When we make a long-term incentive grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. By providing "upfront" grants, rather than annual awards, with target values that are based upon the length of the term of the agreement, we intend to secure long-term commitments to our multi-year business growth strategy. We may also provide supplemental long-term incentive grants to our executive officers during the term of their employment agreement, if there are circumstances that warrant doing so.

        During 2010, we provided long-term incentive awards to each of our named executive officers. In connection with his promotion to Chief Operating Officer and his agreement to continue to serve as our Chief Financial Officer until a replacement is hired, Mr. Tippl received an upfront grant of equity that vests over the term of his employment agreement. In connection with the consummation of his employment with us, Mr. Hirshberg received an upfront grant of equity that vests over the term of his employment agreement. In conjunction with the extension of the term of his employment with us, Mr. Morhaime received an upfront grant of equity that vests over the term of his employment agreement. Mr. Morhaime also received an annual equity award in accordance with his employment agreement. Details of each employment agreement are described below (see "Employment Agreements"). In addition, Messrs. Kotick, Tippl and Rose each received a special equity award during 2010 to make his overall equity compensation competitive with prevailing market conditions.

        As noted above, certain restricted share awards for Messrs. Kotick, Tippl and Hirshberg have been made with vesting contingent on the achievement of specified performance objectives. For Mr. Kotick, the measure is our absolute total shareholder return. For Mr. Tippl, the measure is our diluted non-GAAP earnings per share. For Mr. Hirshberg, the measure is Activision Publishing's non-GAAP operating income. Additionally, effective November 1, 2010, the Compensation Committee decided that, on a going-forward basis, all executive officers would receive restricted share units with vesting tied to performance. These restricted share units will generally cliff vest at the end of the vesting term, typically three years, with the number of units vesting prorated based upon our attainment of certain non-GAAP operating income targets during each year in the vesting term.

        All equity awards, including those made to executive officers in connection with new or renewed employment agreements, are approved by our Compensation Committee and, where appropriate, the Section 16 Subcommittee. The effective date of the grant is generally the third trading day following approval, if approval is obtained during an open trading window within the meaning of our insider trading and pre-clearance policies. In the event that the Compensation Committee approves a grant when the trading window is not open because, for example, we are in a regularly scheduled quarter-end blackout period, the effective date of the grant is ordinarily delayed until the trading window is next scheduled to be open. Stock options have an exercise price equal to the NASDAQ Official Closing Price of our Common Stock on the effective date as reported on Nasdaq.com.

  Retirement Arrangements

        We offer a 401(k) plan to all employees in the United States, including our named executive officers. We do not maintain other retirement benefit plans for our employees, such as a qualified pension plan or a special non-qualified or supplemental deferred compensation plan. We believe that retirement arrangements are particular to, and should remain the responsibility of, each individual officer. The emphasis on minimal retirement arrangements ensures that a substantial portion of our named executive officers' long-term wealth accumulation depends on the achievement of Activision Blizzard profitability targets and the appreciation of our Common Stock.

  Perquisites

        Similar to our philosophy on retirement arrangements, we believe that most items provided by other employers as perquisites for their executives are particular to, and should remain the responsibility of, each individual officer. As such, we provide limited perquisites to our named executive officers, although our named executive officers are eligible to participate in a number of broad-based benefits programs that are available to all of our employees (e.g., they are entitled to "matching" contributions under our 401k plan and relocation assistance). Our named executive officers may receive Company-paid life and disability insurance and/or participate in insurance programs only available to our senior employees.

        In addition, pursuant to his employment agreement, Mr. Morhaime is entitled to welfare benefits that are, in the aggregate, on terms and conditions no less favorable than those made available to him prior to the Combination. As such, we cover the full cost of Mr. Morhaime's health/medical insurance and the plan in which he participates pays for the full amount of covered medical expenses. In addition, were Mr. Morhaime to receive short-term disability insurance benefits, we would provide him with the difference between the amount he receives under the insurance and his base salary. The car allowance and personal financial services stipend historically provided to Mr. Morhaime were discontinued in October 2010 in accordance with his amended employment agreement. See the "Summary Compensation Table" below for further details.

        Also, as part of an overall focus on increased executive security, during 2010 we paid for certain repairs and upgrades to Mr. Kotick's home security system. See the "Summary Compensation Table" below for further details.

  Employment and Change-of-Control Arrangements

        To attract and retain talented executives, we provide severance benefits under certain conditions, which are negotiated with each executive officer in connection with a new or renewed employment agreement. In addition, Mr. Kotick has been provided certain change-of-control protection. The Compensation Committee believes these arrangements remain consistent with market practice and will assist the relevant individuals in maintaining objectivity in the context of a potential change-of-control transaction. These benefits for each of our named executive officers are described under "—Potential Payments upon Termination or Change of Control" below.

  Impact of Tax and Accounting Considerations

  Section 162(m) of the Internal Revenue Code

        In structuring compensation programs, setting individual compensation levels and awarding bonuses and incentive plan payouts, the Compensation Committee considers the potential impact of Section 162(m). Section 162(m) generally does not allow a publicly held corporation to take a tax deduction when compensation paid to a covered employee (generally, the chief executive officer and any of the corporation's three other highest paid officers other than the chief financial officer) exceeds $1.0 million in any taxable year unless:

  •
  the compensation is payable solely on account of the attainment of pre-established objective performance goals;

  •
  a committee of two or more outside directors determines such performance goals;

  •
  our stockholders approve the material terms of the compensation; and

  •
  the committee certifies that the employee has met the performance goals.

        The tax deductibility of compensation paid to other executives is not subject to these limitations.

        We generally attempt to preserve the deductibility of elements of our performance-based incentives. However, we believe it is important that we retain the flexibility to structure compensation arrangements necessary to attract and retain the best executive talent, even though such elements may not be fully deductible under Section 162(m).

        During 2010, the base salaries for each of our covered employees, with the exception of Mr. Kotick, were less than $1.0 million. Therefore, we may deduct the full amount of the salary paid to each of those employees and $1.0 million of the amount paid to Mr. Kotick. Further, payments under the CAIP and the Morhaime Profit Sharing Plan, each described above, are structured to be performance-based incentives within the meaning of the 2008 Plan and, therefore, we may deduct the amount paid thereunder, up to the $6 million limit under the 2008 Plan on the payment of such awards to any one person for a single year. (For further detail on the CAIP structure, please see "—Elements of Our Compensation Program for 2010—Corporate Annual Incentive Plan—2010 Opportunities", and for further detail on the MSPP structure, please see "—Elements of Our Compensation Program for 2010—Other Annual Incentive Plans and Bonus Programs for 2010".)

  Section 409A of the Internal Revenue Code

        To the extent that any compensation paid or committed to any of our named executive officers constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, the Compensation Committee intends to cause that compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the person receiving the compensation.

  Accounting Considerations

        The Compensation Committee also takes accounting considerations, including the impact of ASC Topic 718, into account in structuring compensation programs and determining the form and amount of compensation awarded.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under "Executive Compensation—Compensation Discussion and Analysis" above. Based on that review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and also be incorporated by reference into our Annual Report on Form 10-K for the period ended December 31, 2010.

Members of the Compensation Committee

Jean-Bernard Lévy (Chairperson), Frédéric R. Crépin, Robert J. Corti,
Robert J. Morgado and Stéphane Roussel

Summary Compensation Table

        The table below presents compensation information for each of our named executive officers for services rendered during the periods indicated.

        As previously discussed, we believe that entering into multi-year employment agreements with our executives is an important element to attract and retain top talent. When we make a long-term equity grant to an executive officer, it is typically done in connection with the initial entry into an employment agreement, the renewal of that agreement or an amendment to that agreement in connection with a promotion or other assumption of new responsibilities. The target value of any such equity grant is based upon the length of the term of the agreement and such grants are typically the only equity grants made to our executive officers (i.e., our executive officers do not typically receive annual grants of equity). As the amounts shown in the Stock Awards and Option Awards columns in the table below represent the aggregate grant date fair value of the awards, the equity-based compensation and, as such, the total compensation for each executive will differ significantly from year-to-year depending on whether he entered into an employment agreement (or amendment thereof), and therefore received an equity incentive award, in a given year. (See "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Long-Term Incentives" for further information about our equity granting practices.)

Name and Principal Position	Year(1)	Salary ($)	Bonus(2) ($)	Stock Awards(3) ($)		Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation ($)		Total ($)
Robert A. Kotick	2010	1,009,673	—	1,900,800		—	2,207,825	479,012	(5)	5,597,310
President and Chief	2009	953,654	500,000	—		—	1,667,250	30,104		3,151,008
Executive Officer	9MO 08	743,980	5,000,000	34,062,314		—	1,433,550	3,990		41,243,834
	FY2008	899,560	5,000,000	—		25,292,704	3,079,798	10,750		34,282,812
Thomas Tippl	2010	834,747	1,000,000	6,439,950	(6)	2,360,400	1,051,197	39,002	(5)	11,725,296
Chief Operating Officer	2009	726,423	—	2,645,000		7,970,880	664,417	20,818		12,027,538
and Chief Financial	9MO 08	387,731	562,500	—		—	327,531	113,525		1,391,287
Officer	FY2008	483,385	—	—		—	631,620	164,519		1,279,524
Eric Hirshberg(7)	2010	251,786	2,000,000	9,979,200	(6)	1,457,750	271,361	1,731	(5)	13,961,828
Chief Executive Officer,
Activision Publishing
Michael Morhaime	2010	749,665	381,950	5,583,600		2,473,817	7,331,214	23,908	(5)	16,544,154
President and Chief	2009	514,814	451,580	—		1,050,000	2,649,899	40,649		4,706,942
Executive Officer	9MO 08	232,667	415,625	—		4,177,314	3,492,386	20,428		8,338,420
Blizzard Entertainment
George Rose	2010	541,451	—	650,790		2,048,380	421,800	20,029	(5)	3,682,450
Chief Public Policy	2009	513,769	—	—		—	300,364	16,707		830,840
Officer	9MO 08	378,846	356,250	—		—	320,063	5,344		1,060,503
	FY2008	472,500	—	539,750		2,508,650	609,188	7,597		4,137,685

(1)
Upon the consummation of the Combination, we changed our fiscal year end from March 31st to December 31st. 9MO 08 refers to the nine-month period from April 1, 2008 through December 31, 2008 and FY2008 refers to Activision, Inc.'s 2008 fiscal year (from April 1, 2007 through March 31, 2008).

(2)
The amount paid to Mr. Kotick for 2009 consists of a special achievement bonus paid to him for his performance during that period. The amount paid to Mr. Kotick for each of the nine-month period ended December 31, 2008 (i.e., 9MO 08) and 2008 represents a cash bonus paid in accordance with his replacement bonus agreement with us (and was intended to compensate him for certain benefits he would have received upon a change of control of the Company under his prior employment agreement had the agreement not been amended to avoid the imposition of adverse tax consequences on him under Section 409A of the Internal Revenue Code). The amount paid to Mr. Tippl for 2010 represents a special performance award he received for his ability to simultaneously fill multiple leadership roles during a time of significant organizational transition, as well as his critical role in enabling the Company to exceed its own financial goals and outperform the industry by a wide margin during 2010. The amount paid to Mr. Tippl for 9MO 08 represents a bonus paid to him upon the consummation of the Combination as compensation for his contributions with respect thereto. The amount paid to Mr. Hirshberg for 2010 consists of a signing bonus paid to him as inducement to enter into his employment agreement with us (see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Other Annual Incentive Plan and Bonus Programs for 2010" above). The amount paid to Mr. Morhaime for 2010 consists of a bonus paid to him pursuant to the Blizzard Bonus Plan (see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010" above) and the amounts paid to him for periods prior to 2010 consists of bonuses paid to him pursuant to the Blizzard Bonus Plan and the guaranteed portion of his CAIP award. The amount paid to Mr. Rose for 9MO 08 represents a bonus paid to him upon the consummation of the Combination as compensation for his contributions with respect thereto.

(3)
The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in the period (in each case, computed in accordance with ASC Topic 718). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year.

Prior to a change in SEC guidance in 2008, our disclosure consisted of the dollar amounts recognized for financial reporting purposes in the relevant period for awards granted in and prior to that period rather than the aggregate grant date fair value of awards granted in the period. Accordingly, the amounts reported for each period prior to 2009 differ from the amounts we previously reported for those periods.

Assumptions and key variables used in the calculation of the grant date fair values:

•
for 2010, are discussed in footnote 19 to our audited financial statements included in our 2010 10-K;

•
for 2009, are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 1, 2010;

•
for 9MO 08, are discussed in footnote 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on February 27, 2009; and

•
for FY2008, are discussed in footnote 14 to Activision, Inc.'s audited financial statements included in its Annual Report on Form 10-K for the year ended March 31, 2008 filed with the SEC on May 30, 2008.

(4)
For 2010, the amounts in this column for the named executive officers represent cash incentives paid under the CAIP, as well as, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan. For periods prior to 2010, the amounts in this column for the named executive officers other than Mr. Morhaime represent cash incentives paid under the CAIP and, for Mr. Morhaime, amounts paid to him pursuant to the Morhaime Profit Sharing Plan and the portion of his payment under the CAIP in excess of the amount which was guaranteed under his employment agreement prior to it being amended in November 2009 (which guaranteed portion is reported herein as a bonus). For a discussion of non-equity incentive plans, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Corporate Annual Incentive Plan" and "—Other Annual Incentive Plan and Bonus Programs for 2010".

(5)
The other compensation for 2010 consists of the following:

Name	Company 401(k) plan "matching" contributions	Life, disability or medical insurance premiums	Dividend and Dividend Equivalent Payments(a)	Car Allowance(b)	Taxable Income Reimbursement Related to Company- Provided Merchandise(c)	Home Security(d)	Total
Robert A. Kotick	$3,300	$47,119	$411,364	—	—	$17,229	$479,012
Thomas Tippl	$3,300	$8,031	$27,671	—	—	—	$39,002
Eric Hirshberg	—	$1,731	—	—	—	—	$1,731
Michael Morhaime	$8,013	$5,170	—	$8,800	$1,925	—	$23,908
George Rose	$3,300	$12,979	$3,750	—	—	—	$20,029
(a)
The amounts represent dividends paid in respect of restricted shares and/or dividend equivalents paid in respect of restricted share units held by the officer, as the case may be, on the record date for the cash dividend of $0.15 per share paid to our stockholders on April 2, 2010.

(b)
Mr. Morhaime's car allowance was discontinued in October 2010 in accordance with his amended employment agreement. (In addition, he is no longer entitled to a stipend for personal financial services (and no such amount was paid during 2010).) See "—Employment Agreements—Morhaime Employment Agreement" below.

(c)
The amount represents a reimbursement for taxes Mr. Morhaime incurred on merchandise he received from Blizzard Entertainment. (The value of the merchandise is not included as it was provided as part of a broad-based program for employees of Blizzard Entertainment.)

(d)
The amount represents upgrades and repairs to Mr. Kotick's home security system.

  We have calculated the incremental cost to us of the compensation listed above based on the amount of payments made by us for the provision of such benefits.

(6)
The grant date fair value of the restricted shares of Common Stock with vesting tied to performance awarded to Mr. Tippl in 2010 and the grant date fair value of the restricted share units with vesting tied to performance awarded to Mr. Hirshberg in 2010 each assume the highest level of performance.

(7)
Mr. Hirshberg's date of hire was September 1, 2010.

Grants of Plan-Based Awards for 2010

        The table below provides information regarding the grants of plan-based awards made to the executive officers during 2010:

													All Other Stock Awards: Number of Shares of Stock or Units(1) (#)		All Other Option Awards: Number of Securities Underlying Options(1) (#)
						Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)								Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2) ($)
Name	Grant Type		Grant Date	Approval Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Robert A. Kotick	CAIP	(3)				0	2,014,438	3,243,246
	Equity		11/8/2010	10/27/2010	(4)								160,000	(5)				1,900,800
Thomas Tippl	CAIP	(3)				0	957,906	1,542,645
	Equity		05/10/2010	05/3/2010	(4)				—	225,000	(6)	—						2,450,250
	Equity		05/10/2010	05/3/2010	(4)								350,000	(7)				3,811,500
	Equity		05/10/2010	05/3/2010	(4)										525,000	(8)	10.89	2,360,400
	Equity		11/8/2010	10/27/2010	(4)								15,000	(5)				178,200
Eric Hirshberg	CAIP	(3)				0	253,846	448,038
	Equity		11/8/2010	10/27/2010	(4)					300,000	(9)							3,564,000
	Equity		11/8/2010	10/27/2010	(4)								540,000	(10)				6,415,200
	Equity		11/8/2010	10/27/2010	(4)										350,000	(11)	11.88	1,457,750
Michael Morhaime	CAIP	(3)				0	201,661	354,028
	MPSP	(12)				0	2,626,909	—
	Equity		11/8/2010	10/27/2010	(4)								400,000	(13)				4,752,000
	Equity		11/8/2010	10/27/2010	(4)								70,000	(14)				831,600
	Equity		11/8/2010	10/27/2010	(4)										300,000	(15)	11.88	1,526,750
	Equity		11/8/2010	10/27/2010	(4)										200,000	(16)	11.88	947,067
George Rose	CAIP	(3)				0	405,058	682,657
	Equity		3/4/2010	3/1/2010									45,000	(17)				496,350
	Equity		3/4/2010	3/1/2010											460,000	(18)	11.03	2,048,380
	Equity		11/8/2010	10/27/2010	(4)								13,000	(5)				154,440

(1)
All grants of equity awards made to our named executive officers in 2010 were made under the 2008 Plan.

(2)
The grant date fair value of the stock and option awards is computed in accordance with ASC Topic 718. Please see footnote 2 to the Summary Compensation Table for information about the assumptions and key variables used in the calculation of those grant date fair values. All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

(3)
Each of our named executive officers had an opportunity to earn a bonus for 2010 pursuant to the CAIP. None were entitled to a minimum amount thereunder (and none would have received any bonus thereunder if the Company's operating income didn't meet or exceed 85% of the target operating income for the year set forth in the annual operating plan approved by our Board). The target and maximum bonus under the CAIP for each named executive officer were based on the salary he earned for 2010 (and, thus, Mr. Hirshberg's target and maximum bonus under the CAIP for 2010 reflect that his date of hire was September 1, 2010). Targets assumed 100% financial and individual performance, while maximums assumed financial measures capped at 125% to 200% of target and individual qualitative measures capped at 120% of target. For more information about the CAIP, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Corporate Annual Incentive Plan" above.

(4)
These equity awards were approved during a "blackout period," as defined in our insider trading and pre-clearance policies, so the effective date of the awards is the first trading day after that blackout period was no longer in effect.

(5)
This represents a one-time grant of restricted share units to the executive, each representing the conditional right to receive one share of our Common Stock, made to make the executive's overall equity compensation competitive with prevailing market conditions. Please see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Long-Term Incentives". These restricted share units will vest in full on November 8, 2011, subject to the executive's continued employment through that date.

(6)
This represents restricted shares of Common Stock with vesting tied to performance that were granted to Mr. Tippl in connection with his promotion to Chief Operating Officer and his agreement to continue to serve as our Chief Financial Officer until a replacement is hired. Our reported diluted non-GAAP earnings per share for 2010 exceeded the diluted earnings per share objective in our annual operating plan for that year and, accordingly, one-fourth of the restricted shares vested on February 15, 2011. One-fourth of the restricted shares will vest on each of February 15, 2012, 2013 and 2014, in each case if the Compensation Committee determines that our reported diluted non-GAAP earnings per share for the prior year is at least equal to the diluted non-GAAP earnings per share objective in our annual operating plan for that year and subject to Mr. Tippl's continued employment through such date. In addition, if an objective for a year is not met but we "over-deliver" in a subsequent year by an amount at least sufficient to make up for the previous shortfall, all shares that previously failed to vest will vest on that subsequent vesting date along with the shares otherwise then vesting.

(7)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Tippl in connection with his promotion to Chief Operating Officer and his agreement to continue to serve as our Chief Financial Officer until a replacement is hired. One-fourth of these restricted share units vested on February 15, 2011 and one-fourth will vest on each of February 15, 2012, 2013 and 2014, subject to Mr. Tippl's continued employment through such date.

(8)
These options to purchase our Common Stock were granted to Mr. Tippl in connection with his promotion to Chief Operating Officer and his agreement to continue to serve as our Chief Financial Officer until a replacement is hired. One-fourth of these options vested on February 15, 2011 and one-fourth will vest on each of February 15, 2012, 2013 and 2014, subject to Mr. Tippl's continued employment through such date.

(9)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, with vesting tied to performance, that were granted to Mr. Hirshberg in connection with the commencement of his employment with the Company in September 2010. One-fifth of these restricted share units will vest on each of March 15, 2012, 2013, 2014, 2015 and 2016, in each case if the Compensation Committee determines that the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded and subject to Mr. Hirshberg's continued employment through such date. Any shares earned upon vesting will be delivered on the earlier to occur of March 10, 2016 and five days after the date on which his employment is terminated.

(10)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Hirshberg in connection with the commencement of his employment with us. One-fifth of these restricted share units will vest on each of August 31, 2011, 2012, 2013, 2014 and 2015, subject to Mr. Hirshberg's continued employment through such date.

(11)
These options to purchase our Common Stock were granted to Mr. Hirshberg in connection with the commencement of his employment with us. One-fifth of these options will vest on each of August 31, 2011, 2012, 2013, 2014 and 2015, subject to Mr. Hirshberg's continued employment through such date. On the earlier of December 31, 2015 and the date on which his employment is terminated, if the closing price of our stock on that date exceeds the exercise price per share of the options, he will receive an amount of cash equal to this spread multiplied by the number of options which have vested on that date.

(12)
Pursuant to his employment agreement with us, Mr. Morhaime participates in the Morhaime Profit Sharing Plan. In accordance therewith, Mr. Morhaime is entitled to share in an annual profit sharing pool, the aggregate amount of which depends upon Blizzard Entertainment's earnings for that year. While Mr. Morhaime is entitled to an amount equal to up to 6% of the pool, because the amount of the pool cannot be known at the beginning of a year, no target amount is determinable and the target amount shown is a representative amount equal to the amount Mr. Morhaime received under the Morhaime Profit Sharing Plan with respect to 2009. Further, while Mr. Morhaime is entitled to receive an amount equal to a minimum specified percentage of that pool, because there is no certainty there will be a pool, there is no minimum amount to which he is entitled. For more information about the Morhaime Profit Sharing Plan, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Other Annual Incentive Plan and Bonus Programs for 2010" above.

(13)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Morhaime in connection the extension of his term of employment with us until December 2016. One-sixth of these restricted share units will vest on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016, subject to Mr. Morhaime's continued employment through such date.

(14)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Morhaime as part of our annual equity award process pursuant to his employment agreement with us. One-third of these restricted share units will vest on each of November 7, 2011, 2012 and 2013, subject to Mr. Morhaime's continued employment through such date.

(15)
These options to purchase our Common Stock were granted to Mr. Morhaime in connection the extension of his term of employment with us until December 2016. One-sixth of these options will vest on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016, subject to Mr. Morhaime's continued employment through such date.

(16)
These options to purchase our Common Stock were granted to Mr. Morhaime as part of our annual equity award process pursuant to his employment agreement with us. One-third of these options will vest on each of November 7, 2011, 2012 and 2013, subject to Mr. Morhaime's continued employment through such date.

(17)
This represents restricted share units, each representing the conditional right to receive one share of our Common Stock, that were granted to Mr. Rose in connection the extension of his term of employment with us until December 2012 and his transition from Chief Legal Officer to Chief Public Policy Officer. One-third of these restricted share units vested on December 30, 2010 and one-third of these restricted share units will vest on each of December 30, 2011 and 2012, subject to Mr. Rose's continued employment through such date.

(18)
These options to purchase our Common Stock were granted to Mr. Rose in connection the extension of his term of employment with us until December 2012 and his transition from Chief Legal Officer to Chief Public Policy Officer. One-third of these options vested on December 30, 2010 and one-third of these options will vest on each of December 30, 2011 and 2012, subject to Mr. Rose's continued employment through such date.

Outstanding Equity Awards at December 31, 2010

        The table below sets forth the outstanding equity awards for each of our named executive officers as of December 31, 2010:

					Stock Awards
								Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2) ($)
							Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)
	Option Awards
						Market Value of Shares or Units of Stock That Have Not Vested(2) ($)
Name	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)
Robert A. Kotick(3)					160,000(4)(5)	1,990,400
							2,500,000(6)(7)	31,100,000
	547,410(6)(8)	—	3.34	7/22/2012
	230,634(6)(9)	—	3.87	4/29/2014
	83,364(6)	—	6.81	4/21/2016
	262,998(6)	—	9.57	6/15/2017
	2,220,000(6)	1,480,000(10)	13.29	12/1/2017
Thomas Tippl(11)					120,000(6)(12)	1,492,800
					350,000(6)(13)	4,354,000
					15,000(4)(5)	186,600
							225,000(14)	2,799,000
	1,031,112(6)	—	7.61	10/3/2015
	80,000(5)	—	6.81	4/21/2016
	240,000(6)	960,000(15)	11.50	5/11/2019
	—	525,000(6)(16)	10.89	5/10/2020
Eric Hirshberg					540,000(6)(17)	6,717,600
							300,000(6)(18)	3,732,000
	—	350,000(6)(19)	11.88	12/31/15(20)
Michael Morhaime					400,000(5)(21)	4,976,000
					70,000(5)(22)	870,800
	290,000(5)	310,000(23)	15.04	7/09/2018
	66,667(5)	113,333(24)	11.54	11/09/2019
	—	200,000(25)	11.88	11/08/2020
	—	300,000(26)	11.88	11/08/2020
George Rose					13,000(4)(5)	161,720
					30,000(6)(27)	373,200
	133,334(5)	—	5.54	3/30/2015
	140,000(5)	—	6.81	4/21/2016
	480,000(5)	—	10.80	9/28/2017
	153,334(6)	306,666(28)	11.03	3/4/2020

(1)
All exercisable options are currently vested.

(2)
Calculated using the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010, the last trading day in 2010.

(3)
During 2010, pursuant to a domestic relations order, Mr. Kotick transferred (a) options to purchase 2,016,000 shares of our Common Stock at $1.77 per share, (b) options to purchase 356,402 shares of our Common Stock at $2.65 per share, (c) options to purchase 284,988 shares of our Common Stock at $3.27 per share, (d) options to purchase 2,252,594 shares of our Common Stock at $3.34 per share, (e) options to purchase 720,000 shares of our Common Stock at $3.87 per share, (f) options to purchase 703,296 shares of our Common Stock at $3.94 per share, and (g) options to purchase 679,374 shares of our Common Stock at $6.66 per share, all of which were vested and exercisable upon transfer.

(4)
These restricted share units vest in full on November 8, 2011.

(5)
The impact of the termination of the executive's employment on this equity award is not governed by the executive's employment agreement and, instead, is consistent with our standard form of award agreement. Please see "—Potential Payments upon Termination or Change of Control" below.

(6)
The impact of the termination of the executive's employment on this equity award is governed by the executive's employment agreement. Please see "—Potential Payments upon Termination or Change of Control" below.

(7)
These restricted shares with vesting tied to performance vest in accordance with Mr. Kotick's employment agreement with us. Please see "—Employment Agreements—Robert A. Kotick" below.

(8)
As a result of Mr. Kotick's transfer by gift, these options are held by the 8986C Trust, an irrevocable trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(9)
As a result of Mr. Kotick's transfer by gift, options with respect to 14,181 shares are held by the 45121I Trust, a trust for the benefit of Mr. Kotick's minor children, over which Mr. Kotick does not exercise voting or investment power and as to which he disclaims beneficial ownership.

(10)
Options vest with respect to one-sixtieth of the underlying grant (which was for options to purchase 3,700,000 shares) on the first day of each month in the five years following the date of grant, commencing with January 1, 2008. (In accordance with that vesting schedule, options with respect to approximately 61,667 shares vested on each of January 1, 2011, February 1, 2011, March 1, 2011 and April 1, 2011.)

(11)
As a result of Mr. Tippl's transfer by gift, all of his outstanding equity awards are held in the name of the Thomas and Laura Tippl Family Trust. Mr. Tippl and his wife, Laura Tippl, are co-trustees of the trust and share voting and investment power with respect to those securities.

(12)
Restrictions lapse with respect to one-fourth of these restricted shares on each of February 15, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, the restrictions with respect to 30,000 shares lapsed on February 15, 2011.)

(13)
One-fourth of these restricted share units vest on each of February 15, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, 87,500 restricted share units vested on February 15, 2011.)

(14)
These restricted shares with vesting tied to performance vest in accordance with Mr. Tippl's employment agreement with us. Please see "—Employment Agreements—Thomas Tippl" below. (The performance metric related to 2010 was satisfied and, on February 15, 2011, 56,250 restricted shares vested.)

(15)
One-fourth of these options vest on each of February 15, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, options with respect to 240,000 shares vested on February 15, 2011.)

(16)
One-fourth of these options vest on each of February 15, 2011, 2012, 2013 and 2014. (In accordance with that vesting schedule, 131,250 options vested on February 15, 2011.)

(17)
One-fifth of these restricted share units vest on each of August 31, 2011, 2012, 2013, 2014 and 2015.

(18)
One-fifth of these restricted share units vest on each of March 15, 2012, 2013, 2014, 2015 and 2016, in each case if the Compensation Committee determines that the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded.

(19)
One-fifth of these options vest on each of August 31, 2011, 2012, 2013, 2014 and 2015.

(20)
On the earlier of December 31, 2015 and the date on which Mr. Hirshberg's employment is terminated, if the closing price of our stock on that date exceeds the exercise price per share of the options, his option will automatically be exercised and he will receive an amount of cash equal to this spread multiplied by the number of options which have vested on that date.

(21)
One-sixth of these restricted share units vest on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016.

(22)
One-third of these restricted share units vest on each of November 7, 2011, 2012 and 2013.

(23)
Options vest with respect to one-sixtieth of the underlying grant (which was for options to purchase 600,000 shares) on the ninth day of each month in the five years following the date of grant, commencing with August 9, 2008. (In accordance with that vesting schedule, options with respect to 10,000 shares vested on each of January 9, 2011, February 9, 2011, March 9, 2011 and April 9, 2011.)

(24)
One-half of these options vest on each of November 9, 2011 and 2012.

(25)
One-third of these options vest on each of November 7, 2011, 2012 and 2013.

(26)
One-sixth of these options vest on each of December 31, 2011, 2012, 2013, 2014, 2015 and 2016.

(27)
One-half of these restricted share units vest on each of December 30, 2011 and 2012.

(28)
One-half of these options vest on each of December 30, 2011 and 2012.

Option Exercises and Stock Vested for 2010

        The table below sets forth details with respect to the options exercised by, and the restricted shares and restricted share units that vested for, our named executive officers in 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Robert A. Kotick	—	—	242,424		3,015,755
Thomas Tippl	—	—	174,474	(2)	1,922,932
Eric Hirshberg	—	—	—		—
Michael Morhaime	—	—	—		—
George Rose	208,502	1,518,038	40,000		489,800

(1)
The "Value Realized on Vesting" is computed by multiplying the number of shares of stock or units by the closing price of our Common Stock as quoted on the NASDAQ National Market on the vesting date (or if that date is not a trading date, the next trading date).

(2)
These shares were held at the time of vesting by the Thomas and Laura Tippl Family Trust.

Employment Agreements

        We believe that, to attract and retain the executive talent necessary to lead us, we should enter into an employment agreement with each of our executive officers. The following is a summary of the material terms regarding compensation set forth in the employment agreement we have entered into with each of our named executive officers, other than provisions regarding payments and benefits upon termination or a change of control, which are described under "—Potential Payments upon Termination or Change of Control" below.

  Robert A. Kotick

        Robert A. Kotick is party to an employment agreement with us, dated as of December 1, 2007 and amended as of July 8, 2008 (as so amended, the "Kotick Employment Agreement"), pursuant to which he serves as our President and Chief Executive Officer. Mr. Kotick's term of employment under the Kotick Employment Agreement began on December 1, 2007 and will end on December 31, 2012.

        Pursuant to the Kotick Employment Agreement, Mr. Kotick's annual base salary was $950,000 on December 1, 2007 and was and will be increased automatically as of January 1st of each year, in an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person's significant promotion or modification in duties). Mr. Kotick chose to forgo any base salary increase for each of 2008 and 2009. For more information about Mr. Kotick's base salary, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Salary" above.

        Mr. Kotick is also entitled to receive an annual bonus under the CAIP, with a target amount of 200% of his base salary, the actual amount of which is determined by the Compensation Committee based on his achievement of mutually agreed objectives, his overall performance and the Company's financial performance and the form of which is determined by the Compensation Committee at its sole discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—2010 Achievement of Performance Goals and Payouts" above. In addition, the Compensation Committee, at its sole discretion, may award Mr. Kotick a performance bonus at any time in an amount and form determined by the Compensation Committee. Mr. Kotick is also entitled to participate in all benefit plans generally available to our senior executive officers and we are required to maintain an $8.55 million supplemental term life insurance policy for the benefit of his estate until November 30, 2017.

        As an inducement to enter into the Kotick Employment Agreement, Mr. Kotick received an option to purchase 3,700,000 shares of our Common Stock. In addition, upon the consummation of the Combination, Mr. Kotick received a grant of 2,500,000 restricted shares of our Common Stock with vesting tied to performance, that vest in 20% increments on each of the first, second, third and fourth anniversaries of the consummation of the Combination, with another 20% to vest on the last day of the term of the Kotick Employment Agreement, in each case subject to our attaining the specified compound annual total stockholder return target at the end that vesting period (0% through the first, 5% through the second, 7.5% through the third, 15% through the fourth and 18% through the fifth anniversary). If we do not achieve the performance target for a vesting period, none of those restricted shares will vest for that vesting period. If, however, we later achieve the compound annual total stockholder return target for a subsequent vesting period, then all of the unvested restricted shares relating to prior vesting periods will vest on that subsequent vesting date. To date, none of the annual performance targets related to these restricted shares have been satisfied.

        Further, in accordance with the Kotick Employment Agreement, upon the consummation of the Combination, options to purchase 300,000 shares of our Common Stock that would otherwise have vested on April 10, 2010 vested on July 9, 2008.

        Pursuant to the Kotick Employment Agreement, until the second anniversary of the expiration of the term of his employment under the agreement, Mr. Kotick is restricted from soliciting the employment of anyone then-employed by us or our affiliates (or anyone who was employed by us or them during the then-most recent six-month period). In addition, Mr. Kotick is prohibited from competing with us during the term of his employment under the Kotick Employment Agreement.

  Thomas Tippl

        Thomas Tippl is party to an employment agreement with us, dated as of September 9, 2005 and amended as of December 15, 2008, April 15, 2009 and March 23, 2010 (as so amended, the "Tippl Employment Agreement"), pursuant to which he served as the Chief Financial Officer of Activision Publishing until the consummation of the Combination, as our Chief Financial Officer from the consummation of the Combination until February 2009, and as our Chief Corporate Officer and Chief Financial Officer from February 2009 until March 2010, and since March 2010 serves as our Chief Operating Officer (as well as continues to serve as our Chief Financial Officer until his replacement is hired). Mr. Tippl's term of employment under the Tippl Employment Agreement began on October 1, 2005 and will end on April 15, 2014.

        Pursuant to the Tippl Employment Agreement, Mr. Tippl's annual base salary was $850,000 as of March 23, 2010 and was and will be automatically increased as of February 15th of each year by an amount at least equal to the average percentage increase approved by the Compensation Committee for members of the executive leadership team with respect to that year (excluding any increase guaranteed to any such person by contract or due to such person's significant promotion or modification in duties). For more information about Mr. Tippl's base salary, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Salary" above.

        Pursuant to the Tippl Employment Agreement, Mr. Tippl is also eligible for an annual bonus under the CAIP, with a target amount of 120% of his base salary, the actual amount of which is determined at the Company's sole discretion based on his overall performance and the Company's performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—2010 Achievement of Performance Goals and Payouts" above. Mr. Tippl is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $3 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the Tippl Employment Agreement, in connection with the commencement of his employment, Mr. Tippl was paid a signing bonus of $100,000 and granted an option to purchase 1,600,000 shares of our Common Stock. In addition, in consideration for abandoning certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, in connection with the commencement of his employment Mr. Tippl was granted 193,424 restricted shares of our Common Stock. As an inducement to enter into the February 2009 amendment to the Tippl Employment Agreement pursuant to which he was promoted from Chief Financial Officer to Chief Corporate Officer and Chief Financial Officer and the term of his employment was extended until April 2014, Mr. Tippl was granted (1) an option to purchase 1,200,000 shares of our Common Stock, (2) 150,000 restricted shares, and (3) 80,000 restricted shares of our Common Stock with vesting tied to performance that vested on February 15, 2010 upon our attainment of a specified diluted non-GAAP earnings per share target. As an inducement to enter into the March 2010 amendment to the Tippl Employment Agreement pursuant to which he was promoted to Chief Operating Officer and agreed to continue to serve as our Chief Financial Officer until a replacement is hired (thereby simultaneously filling multiple leadership roles during a time of significant organizational transition), Mr. Tippl was granted (1) an option to purchase 525,000 shares and (2) 350,000 restricted share units. Mr. Tippl was also granted 225,000 restricted shares of our Common Stock with vesting tied to performance that vest ratably on each of February 15, 2011, 2012,

2013 and 2014, in each case if the Compensation Committee determines that our diluted non-GAAP earnings per share for the prior year is at least equal to the diluted non-GAAP earnings per share objective in our annual operating plan for that year. In addition, if an objective for a year is not met but we "over-deliver" in a subsequent year by an amount at least sufficient to make up for the previous shortfall, all shares that previously failed to vest will vest on that subsequent vesting date along with the shares otherwise then vesting.

        Pursuant to the Tippl Employment Agreement, until the second anniversary of the termination of his employment, Mr. Tippl is restricted from soliciting the employment of anyone who was employed by us or our affiliates during the term of his employment and from inducing any of our business partners to alter its relationship with us. Mr. Tippl is also generally not permitted to seek or negotiate for other employment before the final six months of the term of employment under the Tippl Employment Agreement. In addition, Mr. Tippl is prohibited from competing with us during the term of the Tippl Employment Agreement.

  Eric Hirshberg

        Eric Hirshberg is party to an employment agreement with Activision Publishing, dated as of July 6, 2010 (the "Hirshberg Employment Agreement"), pursuant to which he serves as Activision Publishing's Chief Executive Officer. Mr. Hirshberg's term of employment under the Hirshberg Employment Agreement began on September 1, 2010 and will end on December 31, 2015.

        Pursuant to the Hirshberg Employment Agreement, Mr. Hirshberg's annual base salary was $750,000 on September 1, 2010 and will be increased by at least 5% annually. For more information about Mr. Hirshberg's base salary, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Salary" above.

        Mr. Hirshberg is also eligible for an annual bonus under the CAIP with a target amount of 100% of his base salary, the actual amount of which is determined at the Company's sole discretion based on his overall performance and the Company's performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—2010 Achievement of Performance Goals and Payouts" above. While Mr. Hirshberg is not guaranteed an annual bonus for any year, if (1) the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded, (2) we have not advised him prior to March 1st of the following year that he will be receiving a bonus at least equal to his target bonus for that year under the CAIP, and (3) he voluntarily resigns on or before March 8th of that following year, we must pay him an amount equal to the greater of (X) the base salary to which he would have been entitled had he remained Activision Publishing's employee through December 15, 2015 and (Y) any excess of $10,500,000 over his aggregate earned compensation as of his termination date. For the purposes of the Hirshberg Employment Agreement, Mr. Hirshberg's "aggregate earned compensation" consists of all payments made, and the value of all benefits provided, to him during the term of his employment with Activision Publishing and the amount of any severance to which he is entitled, where the value attributable to his options to purchase shares of our Common Stock is any excess of the fair market value of the underlying shares on the termination date or expiration date, as the case may be, over the aggregate exercise price and the value attributable to his restricted share units (including those with vesting tied to performance) is the fair market value of the underlying shares when delivered to him. See "—Potential Payments upon Termination or Change of Control" below for details regarding our severance obligations to Mr. Hirshberg. Mr. Hirshberg is also entitled to participate in all benefit plans generally available to our senior executive officers.

        As an inducement to enter into the Hirshberg Employment Agreement, Mr. Hirshberg was (1) paid a signing bonus of $2,000,000, (2) granted an option to purchase 350,000 shares of our Common Stock, (3) granted 540,000 restricted share units, and (4) granted 300,000 restricted share units with vesting tied to performance that vest ratably on each of March 15, 2012, 2013, 2014, 2015 and 2016, in each case if the Compensation Committee determines that the operating income objective for Activision Publishing set forth in our annual operating plan for the prior year has been met or exceeded.

        As further inducement to attract and retain Mr. Hirshberg, we have guaranteed him, subject to the satisfaction of certain corporate financial performance criteria, a minimum level of compensation over the term of the Hirshberg Employment Agreement. Specifically, if (1) he remains employed through December 31, 2015, (2) the operating income objective for Activision Publishing set forth in our annual operating plan for least four of the five years of the term has been met or exceeded, and (3) his aggregate earned compensation as of December 15, 2015 (calculated in the manner described above) has not exceeded $19,000,000, we will pay him the shortfall in 2016 (subject to his execution of an effective and irrevocable release if his employment terminates on December 31, 2015).

        Pursuant to the Hirshberg Employment Agreement, until the second anniversary of the termination of his employment, Mr. Hirshberg is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Hirshberg is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Hirshberg is also generally not permitted to negotiate for other employment before the final six months of the term of his employment under the Hirshberg Employment Agreement. In addition, Mr. Hirshberg is prohibited from competing with us during the term of the Hirshberg Employment Agreement.

  Michael Morhaime

        Michael Morhaime is party to an employment agreement with us, dated as of December 1, 2007 and amended as of December 15, 2008, March 31, 2009, November 4, 2009 and October 16, 2010 (the "Morhaime Employment Agreement"), pursuant to which he serves as the President and Chief Executive Officer of Blizzard Entertainment. Mr. Morhaime's term of employment under the Morhaime Employment Agreement began on July 9, 2008 and will expire on December 31, 2016.

        Pursuant to the Morhaime Employment Agreement, Mr. Morhaime's annual base salary was $763,900 as of August 31, 2010 and will be reviewed annually. It may be increased at our discretion and any higher base salary paid to Mr. Morhaime will then be deemed to be the annual rate for purposes of the Morhaime Employment Agreement. For more information about Mr. Morhaime's base salary, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Salary" above.

        Mr. Morhaime is also eligible for an annual bonus under the CAIP with a target amount of 27% of his base salary, 10% of which will be based on the Company's financial performance and 90% of which will be based on his performance and Blizzard Entertainment's financial performance. The actual amount of any such bonus paid to him is determined at the Company's discretion. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—2010 Achievement of Performance Goals and Payouts" above.

        Mr. Morhaime is also eligible for additional annual performance-based cash compensation based upon Blizzard Entertainment's earnings under the Morhaime Profit Sharing Plan. Specifically, Mr. Morhaime is entitled to an amount equal to up to 6% of the profit sharing pool created pursuant to the Blizzard Profit Sharing Plan. (The Compensation Committee may exercise negative discretion with respect to his actual annual percentage interest in the pool, subject to a specified minimum percentage). Prior to October 2010, Mr. Morhaime was entitled to an amount equal to up to 5% of that pool. For more information about the Morhaime Profit Sharing Plan, see "—Compensation

Discussion and Analysis—Elements of Our Compensation Program for 2010—Other Annual Incentive Plan and Bonus Programs for 2010" above.

        Mr. Morhaime is also eligible for an annual bonus under the Blizzard Bonus Plan. The target amount of such bonus is 37% of his base salary, but is otherwise at our Chief Executive Officer's discretion. Prior to being amended in October 2010, the Morhaime Employment Agreement provided that the amount of such bonus would be at least 18.5% of Mr. Morhaime's base salary at the time the bonus is paid. As of October 16, 2010, no minimum bonus is guaranteed to Mr. Morhaime under the Blizzard Bonus Plan. For more information about the Blizzard Bonus Plan, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Other Annual Incentive Plan and Bonus Programs for 2010" above.

        Mr. Morhaime is also entitled to participate in all benefit plans generally available to Blizzard Entertainment's senior executive officers (provided that in any case his benefits are in the aggregate at least as favorable to him as those provided to him by Blizzard Entertainment as of October 15, 2007). Mr. Morhaime was entitled to reimbursement of any legal fees he incurred in connection with the negotiation of the Morhaime Employment Agreement. In October 2010, Mr. Morhaime agreed to cease receiving an annual stipend to reimburse him for his personal financial, accounting, tax and legal services and to stop participating in Blizzard Entertainment's executive auto allowance program.

        As an inducement to enter into the Morhaime Employment Agreement, upon the consummation of the Combination, Mr. Morhaime was granted an option to purchase 600,000 shares of our Common Stock. As an inducement to enter into the October 2010 amendment to the Morhaime Employment Agreement, pursuant to which, among other things, the term of his employment was extended until December 2016, Mr. Morhaime was granted (1) an option to purchase 300,000 shares of our Common Stock and (2) 400,000 restricted share units. In addition, the Morhaime Employment Agreement provides that we will recommend to the Compensation Committee that Mr. Morhaime be granted of an option to purchase 200,000 shares of our Common Stock and 70,000 restricted share units once per year during the term of the agreement to the extent awards are being made to our other senior executives during that year. Accordingly, in November 2010, the Compensation Committee, upon our recommendation, granted Mr. Morhaime (1) an option to purchase 200,000 shares of our Common Stock and (2) 70,000 restricted share units.

        Pursuant to the Morhaime Employment Agreement, while he is our employee and during any period following the termination of his employment in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), Mr. Morhaime is restricted from soliciting the employment of anyone then-employed by us or Blizzard Entertainment and from inducing any of our business partners or Blizzard Entertainment's business partners to terminate its relationship with us or them. In addition, Mr. Morhaime is prohibited from competing with us while he is our employee. Further, during any period in which he is receiving severance from us (as well as for any period corresponding to any lump-sum severance payment he receives from us), he must make himself reasonably available to us to provide any information or other assistance we may reasonably request with respect to matters relating to Blizzard Entertainment's business about which he has knowledge as a result of his employment. For information about the severance Mr. Morhaime may receive, see "—Potential Payments upon Termination or Change of Control" below.

  George Rose

        George Rose is party to an employment agreement with us, dated as of September 11, 2009 (the "Rose Employment Agreement"), pursuant to which he serves as our Chief Public Policy Officer. Mr. Rose's term of employment under the Rose Employment Agreement began on January 1, 2010 and ends on December 31, 2012.

        Pursuant to the Rose Employment Agreement, Mr. Rose is entitled to an annual base salary of $540,000, with periodic increases at our discretion. For more information about Mr. Rose's base salary, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—Salary" above.

        Mr. Rose is also eligible for an annual bonus under the CAIP with a target amount of 75% of his base salary, the actual amount of which is determined at the Company's sole discretion based on his overall performance and the Company's performance. For more information about performance-based bonuses, see "—Compensation Discussion and Analysis—Elements of Our Compensation Program for 2010—2010 Achievement of Performance Goals and Payouts" above. Mr. Rose is also entitled to participate in all benefit plans generally available to our executive officers and we are required to maintain a $2 million supplemental term life insurance policy for the benefit of his estate through the term of his employment.

        As an inducement to enter into the Rose Employment Agreement, Mr. Rose was granted (1) an option to purchase 460,000 shares of our Common Stock and (2) 45,000 restricted share units.

        Pursuant to the Rose Employment Agreement, until the second anniversary of the termination of his employment, Mr. Rose is restricted from soliciting the employment of anyone then-employed by us or our subsidiaries (or anyone who was employed by us or them during his final 90 days of employment). Mr. Rose is also restricted from inducing any of our business partners to alter its relationship with us while he is our employee. Mr. Rose is also generally not permitted to negotiate for other employment before the final six months of the term of employment under the Rose Employment Agreement. In addition, Mr. Rose is prohibited from competing with us during the term of the Rose Employment Agreement.

Potential Payments upon Termination or Change of Control

        The table below outlines the potential payments to our named executive officers upon the occurrence of certain termination events or a change of control. The calculations assume that each of these events occurred on December 31, 2010.

Name and Type of Payment/Benefit	Death(1)(2)	Disability(1)(2)	Termination by Activision Blizzard For Cause or Performance Termination(2)(3)	Termination by Activision Blizzard Without Cause or Termination by Employee for Good Reason(2)(4)		Change of Control Without Termination
Robert A. Kotick
Bonus severance	$1,667,250	$1,667,250	—	$1,667,250		—
Severance payment	—	1,007,000	—	9,063,000	(5)	—
Benefits continuation(6)	6,126	141,536	$126,159	141,536	(5)	—
Value of accelerated equity awards(7)	0	0	0	0		$6,220,000	(5)
Excise tax gross-up	—	—	—	—		—

Total	$1,673,376	$2,815,786	$126,159	$10,871,786	(5)	$6,220,000	(5)

Thomas Tippl
Bonus severance	$1,051,197	$1,051,197	—	$1,051,197		—
Lump-sum payment	2,179,269	2,179,269	—	—		—
Salary continuation	—	—	—	2,792,192		—
Benefits continuation(6)	14,376	23,571	—	—		—
Value of accelerated equity awards(7)	0	0	$0	0		—

Total	$3,244,842	$3,254,037	$0	$3,843,389		—

Eric Hirshberg
Bonus severance	$271,361	271,361	—	$271,361		—
Lump-sum payment	1,500,000	—	—	7,967,066		—
Salary continuation	—	3,750,000	—	—		—
Value of accelerated equity awards(7)	—	—	—	—		—

Total	$1,771,361	4,021,361	—	$8,238,427		—

Michael Morhaime
Bonus severance	$7,713,164	$7,713,164	—	$7,713,164		—
Lump-sum payment	—	—	—	13,194,898		—
Value of accelerated equity awards(7)	—	—	—	—		—

Total	$7,713,164	$7,713,164	—	$20,908,062		—

George Rose
Bonus severance	$421,800	$421,800	—	$421,800		—
Lump-sum payment	1,080,000	—	—	—		—
Salary continuation	—	1,080,000	—	1,080,000		—
Value of accelerated equity awards(7)	—	—	—	—		—

Total	$1,501,800	$1,501,800	—	$1,501,800		—

(1)
For each named executive officer, in the event of a termination of employment due to death or disability, the executive or his estate will receive, in addition to any amounts to which he is entitled under applicable law, such as earned but unpaid salary, accrued but unpaid vacation, unreimbursed business expenses and any amounts then due under our benefit plans, programs or policies (collectively, "basic severance") (which for purposes of this table, are assumed to have been paid or reimbursed in full as of December 31, 2010), the following:

(a)
Mr. Kotick will receive:

•
in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, an amount equal to 100% of his annual base salary in effect on his termination date (less, if the termination occurs following a change of control, the amount by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (see footnote (5)), which amount will be paid to him in equal installments over the 12-month period following his termination date;

    •
    continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

    •
    in the event of his termination due to disability, continuation of his supplemental life insurance benefits through November 30, 2017.

  (b)
  Mr. Tippl will receive:

  •
  a lump-sum payment equal to 300% of the base salary paid or payable to him for the most recent year immediately prior to termination; and

  •
  continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date.

  (c)
  Mr. Hirshberg will receive:

  •
  in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he becomes entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero); and

  •
  in the event of his termination due to disability, subject to his or his legal representative's execution of an effective and irrevocable release, salary continuation through December 31, 2015 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he becomes entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

  (d)
  Mr. Rose will receive:

  •
  in the event of his termination due to death, a lump-sum payment equal to 200% of his annual base salary in effect on his termination date, less any payments received or to which he becomes entitled under company-provided life insurance, if any (which payments, for purposes of this table, are assumed to be zero), other than his company-provided $2,000,000 term life policy; and

  •
  in the event of his termination due to disability, subject to his execution of an effective and irrevocable release, salary continuation through December 31, 2012 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date, less any payments received or to which he becomes entitled under company-provided long-term disability insurance, if any (which payments, for purposes of this table, are assumed to be zero).

  With the exception of a payment in respect of a bonus, Mr. Morhaime will not receive anything other than basic severance in connection with a termination due to death or disability.

  Except as otherwise indicated, the amounts reflected in the table are in addition to any proceeds from company-provided insurance the executive or his estate would receive upon death or disability, as the case may be.

  Any payment in respect of a bonus which any of our named executive officers would receive in connection with a termination of employment due to death or disability is discussed in footnote (2). The effects of a termination of employment due to death or disability on outstanding equity awards are discussed in footnote (7).

  We maintain a key man life insurance policy with respect to each of Messrs. Kotick and Tippl and a key man disability insurance policy with respect to Mr. Kotick. As a result, in the event of a termination of the employment of Messrs. Kotick or Tippl due to death or the termination of Mr. Kotick due to disability, we would receive insurance proceeds to fund a portion of the additional payments and benefits owed to the executive or his estate upon that termination.

(2)
In the event of a termination of employment without cause or for good reason, or in the event of a termination of employment due to death or disability, each of our named executive officers is entitled to any earned but unpaid bonuses for prior years (of which there were none as of December 31, 2010), as well as a pro rata bonus for the year in which the termination occurs as follows:

  (a)
  Mr. Kotick will receive, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

  •
  a lump-sum payment equal to the annual bonus earned for the year immediately preceding the year in which the termination occurs, multiplied by a fraction, the numerator of which is the number of days worked during the year in which the termination occurs and the denominator of which is 365.

  (b)
  Mr. Tippl will receive, to the extent the bonus is earned:

  •
  a lump-sum payment equal to a pro rata portion of the annual bonus for the fiscal year in which the termination occurs.

  (c)
  Messrs. Hirshberg and Rose will each receive, to the extent the bonus is earned and subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

  •
  a lump-sum payment equal to the annual bonus for the year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number corresponding to the month in which the termination occurs and the denominator of which is 12.

  (d)
  Mr. Morhaime will receive, to the extent the bonus is earned:

  •
  a lump-sum payment equal to any amounts he would have received under the CAIP, Morhaime Profit Sharing Plan and Blizzard Bonus Plan for the year in which the termination occurs (where all goals will be measured by actual performance), multiplied by a fraction, the numerator of which is the number of days prior to and including his termination date in the year in which the termination occurs and the denominator of which is 365.

  None of our named executive officers will receive a bonus with respect to the year of termination of his employment in connection with a termination for cause or performance termination. Mr. Kotick will receive any earned but unpaid bonus for prior years in the event of a termination of his employment for cause and Mr. Tippl will receive any such bonus in the event of a performance termination.

(3)
The employment of each of our named executive officers may be terminated for "cause" if any of the following occur:

•
For Mr. Kotick: subject to his right to cure, a determination by our Board that he (1) engaged in an act of fraud or embezzlement in respect of us or our funds, properties or assets, (2) was convicted of a felony relating to his actions as our executive under the laws of the United States or any state thereof (provided that all rights of appeal have been exercised or have lapsed), unless such acts were committed in the reasonable, good faith belief that his actions were in our best interests and the best interests of our stockholders and would not violate criminal law, (3) engaged in willful misconduct or gross negligence in connection with the performance of his duties that has caused or is highly likely to cause us severe harm, or (4) was intentionally dishonest in the performance of his duties under his employment agreement and such dishonesty had a material adverse effect on us;

•
For Mr. Tippl: he (1) engaged in willful, reckless or gross misconduct, (2) subject to his right to cure, materially breached his employment agreement, (3) was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies;

•
For Mr. Hirshberg: he (1) engaged in willful, reckless or gross misconduct; (2) subject to his right to cure, materially breached his employment agreement or the proprietary information agreement with us; (3) subject to his right to cure, was convicted of, or pled no contest to, a felony or crime involving dishonesty or moral turpitude, (4) breached his duty of loyalty to us, or (5) violated our corporate governance policies;

•
For Mr. Morhaime: he (1) subject to his right to cure, failed to perform his primary duties or breached his employment agreement, in either case resulting in material and demonstrable damage to us or our affiliates, (2) subject to his right to cure, intentionally and materially failed to comply with our material policies of which he had been provided written notice and the terms of which are equally and uniformly applied to all of our executive employees, or (3) was convicted of a felony or other crime involving dishonesty or fraud or that results or would reasonably be expected to result in our becoming subject to public reprimand or sanction; and

  •
  For Mr. Rose: our good faith determination that he (1) engaged in misconduct or gross negligence in the performance of his duties or willfully and continuously failed or refused to perform any duties reasonably requested in the course of his employment, (2) engaged in fraud, dishonesty, or any other conduct that causes or has the potential to cause, harm to us or our subsidiaries, including our business or reputation, (3) subject to his right to cure, violated any of our lawful directives or policies or any applicable laws, rules or regulations, (4) materially breached his employment agreement, (5) materially breached any proprietary information or confidentiality agreement with us or our subsidiaries, (6) was convicted of, or pled guilty or no contest to, a felony or crime involving dishonesty or moral turpitude, or (7) breached his fiduciary duties to us or our subsidiaries.

  In addition, for Mr. Tippl, a "performance termination" occurs if we terminate his employment by reason of his failure to perform the functions of his position at the appropriate level.

  Each of our named executive officers will receive basic severance in connection with a performance termination or a termination for cause and none of them will receive any salary-related severance or bonus with respect to the year of termination in connection with a performance termination or a termination for cause.

  In addition, in the event of a termination of employment for cause, Mr. Kotick will receive:

  •
  any earned but unpaid bonuses for prior years; and

  •
  continuation of his supplemental life insurance benefits through November 30, 2017;

  and, in the event of a performance termination, Mr. Tippl will receive any earned but unpaid bonuses for prior years.

  The effects of a termination of employment in connection with a performance termination or a termination for cause on outstanding equity awards are discussed in footnote (7).

(4)
As described below, each named executive officer may terminate his employment for "good reason" upon the occurrence of any of the following without his consent:

•
For Mr. Kotick: (1) a reduction in his base salary, (2) a material reduction in certain benefits to which he is contractually entitled, (3) the assignment to him of any duties inconsistent with his position, duties, responsibilities, authority or status with us or a change in his reporting responsibilities, titles or offices as in effect prior to such assignment or change, (4) our material breach or failure to perform, when due, any of our obligations under his employment agreement, (5) any purported termination of his employment in contravention of his employment agreement or in violation of our Bylaws, or (6) a good faith determination by him that he is not able to discharge his duties effectively by reason of directives from our Board requiring him to perform duties not directly related to our operations;

•
For Mr. Tippl: our relocation to a location more than 25 miles from Los Angeles County which is materially adverse to him;

•
For Mr. Hirshberg: (1) a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute or (2) his being assigned to serve in a position that is not a "C-level" executive office; and

•
For Mr. Morhaime: (1) a reduction in his base salary or any contractually guaranteed minimum bonuses or bonus opportunities, (2) a material reduction in certain benefits to which he is contractually entitled, (3) any change to the CAIP, the Blizzard Bonus Plan or the Morhaime Profit Sharing Plan that materially reduces his opportunity to earn compensation under those plans, when taken as a whole, (4) any change to the Blizzard Profit Sharing Plan that materially reduces the aggregate compensation opportunities available to Blizzard Entertainment's employees under that plan, (5) a material default by us in paying or providing him with any compensation or benefits required or any material obligations owed to him under his employment agreement, (6) our termination without cause of any member of Blizzard Entertainment's management team, (7) a change in location of his primary place of employment to a location more than 15 miles from Blizzard Entertainment's existing office in Irvine, California, (8) a change in title that conveys lesser responsibility or lower status, or the imposition of any restriction or constraint upon him or the undertaking of any other act which materially diminishes his position, office, responsibility, duties or authority, (9) a change in his reporting structure and responsibilities as set forth in his employment agreement, (10) a change of control of Blizzard Entertainment, or (11) subject to certain exceptions and limitations on his authority, our engaging in conduct with respect to the operations or activities of Blizzard Entertainment which, taken individually or as a whole, prevent or materially interfere with him having authority, ability, accountability and control over the conduct of Blizzard Entertainment's strategic, operational and daily business activities, or otherwise prevent him from effectively acting as Blizzard Entertainment's chief executive officer; and

  •
  For Mr. Rose: a relocation of his principal place of business to a location more than 50 miles from our current headquarters that materially and adversely affects his commute.

  Upon a termination of the employment of one of our named executive officers by us without cause or by one of our named executive officers for good reason, that named executive officer will receive, in addition to any basic severance, the following:

  (a)
  Mr. Kotick:

  •
  subject to his execution of an effective and irrevocable release, an amount equal to 200% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which the termination occurs (unless such termination follows a change of control, in which case the amount will be equal to 300% of that sum, less, in the case of a change of control on or prior to December 31, 2010, the amount by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (see footnote (5)), which amount will be paid to him in equal installments over the 12-month period following his termination date;

  •
  continuation of health/medical insurance benefits for him and his family for a period of two years following his termination date; and

  •
  continuation of his supplemental life insurance benefits through November 30, 2017.

    The amount in the table represents the amount Mr. Kotick would have received had he been terminated by us without cause or by him for good reason following a change of control. Had such termination not followed a change of control, his severance payment would have been $6,042,000 (and, as such, the total amount he would have received would have been $7,850,786).

  (b)
  Mr. Tippl:

  •
  salary continuation through April 15, 2014 in an amount equal to 100% of the base salary that would have been payable to him through that date (taking into account the automatic increases in base salary under his employment agreement, which increases are not reflected in this table because the amount thereof cannot be determined, as they are based upon increases approved for other members of the executive leadership team for the year in question).

    (Mr. Tippl will also receive these amounts if his employment is terminated as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction.)

  (c)
  Mr. Hirshberg:

  •
  subject to his or his legal representative's execution of an effective and irrevocable release, a lump-sum payment equal to the greater of (X) 100% of the base salary that would have been payable to him through December 31, 2015 (taking into account the automatic increases in base salary under his employment agreement) and (Y) any excess of $10,500,000 over his aggregate earned compensation as of his termination date, where "aggregate earned compensation" consists of all payments made, and the value of all benefits provided, to him during the term of his employment with Activision Publishing and the amount of any severance to which he is entitled, where the value attributable to his options is any excess of the fair market value of the underlying shares on the termination date over the aggregate exercise price and the value attributable to his restricted share units (including those with vesting tied to performance) is the fair market value of the underlying shares when delivered to him; as of December 31, 2010, Mr. Hirshberg's aggregate earned compensation was $2,532,934.

    (Mr. Hirshberg will also receive this amount if: (1) the operating income objective for Activision Publishing set forth in our annual operating plan has been achieved with respect to a year; (2) we have not advised him prior to March 1st of the following year that he will be receiving a bonus at least equal to his target bonus for that year under the CAIP; and (3) he voluntarily resigns on or before March 8th of that following year. Please see "—Employment Agreements—Eric Hirshberg" above.)

  (d)
  Mr. Morhaime:

  •
  a lump-sum payment equal to the sum of:

  •
  100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through December 31, 2016;

  •
  the sum of the following components for each year remaining in the term of his employment under his employment agreement (i.e., six years as of December 31, 2010):

  •
  an amount equal to the actual annual bonus paid under each of the CAIP and Blizzard Bonus Plan for the year immediately preceding the year of termination (which, had his termination date been December 31, 2010, would have been reduced by $195,000 in accordance with his employment agreement); and

  •
  the value of his health/medical insurance, life insurance and disability insurance benefits based upon his coverage as of December 31, 2010;

  •
  200% of the actual annual bonus compensation paid to Mr. Morhaime under the Morhaime Profit Sharing Plan for the year immediately prior to termination; and

  •
  had his termination date been December 31, 2010, (a) $1,500,000 if his employment was terminated without cause and (b) $300,000 if his employment was terminated for good reason.

    The lump-sum payment in the table represents the amount Mr. Morhaime would have received had he been terminated without cause. Had he been terminated for good reason, the lump-sum payment would have been $11,994,898 (and, as such, the total amount he would have received would have been 19,708,062).

  (e)
  Mr. Rose:

  •
  subject to his execution of an effective and irrevocable release, salary continuation through December 31, 2012 in an amount equal to 100% of the base salary (at the rate in effect on his termination date) that would have been payable to him through that date.

  Any payment in respect of a bonus which any of our named executive officers would receive in connection with a termination of employment by us without cause or by that named executive officer for good reason is discussed in footnote (2). The effects of a termination of the employment of one of our named executive officers by us without cause or by that named executive officer for good reason on outstanding equity awards are discussed in footnote (7).

  Pursuant to the terms of Messrs. Hirshberg and Rose's employment agreements, all benefits to which each is otherwise entitled upon a termination of employment by us without cause or by him for good reason, with the exception of the basic severance, will cease if he breaches the post-termination non-solicitation provisions of his employment agreement. Please see, respectively, "—Employment Agreements—Eric Hirshberg" and "—Employment Agreements—George Rose" above for a description of those obligations. In addition, all payments and benefits to each of Messrs. Hirshberg and Rose with the exception of the basic severance will cease if he obtains any subsequent employment or otherwise provides services of any kind for compensation.

(5)
For Mr. Kotick, in the event of a change of control:

(a)
As noted in footnote (4), upon a subsequent termination of employment by us without cause or by Mr. Kotick for good reason during the 12-month period following the effective date of that change of control, he will receive, in addition to any basic severance, the following:

•
subject to his execution of an effective and irrevocable release, an amount equal to 300% of the sum of his base salary in effect on his termination date and the target annual bonus for the year in which termination date occurs (in the case of a change of control on or prior to December 31, 2010, less the amount by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control (see (c) below), exceeds $25 million (i.e., $0 in the case of a December 31, 2010 termination)), which amount will be paid to him in equal installments over the 12-month period following his termination date;

•
continuation of health/medical insurance benefits for him and his family, as applicable, for a period of two years following his termination date; and

•
continuation of his supplemental life insurance benefits through November 30, 2017.

    As noted in footnote (1), if he is terminated after a change of control on December 31, 2010 due to disability, the payment otherwise owed to him would be reduced by the amount by which the aggregate value, determined as of the date of the occurrence of the change of control, of the equity held by Mr. Kotick which is accelerated in accordance with his employment agreement upon the change of control, exceeds $25 million (i.e., $0 in the case of a December 31, 2010 termination).

  (b)
  The amounts shown represent:

  •
  the value of any unvested options, the vesting of which accelerates upon Mr. Kotick's termination, measured as the excess, if any, of the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010 over the exercise price of the options; and

  •
  the value of any restricted shares or restricted share units as to which the restrictions lapse upon Mr. Kotick's termination, measured as the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010.

  (c)
  If there had been a change of control on December 31, 2010 (whether or not he was subsequently terminated):

  •
  20 percent of the options granted to him on December 5, 2007 (i.e., 740,000 additional options) would have immediately vested and all options vested as of that date would have remained exercisable until their original expiration date and the options granted to him on or prior to June 15, 2007 would have remained exercisable until their original expiration date; and

  •
  20 percent of the restricted shares with vesting tied to performance granted to him on July 9, 2008 (i.e., 500,000 restricted shares) would have immediately vested.

    If, following that change of change of control, he had been terminated due to his death, as discussed in footnote (7):

    •
    the remaining 20 percent of the options granted to him on December 5, 2007 (i.e., 740,000 additional options) would have immediately vested and remained exercisable until their original expiration date.

    If, following that change of control, he had been terminated due to his disability, by us without cause or by him for good reason, there would have been no further impact on his outstanding equity awards.

    In addition, if the NASDAQ Official Closing Price of our Common Stock on the date of the change of control is greater than the exercise price of any of his vested options, Mr. Kotick will have the right to forfeit the options in exchange for a cash payment equal in value to the number of shares of our Common Stock underlying those options multiplied by the amount that the NASDAQ Official Closing Price exceeds the exercise price of the options. For purposes of this table, no value is attributed this provision of his employment agreement, as Mr. Kotick could obtain the same value by exercising those options and selling the shares purchased upon exercise in the open market. Further, no value is attributed to the potential acceleration of options, as per share of the options is greater than $12.44.

  (d)
  Pursuant to his employment agreement, Mr. Kotick is entitled to be grossed-up in respect of any excise taxes for which he is responsible in respect of payments by us to him as a result of a change of control. Assuming that a change of control occurred on December 31, 2010, any payment owed to him under the employment agreement as a result of that change of control would not have exceeded the necessary safe harbor cap under the Internal Revenue Code to trigger a gross-up payment for him.

  For purposes of Mr. Kotick's employment agreement, a change of control is defined to include: (a) the acquisition of 25% or more of our outstanding voting stock (except if, after that acquisition, the person or group which acquired that stock beneficially owns fewer shares than Vivendi and its affiliates in the aggregate and does not have, by virtue of that beneficial ownership or by contract the right to elect a majority of the Board), (b) the failure of the directors who constituted the Board at the time of the Combination (or replacements who are approved by a majority of such directors) to constitute a majority of the Board, or (c) a consolidation, merger or sale of all or substantially all of our assets in which our stockholders do not retain in excess of 65% of the combined voting power of the corporation or other person or entity resulting from that transaction in substantially the same proportion as their ownership of the voting securities of Activision Blizzard immediately before the transaction. No change of control will be deemed to have occurred upon the acquisition of additional control of Activision Blizzard by Vivendi or by any one person or more than one person acting as a group that beneficially owns, directly or indirectly, more than 50% of our total outstanding voting stock.

(6)
The amounts shown represent the estimated cost to us for continuation of health/medical insurance benefits and, if applicable, life insurance benefits for the required period, based on the cost to the Company of providing those benefits as of December 31, 2010. See footnotes (1), (3), (4) and (5) for a description of the termination scenarios for which these amounts are relevant.

(7)
The amounts shown represent:

•
the value of any unvested options, the vesting of which accelerates upon termination, measured as the excess, if any, of the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010 over the exercise price of the options; and

•
the value of any restricted shares or restricted share units as to which the restrictions lapse upon termination, measured as the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010.

  The outstanding equity awards that continue to vest in accordance with their vesting schedules do not have any additional value attributed to them in this table over the value based on the $12.44 stock price on December 31, 2010 because the market price of our Common Stock at the time of vesting cannot be determined. Assuming the stock price on the date of vesting is equal to the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010, the value of the vesting is as described below and reflects only the intrinsic value on that date.

  The effects of termination on the outstanding equity awards held by each named executive officer as of December 31, 2010 are as follows:

  (a)
  For Mr. Kotick, with respect to equity awards governed by his employment agreement, on the date of termination:

  •
  in the event of a termination of employment due to death or disability or in the event of a termination of employment without cause or for good reason, subject to his execution of an effective and irrevocable release (other than in the event of a termination of his employment due to death):

  •
  provided that any such termination that is either due to disability, without cause or for good reason does not follow a change of control, 40 percent of the options granted to him on December 5, 2007 will immediately vest (i.e., the remaining 1,480,000 unvested options) and all options vested as of that date will remain exercisable until their original expiration date, the options granted to him prior to January 1, 2007 will remain exercisable until the earlier of the fifth anniversary of his termination date and their original expiration date and the options granted to him on June 15, 2007 will remain exercisable until their original expiration date; and

  •
  provided that any such termination does not follow a change of control, had his termination date been December 31, 2010, any unvested portion of his restricted shares with vesting tied to performance would have been treated as follows:

  •
  if the performance target for the relevant performance period (i.e., the period ending on July 9, 2011) had been met as of the day prior to his termination date, the restricted shares that would have vested on July 9, 2011 had Mr. Kotick remained employed through that date would have immediately vested;

  •
  if the performance target for the relevant performance period was not met as of the day prior to his termination date but had been met as of July 9, 2011, the restricted shares that would have vested on July 9, 2011 had Mr. Kotick remained employed through that date would vest on July 9, 2011;

  •
  if the performance target for the subsequent performance period (i.e., the period ending on July 9, 2012) had been met as of the day prior to his termination date, the restricted shares that would have vested on July 9, 2012 had Mr. Kotick remained employed through that date would have immediately vested;

  •
  if the performance target for the subsequent performance period (i.e., the period ending on July 9, 2012) was not met as of the day prior to his termination date but had been met as of July 9, 2011, the restricted shares that would have vested on July 9, 2012 had Mr. Kotick remained employed through that date would vest on July 9, 2011; and

        •
        to the extent any restricted shares do not vest in the manner described in the preceding bullet points, if the performance target for any subsequent performance period (i.e., the period ending on July 9, 2012 or December 31, 2012) has been met as of the last day of such performance period, then a pro-rated portion of the remaining restricted shares will vest on such date, where the pro-rated portion is determined using a fraction, the numerator of which is the number of days beginning on July 9, 2008 and ending on the termination date and the denominator of which is the number of days beginning on July 9, 2008 and ending on December 31, 2012 (i.e., the expiration date of the agreement).

    (For purposes of this table, no value is attributed to this potential acceleration of options, as per share of the options (i.e., $13.29) is greater than $12.44. Further, no value is attributed to this potential acceleration of the restricted shares with vesting tied to performance, as the performance metric for neither the performance period ending on July 9, 2011 nor the performance period ending on July 9, 2012 was met as of December 31, 2010 and any other potential post-termination vesting would have occurred after December 31, 2010.)

    •
    in the event of a termination of employment for cause, on the date of termination:

    •
    his options, whether or not vested, will be cancelled; and

    •
    the unvested portion of his restricted shares with vesting tied to performance will be cancelled.

    •
    in the event of a termination of employment for any other reason, on the date of termination:

    •
    his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

    •
    the unvested portion of his restricted shares with vesting tied to performance will be cancelled.

    As of December 31, 2010, the outstanding equity awards governed by Mr. Kotick's employment agreement were as follows: (1) vested options to purchase 3,344,406 shares of our Common Stock, (2) unvested options to purchase 1,480,000 shares of our Common Stock, and (3) 2,500,000 restricted shares. Please see "—Outstanding Equity Awards at December 31, 2010" for further details about these awards.

    For the effects of a change of control and any subsequent termination on Mr. Kotick's outstanding equity awards see footnote (5).

  (b)
  For Mr. Tippl, with respect to equity awards governed by his employment agreement:

  •
  in the event of a termination of employment due to death or disability, on the date of termination:

  •
  his options will cease to vest; and, to the extent vested, will generally remain exercisable for 30 days; and

  •
  his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement will vest such that the value of the aggregate number of shares he has received upon the vesting of his restricted shares and restricted share units but has yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) is equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) will be cancelled; based on the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010, if he had been terminated on that date, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

  •
  in the event of a termination of employment for cause or as a result of a performance termination, on the date of termination:

  •
  his options, whether or not vested, will be cancelled; and

  •
  because he abandoned certain long-term compensation, pension benefits and related equity participations with his prior employer when he joined the Company, his unvested restricted shares (other than those with vesting tied to performance) and the unvested restricted share units granted to him pursuant to his agreement will vest such that the value of the aggregate number of shares he has received upon the vesting of his restricted shares and restricted share units but has yet to sell, if any, and the newly-vested shares and units (based on the fair market value of the shares or shares underlying the units, as the case may be, on the date of termination) is equal to $1,500,000 less the amount, if any, of the after-tax proceeds of any such shares already sold by him as of the date of termination, and the remainder of his restricted shares and restricted share units (including those with vesting tied to performance) will be cancelled; based on the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010, all of his unvested restricted shares and restricted share units (including those with vesting tied to performance) would have been canceled.

    •
    in the event of a termination of employment without cause or for good reason (or as a result of his loss of immigration status and legal ability to work for us in the United States, unless such loss results from his action or inaction):

    •
    if his aggregate earned value (defined as the aggregate of the value of restricted shares (other than those with vesting tied to performance) and restricted share units granted to him pursuant to his agreement vested prior to termination (as determined by reference to the NASDAQ Official Closing Price on the vesting date) and the value of exercised stock options (where all options are deemed to have been exercised upon vesting)) is equal to or exceeds the valuation limit determined by multiplying (x) 2.5 by the number that is equal to the sum of his initial base salary and target annual bonus ($1,968,750) by (y) the number of full and partial years worked as of the date of termination, Mr. Tippl's remaining unvested restricted shares, restricted share units and stock options will be canceled; otherwise, Mr. Tippl's restricted shares (other than those with vesting tied to performance, which will be canceled), the restricted share units granted to him pursuant to his agreement and his stock options will continue to vest until his aggregate earned value in respect of that equity exceeds the valuation limit (or he begins to compete with us, in which case the vesting will cease as of the day he begins the competitive activity and any options which are then vested will generally remain exercisable for 30 days); based on the NASDAQ Official Closing Price of $12.44 per share of our Common Stock on December 31, 2010, Mr. Tippl's aggregate earned value exceeded the valuation limit of $10,005,565 and his remaining unvested restricted shares, restricted share units and stock options would have been canceled.

    •
    in the event of a termination of employment for any other reason, on the date of termination:

    •
    his options, whether or not vested, will be cancelled; and

    •
    his unvested restricted shares and restricted share units will be cancelled.

    As of December 31, 2010, the outstanding equity awards governed by Mr. Tippl's employment agreement were as follows: (1) vested options to purchase 1,271,112 shares of our Common Stock, (2) unvested options to purchase 1,485,000 shares of our Common Stock, (3) 120,000 restricted shares, and (4) 350,000 restricted share units. Please see "—Outstanding Equity Awards at December 31, 2010" for further details about these awards.

  (c)
  For Mr. Hirshberg, with respect to equity awards governed by his employment agreement:

  •
  in the event of a termination of employment with cause, on the date of termination:

  •
  his options, whether or not vested, will be cancelled; and

  •
  his unvested restricted share units will be cancelled.

  •
  in the event of a termination of employment for any other reason, on the date of termination:

  •
  his options will cease to vest and, if any of the options are then vested and the NASDAQ Official Closing Price of per share of our Common Stock on his termination date is greater than the exercise price per share of his options (i.e., $11.88), he will receive a lump-sum payment equal to that excess multiplied by the number of shares for which the options are then vested; and

  •
  his unvested restricted share units will be cancelled.

    As of December 31, 2010, the outstanding equity awards governed by Mr. Hirshberg's employment agreement were as follows: (1) unvested options to purchase 350,000 shares of our Common Stock and (2) 840,000 unvested restricted share units. Please see "—Outstanding Equity Awards at December 31, 2010" for further details about these awards.

  (d)
  For Mr. Rose, with respect to equity awards governed by his employment agreement:

  •
  in the event of a termination of employment due to death, on the date of termination:

  •
  his options will cease to vest and, to the extent vested, will generally remain exercisable for one year; and

      •
      his unvested restricted share units will be cancelled.

    •
    in the event of a termination of employment with cause, on the date of termination:

    •
    his options, whether or not vested, will be cancelled; and

    •
    his unvested restricted share units will be cancelled.

    •
    in the event of a termination of employment for any other reason, on the date of termination:

    •
    his options will cease to vest and, to the extent vested, will generally remain exercisable for 30 days; and

    •
    his unvested restricted share units will be cancelled.

    As of December 31, 2010, the outstanding equity awards governed by Mr. Rose's employment agreement were as follows: (1) vested options to purchase 153,334 shares of our Common Stock, (2) unvested options to purchase 306,666 shares of our Common Stock, and (3) 30,000 unvested restricted share units. Please see "—Outstanding Equity Awards at December 31, 2010" for further details about these awards.

  (e)
  Awards Not Governed by Employment Agreements. As of December 31, 2010, each of our named executive officers held certain equity awards that were not governed by the executive's employment agreement and, instead, were consistent with our standard form of award agreement. Specifically:

  •
  Restricted Shares and Restricted Share Units held by Messrs. Kotick, Tippl, Morhaime and Rose. Each of Messrs. Kotick, Tippl, Morhaime and Rose were granted restricted shares and/or restricted share units which, in the event his employment agreement terminates for any reason prior to the date on which those awards have vested, will be cancelled on the date of termination. As of December 31, 2010, the outstanding restricted share awards with such terms were as follows:

  •
  160,000 unvested restricted share units granted to Mr. Kotick;

  •
  225,000 unvested restricted shares with vesting tied to performance and 15,000 unvested restricted share units granted to Mr. Tippl;

  •
  470,000 unvested restricted share units granted to Mr. Morhaime; and

  •
  13,000 unvested restricted share units granted to Mr. Rose.

  •
  Options held by Messrs. Tippl, Morhaime and Rose. Each of Messrs. Tippl, Morhaime and Rose were granted options which, on the date of termination of employment:

  •
  in the event of his termination due to death or disability, will cease to vest and, to the extent vested, will generally remain exercisable for one year; and

  •
  in the event of a termination of employment for cause, whether or not vested, will be cancelled immediately;

  •
  in the event of a termination of employment for any other reason, will cease to vest and, to the extent vested, will generally remain exercisable for 30 days.

    As of December 31, 2010, the outstanding options with such terms were as follows:

      •
      vested options to purchase 80,000 shares of our Common Stock granted to Mr. Tippl;

      •
      vested options to purchase 356,667 shares of our Common Stock and unvested options to purchase 923,333 shares of our Common Stock granted to Mr. Morhaime;

      •
      vested options to purchase 753,334 shares of our Common Stock granted to Mr. Rose.

DIRECTOR COMPENSATION

General

        Directors of Activision Blizzard who are not employed by us or any of our subsidiaries, or by Vivendi or any of its controlled affiliates (collectively, the "unaffiliated directors"), receive a mix of compensation, which includes an annual cash retainer, specific cash fees for services rendered and equity awards. Directors of Activision Blizzard who are employed by us or any of our subsidiaries are not entitled to receive any compensation for their services on our Board. Directors of Activision Blizzard who are employed by Vivendi or any of its controlled affiliates are, pursuant to our Bylaws, entitled to receive the equity needed to satisfy our stock ownership requirements for non-employee directors, but otherwise receive no compensation for their service on our Board. All of our directors are reimbursed by us or Vivendi for expenses incurred in attending Board, Board committee and stockholder meetings.

        The Compensation Committee reviews the compensation plans and policies applicable to all directors annually and makes recommendations to our Board regarding those plans and policies. In April 2010, the Compensation Committee engaged Cook to consider whether the director compensation program adopted in July 16, 2008 remained competitive. Cook provided the Compensation Committee with information about the compensation paid by the Company's peer group to its non-employee directors. In light of the extra responsibilities placed on the unaffiliated directors and the fact that their compensation had not been increased in the prior two years, the Compensation Committee recommended a 10% increase with respect to all aspects of the compensation then-payable to unaffiliated Board members. On June 3, 2010, our Board approved compensation changes consistent with the Compensation Committee's recommendation.

Cash Compensation

        The following table sets forth a summary of the cash compensation program that was in effect for our unaffiliated directors prior to June 3, 2010 and the cash compensation that has been in effect for such directors since then:

	Prior to June 3, 2010	Current program (effective since June 3, 2010)
Annual Retainer	$50,000	$55,000
For Serving as Chairperson of the Audit Committee	$25,000	$27,500
For Serving as Chairperson of the Compensation Committee	$20,000	$22,000
For Serving as Chairperson of the Nominating and Corporate Governance Committee	$15,000	$16,500
For Serving as an Audit Committee Member	$10,000	$11,000
For Serving as a Compensation Committee or Nominating and Governance Committee Member	$5,000	$5,500
For each Board or Committee Meeting Attended in Person or by Telephone	$3,000	$3,300
Per Day for Special Assignments	$5,000	$5,500

Equity Compensation and Stock Ownership Guidelines

        Our director compensation program is closely linked with stockholders' interests through the grant of equity awards and the promulgation of stock ownership guidelines. Our Board believes that directors more effectively represent our stockholders, whose interests our Board is charged with protecting, if they are stockholders themselves. Pursuant to our Corporate Governance Principles and Policies, all directors receiving shares of our Common Stock as a part of their annual director compensation are required to retain those shares for a period of eighteen months after the date of grant or receipt. As of April 1, 2011, each of our directors was in compliance with these guidelines.

        Under the equity compensation program for our unaffiliated directors (as amended on June 3, 2010 as described above), upon an unaffiliated director's initial election to our Board and re-election to our Board following each ten-year period of continuous service, that director receives options to purchase 44,000 shares of our Common Stock and 22,000 restricted share units that vest in eight equal installments (on a quarterly basis for the two years following the date of grant, subject to continued service on our Board). In addition, upon the annual re-election of an unaffiliated director to our Board, that director receives options to purchase 22,000 shares of our Common Stock and 11,000 restricted share units that vest in four equal installments (on a quarterly basis for the year following the date of grant, subject to continued service on our Board). All options granted have an exercise price equal to the fair market value of a share of our Common Stock on the date of grant.

        Pursuant to our director compensation program and our Corporate Governance Principles and Policies, each non-affiliated director is required, within four years following his initial election to our Board, to own shares of our Common Stock (including any restricted shares of Common Stock or restricted share units payable in shares of our Common Stock) having an aggregate value at least equal to five times the amount of the annual cash retainer that we then pay that director for regular service on our Board. (This ownership requirement was increased from three times that retainer in June of 2010.) The value of shares owned by each non-affiliated director will be calculated as of January 2nd of each applicable year (or if that date is not a trading date, the next trading date) based on (a) the higher of: (i) the closing price of our Common Stock as quoted on the NASDAQ National Market on that day, and (ii) the closing price of our Common Stock as quoted on the NASDAQ National Market on the date of grant (or if that date is not a trading date, the next trading date), for any shares awarded to the director by us, and (b) the actual cost to the director for any other shares (including shares acquired upon exercise of a stock option). Non-affiliated directors are subject to these guidelines for as long as they continue to serve on our Board. As of January 3, 2011, each of our non-affiliated directors who, as of that date, had been a member of our Board for four or more years was in compliance with these guidelines.

        In addition, in accordance with our Corporate Governance Principles and Policies, each of our directors (including the unaffiliated directors) is required, within eighteen months following the director's initial election to our Board, to acquire no less than 7,000 shares of our Common Stock. As of April 1, 2011, each of our directors who, as of that date, had been a member of our Board for 18 or more months was in compliance with these guidelines.

Indemnification

        We maintain a directors and officers insurance policy that insures all of our directors from any claim arising out of an alleged wrongful act by them in their capacity as directors of Activision Blizzard.

        In addition, we have entered into indemnification agreements with our unaffiliated directors containing provisions that, in certain respects, provide broader indemnification than the indemnification required by the Delaware General Corporation Law. The indemnification agreements require us, among other things, to indemnify those directors against certain liabilities that may arise by reason of their status or service as directors, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, our best interests (and, with respect to any criminal action, suit or proceeding, that they had no reasonable cause to believe that their conduct was unlawful). The indemnification agreements also require us to advance expenses incurred by our unaffiliated directors as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified persons as directors.

Compensation for 2010

        The following table sets forth a summary of certain information regarding the compensation of our directors for 2010 other than Mr. Kotick, as the compensation he received as an employee of the Company is included in the "Summary Compensation Table" above and he does not receive any additional compensation for his Board service. Mr. Kelly also receives no additional compensation for his Board service and the information in the table reflects his compensation as an employee of the Company.

Name	Fees Earned or Paid in Cash ($)		Stock Awards(1)(2)(3) ($)	Option Awards(1)(2)(3) ($)	All Other Compensation ($)		Total ($)
Philippe G. H. Capron	—	(4)	—	—	—		—
Robert J. Corti	145,400		115,858	85,388	1,500	(5)	348,146
Frédéric R. Crépin	—	(4)	—	—	—		—
Brian G. Kelly	2,451,236	(6)	297,000	—	119,331	(6)	2,867,567	(6)
Jean-Bernard Lévy	—	(4)	—	—	—		—
Robert J. Morgado	147,250		115,858	85,388	1,500	(5)	349,995
Douglas P. Morris	—	(4)	—	—	—		—
Stéphane Roussel	—	(4)	—	—	1,500	(5)	1,500
Richard Sarnoff	113,675		115,858	85,388	1,500	(5)	316,420
Régis Turrini	—	(4)	—	—	1,500	(5)	1,500

(1)
The amounts in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of stock awards and option awards granted in 2010 to each person who served on our Board during 2010 who is not a named executive officer (in each case, computed in accordance with ASC Topic 718). As such, in a year of grant, the full aggregate grant date fair value appears, rather than the portion being expensed for financial statement reporting purposes in that year. Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 19 to our audited financial statements included in our 2010 10-K.

(2)
The following table sets forth the number of shares underlying stock awards, which consisted of restricted share units and option awards, granted in 2010 to each person who served on our Board during 2010 who is not a named executive officer and the grant date fair value of those restricted share units and option awards, as applicable (in each case, computed in accordance with ASC Topic 718). Assumptions and key variables used in the calculation of these grant date fair values are discussed in footnote 19 to our audited financial statements included in our 2010 10-K.

Name	Number of Shares Underlying Restricted Share Units Granted in 2010 (#)	Grant Date Fair Value of Restricted Share Units Granted in 2010 ($)	Number of Shares Underlying Options Granted in 2010 (#)	Grant Date Fair Value of Options Granted in 2010 ($)
Philippe G. H. Capron	—	—	—	—
Robert J. Corti	11,000	115,858	22,000	85,388
Frédéric R. Crépin	—	—	—	—
Brian G. Kelly	25,000	297,000	—	—
Jean-Bernard Lévy	—	—	—	—
Robert J. Morgado	11,000	115,858	22,000	85,388
Douglas P. Morris	—	—	—	—
Stéphane Roussel	—	—	—	—
Richard Sarnoff	11,000	115,858	22,000	85,388
Régis Turrini	—	—	—	—

(3)
The following table presents, as of December 31, 2010, the number of shares underlying options and restricted share units held by each director who served in 2010 and who is not a named executive officer:

Name	Number of Shares Underlying Options as of December 31, 2010	Number of Shares Underlying Restricted Share Units as of December 31, 2010
Philippe G. H. Capron	—	—
Robert J. Corti	344,780	11,000
Frédéric R. Crépin	—	—
Brian G. Kelly	1,829,032	25,000
Jean-Bernard Lévy	—	—
Robert J. Morgado	371,446	11,000
Douglas P. Morris	—	—
Stéphane Roussel	—	—
Richard Sarnoff	220,334	11,000
Régis Turrini	—	—
(4)
None of Messrs. Capron, Crépin, Lévy, Morris, Roussel or Turrini participated in our cash compensation program for directors in connection with his service on our Board for 2010, as each was a Vivendi Director.

(5)
The amounts represent dividend equivalents paid in respect of restricted share units held by the director on the record date for the cash dividend of $0.15 per share paid to our stockholders on April 2, 2010.

(6)
Mr. Kelly was party to an employment agreement with us, which was dated as of December 1, 2007 and expired on March 31, 2011. At the time of the Combination, it was anticipated that Mr. Kelly would have a less active role in the operational leadership of the Company. His employment agreement with the Company was amended commensurately, providing for a reduction in his annual base salary to $450,000 as of April 1, 2008 (with annual increases at the discretion of the Compensation Committee) and the elimination of any entitlement to an annual bonus, unless otherwise determined by the Compensation Committee in its sole discretion. Mr. Kelly received an aggregate salary of $451,236 during 2010 and has not received any equity or other long-term incentive compensation since the Combination, with the exception of a special grant of restricted share units in 2010. The Compensation Committee awarded Mr. Kelly a special performance bonus of $2 million for 2010 as, regardless of expectations at the time of the Combination, he played an important and active role in the Company as an advisor to management throughout 2010.

In addition, pursuant his employment agreement, Mr. Kelly was entitled to participate in all benefits plans generally available to our senior executive officers and we were required to maintain a $6 million supplemental term life insurance policy for the benefit of his estate through the term of his employment. As a result, during 2010, he also received other compensation consisting of $6,940 in insurance premiums paid by us with respect to life and long-term disability insurance for his benefit and $3,300 in "matching" contributions by us to his account under our 401(k) plan.

Finally, Mr. Kelly received dividend equivalents in the amount of $109,091 paid in respect of restricted share units he held on the record date for the cash dividend of $0.15 per share paid to our stockholders on April 2, 2010.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

  Charter and Bylaw Provisions Relating to Vivendi and Its Affiliates

        Our Certificate of Incorporation and our Bylaws, which were amended in connection with the Combination, include various provisions governing transactions and other relationships between us and Vivendi. These provisions are summarized in this section.

  Transactions with Vivendi and its Controlled Affiliates

        Our Certificate of Incorporation provides that no contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand, will be void or voidable solely for the reason that Vivendi or its controlled affiliates is a party thereto, or solely because any of our directors or officers who are affiliated with Vivendi are present at or participate in the meeting of our Board or committee of the Board which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for that purpose, but that any contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) will be governed by the provisions of our Certificate of Incorporation, our Bylaws, Delaware law and any other applicable law.

        In addition, our Certificate of Incorporation provides that, unless Vivendi's voting interest (1) equals or exceeds 90% or (2) is less than 35%, with respect to any merger, business combination or similar transaction involving us or any of our subsidiaries, on the one hand, and Vivendi or its controlled affiliates, on the other hand, in addition to any approval required by Delaware law or our Bylaws, the approval of the transaction requires the affirmative vote of the holders of a majority of the shares of our Common Stock, other than Vivendi and its controlled affiliates, that are present and entitled to vote at the meeting called to approve the transaction.

        Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi, its controlled affiliates, nor any of their respective officers or directors will be liable to us or our stockholders for breach of any fiduciary duty or duty of loyalty or failure to act in (or not opposed to) the best interests of Activision Blizzard or the derivation of any improper personal benefit by reason of the fact that Vivendi, its controlled affiliates or an officer or director of Vivendi or any of its controlled affiliates in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between us, on the one hand, and Vivendi and its controlled affiliates, on the other hand.

        Our Bylaws require that, until July 9, 2013, any transaction or agreement between us or any of our subsidiaries, on the one hand, and Vivendi or any of its controlled affiliates, on the other hand, including any merger, business combination or similar transaction involving those parties, must, in addition to any approval required by law, be approved by (1) the affirmative vote of a majority of the votes present or otherwise able to be cast at a meeting of our Board and (2) the affirmative vote of at least a majority of the Independent Directors (as defined in our Bylaws).

        A "controlled affiliate" of Vivendi is an affiliate as defined under the Exchange Act that is controlled, directly or indirectly, by Vivendi.

  Business Activities

        Under our Certificate of Incorporation, neither Vivendi nor any of its controlled affiliates may engage, directly or indirectly, in any "competing business," which is defined as the business of developing or publishing (1) interactive games for video game consoles or personal computers or (2) massive multi-player online role playing games. The businesses conducted by Vivendi and its controlled affiliates as of the consummation of the Combination (and reasonable enhancements, extensions and derivations of those businesses) are not considered to be competing businesses. In addition, our Certificate of Incorporation contains procedures pursuant to which certain businesses Vivendi or its controlled affiliates may acquire would not be considered competing businesses.

        Vivendi and its affiliates are not otherwise obligated to refrain from engaging in the same or similar business activities or lines of business as we do. Our Certificate of Incorporation also provides that, to the fullest extent permitted by law, neither Vivendi nor any of its officers or directors will be liable to us or our stockholders for breach of any fiduciary duty by reason of those activities or because that person participated in them.

  Corporate Opportunities

        Our Certificate of Incorporation provides that, in the event that Vivendi acquires knowledge of a potential corporate opportunity for both Activision Blizzard and Vivendi, Vivendi will have no duty to communicate or offer the corporate opportunity to us; provided, however, that if that corporate opportunity is offered to an officer or director of Activision Blizzard who is also an officer, director or employee of Vivendi, expressly in that person's capacity as a director or officer of Activision Blizzard, then the corporate opportunity will not be pursued by Vivendi.

        Subject to the provisions of our Certificate of Incorporation described in the prior paragraph, to the fullest extent permitted by law, (1) Vivendi will not be liable to us or our stockholders for breach of any fiduciary duty as a stockholder of Activision Blizzard by reason of the fact that Vivendi acquires or seeks the corporate opportunity for itself, directs the corporate opportunity to another person or entity, or otherwise does not communicate information regarding the corporate opportunity to us, and (2) a director or officer of ours who is also a director, officer or employee of Vivendi who acts in a manner consistent with these standards will have satisfied and fulfilled his fiduciary duty to us and our stockholders with respect to the corporate opportunity.

        The provisions of our Certificate of Incorporation described above under the headings "—Business Activities" and "—Corporate Opportunities" expire on the date that Vivendi and its controlled affiliates cease to beneficially own at least 10% of the outstanding shares of our Common Stock and no person who is a director or officer of Activision Blizzard is also a director or officer of Vivendi.

  Review, Approval or Ratification of Transactions with Related Persons

  Related Party Transaction Policy

        We have a Related Party Transaction Policy pursuant to which the Audit Committee evaluates transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which (1) we directly or indirectly were, are or will be a participant, (2) the amount involved exceeds $120,000, and (3) a related person had, has or will have a direct or indirect interest. For the purposes of that policy, a "related person" is (a) one of our executive officers or directors, a person nominated for election to our Board, or any such person's immediate family member, (b) an entity that any of them controls or in which any of them has a substantial business ownership, or (c) any person who beneficially owns more than 5% of our Common Stock or any such person's immediate family member. Our Related Party Transaction Policy does not cover any employee benefit plan, program, agreement or arrangement that has been approved by the Compensation Committee or recommended by that committee for approval by our Board. Nor does it cover any dealings with Vivendi or any of its affiliates.

        Under our Related Party Transaction Policy, our Chief Legal Officer is generally responsible for making an initial determination as to whether something is a related party transaction within the meaning of the policy and notifying the Audit Committee if he concludes that it is. The Audit Committee evaluates each related person transaction taking into consideration the following factors:

  •
  the purpose of and benefits to us;

  •
  the terms of the transaction and whether the terms are arm's-length and in the ordinary course of our business;

  •
  the direct or indirect nature of the related person's interest in the transaction;

  •
  the size and expected term of the transaction;

  •
  whether the transaction was initiated by us or the related person;

  •
  applicable law and listing standards;

  •
  the availability of comparable goods or services from non-related persons;

  •
  the potential for reputational harm;

  •
  our Certificate of Incorporation and Bylaws; and

  •
  other facts and circumstances the Audit Committee believes to be relevant.

The Audit Committee may approve or ratify the related party transaction if it determines that the transaction is in the best interests of the Company and consistent with law and our Certificate of Incorporation and Bylaws. If the Audit Committee does not then approve or ratify the transaction, it may be voided, terminated or amended.

  Code of Conduct and Conflicts of Interest

        Our Code of Conduct addresses the handling of actual and potential conflicts of interest between our interests and the interests of our employees, including our executive officers, and our directors, which may include related party transactions. In accordance with our Code of Conduct, such conflicts of interest should be avoided and if an executive officer or director believes, after consultation with our Chief Legal Officer or Chief Compliance Officer, that he may have a conflict of interest, he should consult with the Audit Committee, which is responsible for determining whether a conflict actually exists.

Relationships and Transactions

  Relationships and Transactions with Vivendi and its Affiliates

  Combination of Activision and Vivendi Games and Post-Closing Tender Offer

        On July 9, 2008, the parties to the Business Combination Agreement dated December 1, 2007 (the "Business Combination Agreement")—Activision Blizzard (then known as Activision, Inc.), Sego Merger Corporation, Vivendi, VGAC and Vivendi Games—consummated the Combination. In that transaction:

  •
  a wholly owned subsidiary of ours merged with Vivendi Games and VGAC, a wholly owned subsidiary of Vivendi and the former sole stockholder of Vivendi Games, received approximately 591,000,000 newly issued shares of our Common Stock; and

  •
  VGAC purchased approximately 126,000,000 newly issued shares of our Common Stock.

Vivendi and its subsidiaries owned approximately 54% of the issued and outstanding shares of our Common Stock following the consummation of the Combination and owned approximately 61% of the issued and outstanding shares of our Common Stock as of December 31, 2010.

        Upon the consummation of the Combination, our Certificate of Incorporation and Bylaws were amended and restated to provide for, among other things, (1) the change of our name to Activision Blizzard, Inc., (2) the change of our fiscal year end to December 31, (3) an increase in the authorized number of shares of our Common Stock, (4) certain majority and minority stockholder protections, and (5) certain changes to the structure of our Board. As a result of these amendments, among other things, Vivendi is entitled to appoint a majority of our Board. For more information about our corporate governance, see "Corporate Governance Matters" above and "—Investor Agreement" below.

        Most of the transactions with Vivendi described below were entered into in connection with the Combination before Vivendi and the Company were related parties.

  Credit Facility Provided by Vivendi

        On April 29, 2008, we entered into a senior unsecured credit agreement with Vivendi, which we and Vivendi amended in connection with the consummation of the Combination. That credit agreement was terminated effective July 23, 2010 but, prior to that termination, Vivendi provided us with a revolving credit facility thereunder in an aggregate amount of up to $475 million at any time to be used for general corporate purposes. We did not borrow any amounts under the revolving facility in 2010. Any unused amounts under the revolving facility were subject to a commitment fee of 0.42% per annum and we paid Vivendi an aggregate of $1,124,958 during 2010 with respect thereto.

  Voting and Lock-Up Agreements

        On December 1, 2007, in connection with entering into the Business Combination Agreement, we and Vivendi entered into voting and lock-up agreements with Mr. Kotick, our Chief Executive Officer, and Mr. Kelly, the Co-Chairman of our Board. Among other things, these agreements governed the voting of Messrs. Kotick and Kelly on the Combination and restricted transfers by each of more than a third of his Activision, Inc. shares and other Activision, Inc. equity securities until 120 days after the consummation of the Combination. These agreements also provide Messrs. Kotick and Kelly with certain registration rights which were effective as of the consummation of the Combination, including the right to require us to file a registration statement with the SEC relating to the sale of their securities and the right to participate in any proposed registered public offering of our securities.

  Investor Agreement

        In connection with the consummation of the Combination, on July 9, 2008, we, Vivendi, VGAC and Vivendi Games entered into an investor agreement. The investor agreement contains various agreements among the parties regarding, among other things:

  •
  Vivendi's and VGAC's agreement to vote their respective shares of our Common Stock in favor of (1) the nominees proposed for election as directors of Activision Blizzard by the Independent Nominating Committee, subject to certain limited exceptions, and (2) the nominees proposed for election as directors of Activision Blizzard by the Executive Nominating Committee, in each case, as long as those nominees are nominated in accordance with our Certificate of Incorporation and Bylaws (for more information, see "Corporate Governance Matters—Special Nominating Subcommittees" above);

  •
  our agreement to reimburse Vivendi for stock-settled equity award expenses and to make payments in respect of the exercise of cash-settled equity awards, in each case as they relate to certain equity awards granted by Vivendi and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination;

  •
  our agreement to provide Vivendi with our quarterly consolidated financial statements, to use reasonable best efforts to comply with Vivendi's consolidation and financial reporting process and to provide to Vivendi with that financial and tax-related information with respect to us and our subsidiaries as is reasonably necessary in order for Vivendi to comply with certain reporting obligations and regulatory requirements;

  •
  our grant of certain registration rights to Vivendi and its affiliates, including demand and piggyback registration rights and our agreement to indemnify certain parties for certain liabilities in connection with those registrations; and

  •
  Vivendi's and VGAC's agreements to provide us with at least five business days notice of their intention to enter into any agreement to consummate a "control block sale" (as that term is defined in the investor agreement) and to provide certain other information related thereto.

In accordance with the investor agreement, during 2010:

  •
  we reimbursed Vivendi for an aggregate of $179,338 in respect of expenses it incurred relating to certain stock-settled equity awards granted by it and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination;

  •
  we paid an aggregate of $865,586 to former employees of Vivendi Games in connection with their exercise of cash-settled equity awards granted by Vivendi and its controlled affiliates to Vivendi Games' employees prior to the consummation of the Combination and an aggregate of $67,169 of dividend equivalents in respect of those awards; and

  •
  Vivendi reimbursed us for an aggregate of $849,512 in respect expenses we incurred relating to our reporting obligations to Vivendi.

        In addition, in accordance with the investor agreement and the employment agreement between us and our former Chief Merger Officer, Jean-Francois Grollemund, dated July 16, 2008, we were obligated to reimburse, on a quarterly basis, Vivendi or any of its controlled affiliates for contributions made by Vivendi or any of its controlled affiliates to the French social security system in respect of the employment of Mr. Grollemund (but in no event in excess of the maximum amount of the social security contributions required under applicable law). During 2010, we paid to Vivendi $31,326 for reimbursement of those social security contributions. Mr. Grollemund's employment ended on December 31, 2009.

  Tax Sharing Agreement

        Also in connection with the consummation of the Combination, on July 9, 2008, we entered into a tax sharing agreement with Vivendi Games and Vivendi Holding I Corp., a subsidiary of Vivendi ("VHIC"). The tax sharing agreement sets forth various agreements among the parties relating to, among other things:

  •
  the joining of Activision Blizzard or certain of our subsidiaries in the filing of certain consolidated, combined or unitary income or franchise tax returns that VHIC may elect or be required to file;

  •
  the payment by us and our subsidiaries to VHIC of amounts representing certain tax liabilities attributable to us and our subsidiaries;

  •
  the payment by VHIC to us of (or the offsetting of certain of our obligations to pay VHIC with) amounts in respect of fifty percent of the tax liability associated with certain distributions that may be made by non-U.S. subsidiaries of Vivendi Games to us (or certain of our U.S. subsidiaries) during the five-year period following the consummation of the Combination;

  •
  VHIC's indemnification of us for certain tax liabilities imposed on us arising in periods prior to the consummation of the Combination in respect of Vivendi Games or its subsidiaries or resulting from VHIC's failure to pay the Vivendi group's tax liabilities and our indemnification of VHIC for certain tax liabilities imposed on the Vivendi group for our failure to pay our tax liabilities;

  •
  the control of certain tax contests with certain taxing authorities; and

  •
  the resolution of certain tax disputes between the parties.

In addition, the agreement specifies certain procedural matters that will apply in any tax contest with any taxing authority. During 2010, there were no amounts paid to Vivendi in accordance with the tax sharing agreement and Vivendi paid us an aggregate of $565,313 in accordance with the agreement.

  Cash Management Services Agreement

        On June 19, 2008, we entered into a cash management services agreement with Vivendi which was effective as of the consummation of the Combination on July 9, 2008 and amended as of February 2,

2010. Pursuant to that cash management services agreement, Vivendi provides certain treasury-related services to certain of our subsidiaries. The agreement has a term of three years, subject to possible extensions, and may be terminated by either party on not less than three months prior written notice. Vivendi charges us a fee based on Vivendi's estimated cost of providing these services and we reimburse Vivendi for its out-of-pocket expenses incurred in connection with the services. We also license software from Vivendi on a royalty-free basis in connection with certain of these services. We paid Vivendi an aggregate of $425,000 during 2010 in accordance with the cash management services agreement.

  Foreign Exchange Contracts and Swaps

        We use derivative financial instruments, primarily currency forward contracts and swaps, to reduce risks arising from foreign currency fluctuations. Vivendi is our principal counterparty for these arrangements. The gross notional amount of outstanding foreign exchange swaps for which Vivendi is the counterparty was $138 million at December 31, 2010.

  Relationships with Universal Music Group and its Affiliates

        Our subsidiaries are party to a number of agreements with Universal Music Group, a wholly owned subsidiary of Vivendi, and its affiliates. These agreements pertain to the licensing of master recordings and compositions for our games and for marketing and promotional purposes. During 2010, we paid an aggregate of $11,814,953 in royalties and other fees (including fees relating to the marketing of artists whose music was licensed for our games) to Universal Music Group and its affiliates for those uses.

  Relationships with Directors and Executive Officers

  Purchase of Tickets to Sporting and Cultural Events

        From time to time, we purchase tickets to sporting and cultural events for use in furtherance of our business. During 2010, with the authorization of the Audit Committee, we purchased tickets to certain sporting events from Mr. Kotick. The tickets were purchased from Mr. Kotick at his actual cost (i.e. their face value), without any mark-up. The aggregate amount paid to Mr. Kotick for such tickets during the year was $302,498.

  Use of Private Aircraft

        Mr. Kotick indirectly, through a controlled entity that is an FAA-certified charter operator, owns private aircraft. Mr. Kotick charters such aircraft for travel in connection with our business at arm's-length market charter rates. We then reimburse Mr. Kotick for 80% of the hourly flight charge he pays to charter aircraft from his controlled entity and 100% of the amount his controlled entity charges for certain "pass through" costs incurred in obtaining goods and services for Mr. Kotick's charters, in each case solely with respect to Company-related business travel. During 2010, the amount we reimbursed Mr. Kotick for business use of aircraft owned by his controlled entity was $370,256. We do not reimburse Mr. Kotick for non-business use of private aircraft. This use of private aircraft in connection with our business was authorized by the Audit Committee, which believes that this arrangement provides us with substantial value, since the net cost to us is significantly less than the cost that we would incur if we were to charter aircraft for such travel at market rates.

 AUDIT COMMITTEE REPORT

        Management is responsible for our system of internal control over financial reporting. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and to issue a report thereon. The Audit Committee is responsible for overseeing management's conduct of the financial reporting process and our system of internal control over financial reporting.

        The Audit Committee has reviewed and discussed with both management and our independent registered public accounting firm all annual financial statements prior to their issuance. In connection with these reviews, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to Public Company Accounting Oversight Board auditing standard AU 380, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also discussed with our independent registered public accounting firm matters relating to such firm's independence, including a review of audit and non-audit fees and the written disclosures and letter from PricewaterhouseCoopers LLP to the Audit Committee as required by applicable requirements of the Public Company Accounting Oversight Board (Independence Discussions with Audit Committees).

        Taking all of these reviews and discussions into account, all of the Audit Committee members, whose names are listed below, recommended to our Board that it approve the inclusion of our audited financial statements in our Annual Report on Form 10-K for the period ended December 31, 2010 for filing with the SEC.

Members of the Audit Committee

Robert J. Corti (Chairperson), Robert J. Morgado and Richard Sarnoff

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Auditors

        Our Audit Committee has engaged PricewaterhouseCoopers LLP to be our independent registered public accounting firm for the current fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP audited our financial statements for the periods ended December 31, 2010 and 2009.

Auditor Attendance at Annual Meeting

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Auditor Fees

        The table below sets forth the categories and amounts (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2010 and 2009.

	Fiscal Year Ended
	December 31, 2010	December 31, 2009
Audit Fees(1)
Worldwide including statutory audit fees	$4,002,397	$3,884,683
Accounting assistance and SEC documents	5,500	122,400

Total audit fees	4,007,897	4,007,083

Audit-Related Fees(2)	—	—

Tax Fees(3)
Compliance	1,721,577	785,344
Planning and advice	669,514	1,663,985

Total tax fees	2,391,091	2,449,329

All Other Fees(4)	7,800	9,300

Total	$6,406,788	$6,465,712

(1)
Audit Fees: This category includes services provided in connection with the annual audit of our financial statements (including required quarterly reviews of financial statements included in our Quarterly Reports on Form 10-Q), services provided in connection with the annual audit of our internal controls over financial reporting, as required by Section 404 of the Sarbanes Oxley Act of 2002, statutory audits required for certain of our non-U.S. subsidiaries, consents, assistance with and review of documents filed with the SEC and other services that are normally provided in connection with statutory or regulatory filings or engagements.

(2)
Audit-Related Fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. No such services were performed in 2010 or 2009.

(3)
Tax Fees: This category includes services rendered for U.S. and foreign tax compliance and returns, transfer pricing, research and development tax credit and other technical tax consulting.

(4)
All Other Fees: This category includes fees for all other services except those described above. For the years ended December 31, 2010 and December 31, 2009, amounts relate to license fees paid for an online research tool.

Pre-Approval Policies and Procedures

        In accordance with the Audit Committee charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditor. The Audit Committee charter provides that pre-approval of audit and permitted non-audit fees may be made by the Audit Committee or by one or more members of the Audit Committee as designated by the chair of the Audit Committee, although no such designation has yet been made. Any approval granted pursuant to any such delegation must be reported to the Audit Committee at its next scheduled meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock and other equity securities. Those persons are required by SEC rules to furnish us with copies of all Section 16(a) forms they file.

        Based solely upon a review of the copies of Section 16(a) forms furnished to us and written representations from certain reporting persons that no Forms 5 were required, we believe that during 2010, all of our executive officers, directors and persons who beneficially owned more than 10% of our Common Stock complied with all filing requirements of Section 16(a) of the Exchange Act on a timely basis.

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET

        In lieu of distributing a printed copy of proxy materials for the Annual Meeting to each of our stockholders, we are making this proxy statement and our annual report for the period ended December 31, 2010 available to our stockholders on the Internet. Each of our stockholders who, as of the date on which such notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of those materials, which will include instructions on how to access them, as well as how to vote online.

        If you received the notice and would prefer to receive a copy of the materials for the Annual Meeting or future annual meetings of our stockholders via email or would prefer to receive a printed copy of those materials via mail, in each case at no charge, please follow the instructions for obtaining the materials on the notice.

 DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address, unless a company has received contrary instructions from one or more of the stockholders at that address. In accordance with those rules, we may deliver a single notice or copy of proxy materials to multiple stockholders sharing an address but, upon request, will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling our Investor Relations department at (310) 255-2000 or by mailing a request to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2011 ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proposals for inclusion in our proxy statement for, and consideration at, our 2012 annual meeting by submitting their proposals to us in a timely manner and otherwise in compliance with Rule 14a-8. Except as noted below, to be timely we must receive a proposal submitted pursuant to Rule 14a-8 at our principal executive offices on or before December 19, 2011. However, if the date of the 2012 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2011 Annual Meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials for the 2012 annual meeting. Any proposals under Rule 14a-8 should be sent to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica California 90405.

        Under our Bylaws, nominations for directors and proposals of business other than those to be included in our proxy materials following the procedures described in Rule 14a-8 may be made by stockholders who are entitled to vote at the meeting if notice is timely given, if the notice contains the information required by our Bylaws and if that business is a proper matter for stockholder action under the Delaware General Corporation Law. The stockholder must also be a stockholder of record of Activision Blizzard at the time of the giving of the notice. Except as noted below, to be timely a notice with respect to the 2012 annual meeting must be delivered in writing to our Corporate Secretary no earlier than February 6, 2012 and no later than March 7, 2012. However, if the date of the 2012 annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary date of the 2011 Annual Meeting, the notice must be submitted by the later of the 90th day before the 2012 annual meeting or the 10th day following the day on which public announcement of the date of the meeting is first made. Our Bylaws specify requirements relating to the content of the notice that stockholders must provide to our Corporate Secretary. Any proposal of business or nomination under our Bylaws should be mailed to our Corporate Secretary at Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405.

FINANCIAL AND OTHER INFORMATION

        Our annual report to stockholders for the period ended December 31, 2010, including financial statements, is being provided to our stockholders at the same time as this proxy statement. If you would like to receive a copy of our Annual Report on Form 10-K for the period ended December 31, 2010, or any of the exhibits listed therein, please call our Investor Relations department at (310) 255-2000 or submit a request in writing to Activision Blizzard, Inc., 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attention: Investor Relations, or by emailing ir@activision.com, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

 OTHER MATTERS

        Our Board knows of no matters other than those described in this proxy statement that are expected to come before the Annual Meeting. Pursuant to our Bylaws, the deadline for stockholders to notify us of any proposals or director nominations to be presented for action at the Annual Meeting has passed. The proxy may be voted at the discretion of the named proxies on matters incident to the conduct of the meeting.

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO PROMPTLY VOTE YOUR SHARES BY PROXY. YOU MAY VOTE YOUR SHARES BY PROXY BY FOLLOWING THE INSTRUCTIONS UNDER THE HEADING "PROCEDURAL MATTERS" IN THIS PROXY STATEMENT. STOCKHOLDERS WHO ARE PRESENT AT THE ANNUAL MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOU PROVIDE YOUR PROXY PROMPTLY SO THAT WE CAN AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Jeffrey A. Brown Corporate Secretary

April 18, 2011
Santa Monica, California

VOTE BY INTERNET OR TELEPHONE QUICK EASY IMMEDIATE X Please mark your votes like this FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY 1. The election of the following persons as Directors of the Company to serve for a one-year term as set forth in the accompanying proxy statement. Shares through the Internet: Go to www.cstproxyvote.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote Your Shares by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. Vote Your Shares by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Activision Blizzard, Inc. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING THROUGH THE INTERNET OR BY PHONE OR OR As a stockholder of Activision Blizzard, Inc., you have the option of voting your shares electronically through the Internet or by the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 4:00 p.m., Pacific Daylight Time, on June 1, 2011. Signature Signature Date , 2011. Note: Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian, or as an officer signing for a corporation, please give full title under signature. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ABOVE. IF THIS PROXY IS EXECUTED BUT NO VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES, FOR PROPOSAL 2 AND FOR ONE YEAR ON PROPOSAL 3. MARK HERE IF YOU PLAN TO ATTEND THE MEETING. 2. Advisory approval of the Company’s executive compensation; The Board recommends a vote FOR the approval of the Company’s executive compensation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES, FOR PROPOSAL 2 AND FOR ONE YEAR ON PROPOSAL 3. FOR AGAINST ABSTAIN 02 Robert J. Corti FOR AGAINST ABSTAIN 03 Frédéric R. Crépin FOR AGAINST ABSTAIN 04 Lucian Grainge FOR AGAINST ABSTAIN 05 Brian G. Kelly FOR AGAINST ABSTAIN 06 Robert A. Kotick FOR AGAINST ABSTAIN 07 Jean-Bernard Lévy FOR AGAINST ABSTAIN 08 Robert J. Morgado FOR AGAINST ABSTAIN 01 Philippe G. H. Capron FOR AGAINST ABSTAIN 10 Richard Sarnoff FOR AGAINST ABSTAIN 11 Régis Turrini FOR AGAINST ABSTAIN 09 Stéphane Roussel Board recommends vote FOR each nominee 3. Advisory vote on the frequency of future advisory votes on executive compensation; The Board recommends that you vote to hold an advisory vote to approve the compensation paid to the Company’s named executive officers every ONE YEAR. FOR AGAINST ABSTAIN 1 YEAR 2 YEARS 3 YEARS ABSTAIN

ACTIVISION BLIZZARD, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS VOTE BY INTERNET, TELEPHONE OR MAIL As a stockholder of Activision Blizzard, Inc., a Delaware corporation (the “Company”), you have the option of voting your shares of common stock of the Company by proxy using the Internet, telephone or mail. If you vote electronically by the Internet or by telephone, you do not need to return the attached proxy card. Your vote through proxy authorizes Frédéric R. Crépin, Brian G. Kelly and Robert A. Kotick and each of them, with full power of substitution, to vote and otherwise represent all the shares of common stock of the Company that you are entitled to vote at the 2011 Annual Meeting of Stockholders of Activision Blizzard, Inc. to be held on Thursday, June 2, 2011, beginning at 9:00 a.m., Pacific Daylight Time, at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, and at any adjournment(s) or postponement(s) thereof, with the same effect as if you were present and voting such shares, on the matters and in the manner set forth below and as further described in the accompanying Proxy Statement. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 2, 2011. The Proxy Statement and our 2010 Annual Report to Stockholders are available at: http://www.cstproxy.com/activision/2011

Dear Stockholder, The Annual Meeting will be held at the Equity Office facilities at 3200 Ocean Park Boulevard, Santa Monica, California, 90405, on Thursday, June 2, 2011, beginning at 9:00 a.m., Pacific Daylight Time, for the following purposes: 1. to elect eleven directors for a one-year term. The nominees are Philippe G. H. Capron, Robert J. Corti, Frédéric R. Crépin, Lucian Grainge, Brian G. Kelly, Robert A. Kotick, Jean-Bernard Lévy, Robert J. Morgado, Stéphane Roussel, Richard Sarnoff and Régis Turrini. 2. to hold a stockholder advisory vote on the Company’s executive compensation. 3. to hold a stockholder advisory vote on the frequency of future advisory votes on the Company’s executive compensation. The Board of Directors recommends that you vote FOR the election of each nominee for director, FOR proposal 2 and for ONE YEAR on proposal 3. Only stockholders of record of the company at the close of business on April 5, 2011 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. For directions to the Annual Meeting, please contact our Investor Relations department by calling (310) 255-2000 or by emailing ir@activision.com. To access your proxy materials online, vote online or request to receive a paper or e-mail copy of your proxy materials, please see the instructions on the reverse side of this Notice. If you wish to vote your shares in person at the meeting, you will need to request a ballot at the meeting. Please refer to the meeting materials for the special requirements regarding attendance at the meeting. The Proxy Materials are available for review at: www.cstproxy.com/activision/2011 ACTIVISION BLIZZARD, INC. 3100 Ocean Park Boulevard Santa Monica, CA 90405 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS and NOTICE OF ANNUAL MEETING June 2, 2011 Proxy materials for the 2011 Annual Meeting of Stockholders of Activision Blizzard, Inc., are now available on the Internet. Important information regarding the Internet availability of the company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice. You May Submit Your Proxy When You View The Materials On The Internet. You Will Be Asked To Follow The Prompts To Vote Your Shares. Your electronic vote by proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Vote Your shares on the Internet: Go to www.cstproxyvote.com Have your notice available when you access the above website. Follow the prompts to vote your shares. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: You will need your COMPANY ID, PROXY NUMBER & ACCOUNT NUMBER in order to access your proxy materials online, vote online or request to receive a paper or email copy of your proxy materials.

ACTIVISION BLIZZARD, INC. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 2, 2011 • This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. • The Company’s Proxy Statement and Annual Report to Stockholders are available at: www.cstproxy.com/activision/2011 • If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 24, 2011 to facilitate timely delivery. The following proxy materials are available for you to view online at www.cstproxy.com/activision/2011 • the Notice and Proxy Statement for the Annual Meeting; • the Company’s Annual Report to Stockholders for the period ended December 31, 2010. ACCESSING YOUR PROXY MATERIALS ONLINE If you have access to the Internet, you can view your proxy materials and complete the voting process in a few easy steps: Step 1: Go to www.cstproxy.com/activision/2011 Step 2: Follow the instructions on the screen to log in. Step 3: Click the appropriate button to view the Company’s proxy materials. Step 4: Make your selection as instructed to choose your delivery preferences and to VOTE. You will not be required to provide any identifying information other than your COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER to complete the voting process online. OBTAINING A FREE PAPER OR E-MAIL COPY OF THE PROXY MATERIALS If you prefer, you may request to receive your proxy materials for the Annual Meeting or for future annual meetings of the Company’s stockholders on paper or via e-mail in any of the following ways: Telephone: Call us toll-free at 1-888-221-0690. Internet: Go to www.cstproxy.com/activision/2011 and request a printed version of the materials. E-mail: Send a message to proxy@cstproxyvote.com with Activision in the subject field and include your registered holder name, address and COMPANY ID, PROXY NUMBER and ACCOUNT NUMBER.